Exhibit 10.1
EXECUTION COPY

Loan Nos. 07-0004357
07-0014357
CREDIT AGREEMENT
Dated as of September 17, 2010
among
AVIV FINANCING I, L.L.C., as the Parent Borrower,
THE OTHER BORROWERS LISTED ON SCHEDULE 1.01 ATTACHED HERETO
as Borrowers,
GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent and a Lender,
and
THE OTHER FINANCIAL INSTITUTIONS WHO ARE OR HEREAFTER
BECOME PARTIES TO THIS CREDIT AGREEMENT,
as Lenders
with
GENERAL ELECTRIC CAPITAL CORPORATION,
as Sole Lead Arranger and Book-Running Manager,
and
PRIVATE BANK,
as Co Documentation Agent,

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(continued)

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SCHEDULES

1.01	List of Borrowers
2.03	Amortization Schedule
2.07	Lenders, Commitments and Commitment Percentages
2.12	Loan Allocations Among Borrowers
5.01(b)	Sale, Transfer or other Disposition or Purchase or other Acquisition
5.11	Corporate Structure; Capital Stock
5.12	Real Property Asset Matters
5.13	Material Contracts; Contracts Subject to Assignment of Claims Act
5.17	Insurance Summary
5.19	Healthcare Disclosures
5.22	Patriot Act Information
7.01	Liens
7.02	Borrower’s Indebtedness
7.03	Investments
9.12	Allocated Loan Values
10.02	Notice Addresses

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EXHIBITS

A	Form of Loan Borrowing Notice
B	Form of Revolving Loan Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption
E	Form of Borrower Joinder Agreement
F	Form of Term Loan Note
G	Form of Agreement of Principal
H	Form of Security Agreement
I	Form of Request for Extension

CREDIT AGREEMENT
     This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, this “Credit Agreement” or this “Agreement”) is entered into as of September 17, 2010 by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GECC” and in its capacity as agent for the Lenders, together with its successors, “Administrative Agent”), the financial institutions other than GECC who are or hereafter become parties to this Agreement (together with GECC, individually, a “Lender”, and collectively, the “Lenders”, as the context may require), AVIV FINANCING I, L.L.C., a Delaware limited liability company (together with its successors, the “Parent Borrower”) and THE OTHER BORROWERS LISTED ON SCHEDULE 1.01 ATTACHED HERETO (each of the foregoing entities and each of the entities from time to time executing a Borrower Joinder Agreement pursuant to Section 6.14(a) hereof shall be hereinafter referred to individually as “Borrower” and collectively as the “Borrowers”).
     WHEREAS, the Borrowers have requested the Lenders to provide term and revolving credit facilities to Borrowers in an amount of $505,000,000.00 for the purposes of refinancing certain existing debt and for the purposes hereinafter set forth; and
     WHEREAS, the Lenders have agreed to provide the credit facilities to the Borrowers, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01. Defined Terms.
     As used in this Credit Agreement, the following terms have the meanings set forth below:
     “Acquisition” means the purchase or acquisition by any Person of (a) more than 50% of the Capital Stock with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Capital Stock) of another Person, whether or not involving a merger or consolidation with such other Person.
     “Acquisition Project” means the Acquisition of an additional Real Property Asset which for clarity may include Acquisitions from Affiliates so long as all the applicable conditions in Section 4.03 are met.
     “Administrative Agent” means General Electric Capital Corporation in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.

     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Advance shall mean amounts advanced by the Lenders (or any of them, as applicable) to or for the benefit of the Borrowers pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Period and Loan Borrowing Notice or other borrowing hereunder; and “Advances” shall mean more than one Advance.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.
     “Agreement” has the meaning provided in the introductory paragraph hereof.
     “Agreement of Principal” means the Agreement of Principal in the form of Exhibit G dated as of the date hereof executed by Aviv, as amended, supplemented or otherwise modified from time to time.
     “Allocable Amount” has the meaning provided in Section 2.12(i).
     “Allocated Loan Value” shall be (a) for each Real Property Asset owned or leased by the Borrowers on the Closing Date, the amount set forth for such Real Property Asset on Schedule 9.12, (b) for each Real Property Asset acquired as an Acquisition Project after the Closing Date, the amount of the Advance made in accordance with Section 4.03 for such Real Property Asset and (c) for each Real Property Asset owned or leased by the Borrowers on the Closing Date which is subsequently renovated through a Renovation Project, the sum of (i) the amount set forth for such Real Property Asset on Schedule 9.12 as of the Closing Date plus (ii) the aggregate amount of Advances made to renovate such Real Property Asset in accordance with Section 4.03, in each case, as such Schedule is subsequently updated pursuant to the terms hereof through the delivery of each Compliance Certificate hereunder or as otherwise may be amended from time to time as provided in this Agreement.
     “Applicable Percentage” means 4.50%.

     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent and, if such assignment and assumption requires their consent, the Borrowers.
     “Assignment of Leases” means an assignment of leases, rents and profits to the Administrative Agent with respect to the applicable Borrower’s interests in a Real Property Asset (which assignment may be contained within the related Mortgage Instrument); provided that each such Assignment of Leases shall, subject to the terms and conditions of the applicable underlying lease, directly assign to the Administrative Agent the applicable Borrower’s interest in the following: (a) all existing and future leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of such Real Property Asset (including, without limitation, any applicable Facility Operating Lease), whether written or oral or for a definite period or month-to-month, together with any extensions, renewals, amendments, modifications or replacements thereof, and any options, rights of first refusal, pledges, security agreements and guarantees of any tenant’s obligations under any lease or sublease now or hereafter in effect with respect to the Real Property Asset (individually, for the purposes of this definition, a “Lease” and collectively, the “Leases”); and (b) all rents (including, without limitation, base rents, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents and payments which are characterized under the terms of the applicable Lease as payments of interest and/or principal with respect to the applicable Real Property Asset), security deposits (to the extent assignable, in whatever form, including cash and letters of credit), tenant escrows, income, receipts, revenues, reserves, issues and profits of the Real Property Asset from time to time accruing, including, without limitation, (i) all rights to receive payments arising under, derived from or relating to any Lease, (ii) all lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal, call option, put option or option to purchase, and (iii) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded. In furtherance (and not limitation) of the foregoing, each Assignment of Leases shall assign to the Administrative Agent any and all of the applicable Borrower’s rights to collect or receive any payments with respect to the applicable Real Property Asset. Finally, each Assignment of Leases shall, in any case, be in form and substance reasonably satisfactory to the Administrative Agent in its discretion and suitable for recording in the applicable jurisdiction; and “Assignments of Leases” means a collective reference to each such Assignment of Leases.
     “Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel.

     “Attributable Principal Amount” means (a) in the case of Capital Leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of Aviv and its consolidated Subsidiaries as of December 31, 2009 and December 31, 2008 and the consolidated statements of earnings, partners’ equity and cash flows for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 of Aviv, and its consolidated Subsidiaries, including the notes thereto.
     “Available Renovation Commitment” shall mean, as of any date, the amount by which (a) $25,000,000 exceeds (b) the sum of the Revolving Loans then outstanding made for the purpose of Renovation Projects.
     “Available Revolving Loan Commitment” shall mean, as of any date, the amount by which (a) the Revolving Loan Commitment in effect on such date exceeds (b) the sum of the Revolving Loans then outstanding.
     “Aviv” means Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership.
     “Award” has the meaning provided in 6.22.
     “Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency and such decree, order or appointment is not vacated or discharged within ninety (90) days of its filing; or (b) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (e) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within ninety (90) days or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (f) such Person shall admit in writing, or such Person’s financial statements shall reflect, an inability to pay its debts generally as they become due.
     “Base Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the Base Rate Bank as its “prime rate,” The “prime rate” is a rate set by the Base Rate Bank based upon various factors including Base Rate Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Base Rate Bank shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Bank” means Bank of America, N.A.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Bernfield Designee” means the Person designated by Craig M. Bernfield by written notice to the Administrative Agent and approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed.
     “Bernfield Disabling Event” means, with respect to Craig M. Bernfield, his death, total physical disability or entry by a court of competent jurisdiction adjudicating Craig M. Bernfield incompetent to manage his Person or his estate (unless and until such time as he recovers from total physical disability or such adjudication of incompetence is reversed or revoked).
     “Bond Financing” means a bond, high yield or other financing transaction pursuant to which Aviv or its Affiliates (excluding the Borrowers) raises capital.
     “Borrower” and “Borrowers” shall have the meanings given to such terms in the introductory paragraph hereof.
     “Borrower Representative” has the meaning provided in Section 2.13 hereof.
     “Borrower Joinder Agreement” means a joinder agreement in the form of Exhibit E to be executed by each new Subsidiary of the Parent Borrower that is required to become a Borrower in accordance with Section 6.14(a) hereof.
     “Borrower Materials” has the meaning specified in Section 6.02.

     “Borrowing” means a borrowing consisting of simultaneous Loans of the same type.
     “Business” or “Businesses” means, at any time, a collective reference to the businesses operated by the respective Credit Parties, as applicable, at such time.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Illinois, New York or the state where the Administrative Agent’s Office is located and, if such day relates to determining the Eurodollar Rate hereunder, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Consolidated Borrower Parties, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) with payments from Eligible Tenants, or (d) with judgments or awards from legal proceedings.
     “Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
     “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by (i) the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (each an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.
     “Casualty” has the meaning specified in Section 6.21.
     “Change of Control” means the occurrence of any of the following events: (a) any Person or two or more Persons acting in concert, other than Permitted Holders, shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, control over, voting stock of the Parent Borrower (or other securities convertible into such voting stock) representing thirty-five percent (35%) or more of the combined voting power of all voting stock of the Parent Borrower, (b) during any period of up to twenty-four (24) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twenty-four (24) month period were directors of the REIT Party (together with any new director (x) whose election by the REIT Party’s Board of Directors was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (y) who was nominated for election by the REIT Party’s shareholders) cease for any reason to constitute a majority of the directors of the REIT Party then in office, (c) the Parent Borrower shall fail to own (directly or indirectly) 100% of the Capital Stock of the entities which are Borrowers from time to time under the Credit Agreement or (d) other than as a result of an IPO of the REIT Party or any successor to the REIT Party, Day-to-day Management Control of the Borrowers shall fail to be vested in Craig M. Bernfield or the Bernfield Designee; provided, however, that upon the occurrence of a Triggering Event, a Change of Control shall not be deemed to have occurred under this clause (d) if LG controls the Board of Directors of the REIT Party and the REIT Party employs a Qualified Healthcare Executive to control day-to-day management of the Borrowers within six (6) months after such Triggering Event. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.
     “Closing Date” means the date hereof.
     “CMS” means the Centers for Medicare & Medicaid Services, the federal agency responsible for administering the Medicare, Medicaid, SCHIP (State Children’s Health Insurance), HIPAA, CLIA (Clinical Laboratory Improvement Amendments), and any other federal health-related programs affecting the operation of the Real Property Assets.
     “Collateral” means a collective reference to all real and personal property (including without limitation, the Real Property Assets) of the Borrowers with respect to which Liens in favor of the Administrative Agent are either executed, identified or purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

     “Collateral Documents” means a collective reference to the Mortgage Instruments, the Security Agreement, the Assignments of Leases (if requested), and any UCC financing statements securing payment hereunder, or any other documents securing the Obligations under this Credit Agreement or any other Credit Document.
     “Commitment Percentage” shall mean, with respect to any Lender for any Commitment, or once funded, for any Loan, the percentage equivalent of the ratio which such Lender’s portion of such Commitment and/or Loan bears to the aggregate amount of such Commitment and/or Loan (as each may be adjusted from time to time as provided herein); and “Commitment Percentages” shall mean, with respect to any Commitment, or once funded, for any Loan, the Commitment Ratios of all of the Lenders with respect to such Commitment and/or Loan. As of the Agreement Date, the Commitment Ratios of the Lenders party to this Agreement are as set forth on Schedule 5 attached thereto.
     “Commitments” shall mean, collectively, the Revolving Loan Commitment and the Term Loan Commitment, and “Commitment” shall mean any one of the foregoing Commitments.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit C; provided, that each such Compliance Certificate shall, in any case, include (without limitation): (a) an updated version of Schedules 5.11, 5.12, 5.13 and 5.17, along with a summary of changes made to such schedules since the previous delivery thereof; provided, further, that upon the delivery of such updated schedules, then Schedule 5.11, Schedule 5.12, Schedule 5.13 and Schedule 5.17 shall each be deemed to have been amended and restated to read in accordance with the applicable updated schedule and the representations and warranties with respect thereto shall apply to such amended and restated schedules and (b) supporting documents and materials reasonably required by the Administrative Agent for the evidencing of the calculations and certifications made in connection therewith.
     “CON” has the meaning provided in Section 6.20.
     “Condemnation” has the meaning provided in Section 6.22.
     “Consolidated Aviv Parties” means Aviv and its Consolidated Aviv Subsidiaries, as determined in accordance with GAAP.
     “Consolidated Aviv Subsidiaries” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of Aviv in its consolidated financial statements if such statements were prepared as of such date.
     “Consolidated Borrower Parties” means the Parent Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.
     “Consolidated EBITDA (Aviv)” means, for the Consolidated Aviv Parties for any period, the sum of (a) net income of the Consolidated Aviv Parties, in each case, excluding non-cash expenses related to stock-based incentive compensation programs and any non-recurring or extraordinary gains and losses and expense and/or increase resulting in change of fair value from derivatives, plus (b) an amount which, in the determination of net income for such fiscal quarter pursuant to clause (a) above, has been deducted for or in connection with (i) Consolidated

Interest Expense of the Consolidated Aviv Parties (plus, amortization of deferred financing costs, to the extent included in the determination of Consolidated Interest Expense of the Consolidated Aviv Parties per GAAP), (ii) income taxes, (iii) depreciation and amortization (including deferred financing costs) and (iv) any non-recurring fees and expenses related to this Agreement and the transactions contemplated hereby, any Acquisition Project, any Renovation Project or any Release or similar transaction permitted hereunder and whether or not such transactions close, all determined in accordance with GAAP.
     “Consolidated EBITDA (Borrowers)” means, for the Consolidated Borrower Parties for any period, the sum of (a) net income of the Consolidated Borrower Parties, in each case, excluding non-cash expenses related to stock-based incentive compensation programs and any non-recurring or extraordinary gains and losses and expense and/or increase resulting in change of fair value from derivatives, plus (b) an amount which, in the determination of net income for such fiscal quarter pursuant to clause (a) above, has been deducted for or in connection with (i) Consolidated Interest Expense of the Consolidated Borrower Parties (plus, amortization of deferred financing costs, to the extent included in the determination of Consolidated Interest Expense of the Consolidated Borrower Parties per GAAP), (ii) income taxes, (iii) depreciation and amortization (including deferred financing costs) and (iv) any non-recurring fees and expenses related to this Agreement and the transactions contemplated hereby, any Acquisition Project, any Renovation Project or any Release or similar transaction permitted hereunder and whether or not such transactions close, all determined in accordance with GAAP.
     “Consolidated Interest Expense” means, for any Person (or consolidated group of Persons), for the most recently ended fiscal quarter for which financial information has been delivered to the Administrative Agent pursuant to the terms of this Credit Agreement, all interest expense and letter of credit fee expense, on a consolidated basis in accordance with GAAP during such period, annualized; provided, that interest expenses shall, in any event, (a) include the interest component under Capital Leases and the implied interest component under Securitization Transactions and (b) exclude the amortization of any deferred financing fees.
     “Contract Rate” means (a) the Eurodollar Rate plus the Applicable Percentage or (b) if the provisions of Section 3.02 or Section 3.03 apply and Borrowers elect to request Borrowings using the Base Rate, in which event it shall mean the Base Rate plus the Applicable Percentage; provided that in no event would use of the Base Rate plus Applicable Percentage increase or decrease the Lender’s rate of return over what it would have received at the Eurodollar Rate plus the Applicable Percentage.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
     “Credit Agreement” has the meaning given to such term in the introductory paragraph hereof.
     “Credit Documents” means this Credit Agreement, the Collateral Documents, the Notes, the Agreement of Principal, the Borrower Joinder Agreement, the Hazardous Materials Indemnity Agreement, Secured Swap Contracts and the Compliance Certificates.
     “Credit Party” means, as of any date, the Borrowers, the Borrowers’ Representative and their respective Subsidiaries; and “Credit Parties” means a collective reference to each of them.
     “Daily Unused Fee” means, for any day during the Revolving Commitment Period, an amount equal to (a) one percent (1%) per annum multiplied by (b) the amount by which the Aggregate Revolving Commitments exceed the sum of the Outstanding Amount of Revolving Loans under the Revolving Loan Commitment as of the beginning of such day.
     “Day-to-day Management Control” means, with respect to the Borrowers, any Person for so long as such Person either (1) controls the Board of Directors of the REIT Party, or (2) holds a management position with the REIT Party or Aviv with authority, including shared authority with other members of management, to direct day-to-day management of the Borrowers.
     “Debt Service” shall mean, for any Person for any period, the amount of all scheduled principal payments due and owing and Consolidated Interest Expense in respect of Funded Debt of such Person and all payments paid (net of receipts) under Swap Contracts related to such Funded Debt.
     “Debt Service Coverage Ratio (Aviv Parties)” means the ratio of (i) Consolidated EBITDA for the most recently completed two fiscal quarter period, to (ii) Debt Service for the Consolidated Aviv Parties due during the same period.
     “Debt Service Coverage Ratio (Borrower Parties)” means the ratio of (i) Rental Revenue for the most recently completed two fiscal quarter period, to (ii) Debt Service for the Consolidated Borrower Parties during the same period.
     “Debt Service Coverage Ratio (Facility Operations)” means the ratio of: (i) combined EBITDAR of the Operating Tenants, to the extent attributable to the Real Property Assets, for the most recently completed two fiscal quarter period, to (ii) all required cash Consolidated Interest Expense due during the same period plus all required payments of principal on the Loans due during the same period.
     “Debt Yield (Aviv Parties)” means the ratio, expressed as a percentage, as of any date of determination, of (a) Consolidated EBITDA (Aviv) for the most recently completed two fiscal quarter period times 2, to (b) the average daily outstanding principal balance of the Loans during the same period.

     “Debt Yield (Borrower Parties)” means the ratio, expressed as a percentage, as of any date of determination, of (a) Rental Revenue for the most recently completed two fiscal quarter period times 2, to (b) the average daily outstanding principal balance of the Loans during the same period.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event, act or condition that, with notice, the passage of time, or both, would constitute an Event of Default.
     “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Percentage, if any, applicable to Base Rate Loans plus (c) two percent (2%) per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Percentage) otherwise applicable to such Loan plus two percent (2%) per annum, in each case to the fullest extent permitted by applicable Law.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder and has not cured such failure prior to the date of determination, (b) has notified the Borrowers or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, and has not cured such failure prior to the date of determination, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender which becomes a Defaulting Lender solely under this clause (d) shall (1) not be a Defaulting Lender solely as a result of its direct or indirect parent company being a Defaulting Lender under this clause (d) if such Lender can continue to act in the ordinary course of business with respect to its duties hereunder in its capacity as Lender and (2) no longer be a Defaulting Lender under such clause (d) upon the earlier to occur of: (A) the dismissal of such bankruptcy proceeding and (B) the entry of an order of the court having jurisdiction over such proceeding which permits such Lender to continue to act in the ordinary course of business with respect to its duties hereunder in its capacity as Lender, provided further that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

     “Disposition” or “Dispose” means the sale, transfer or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Distribution Coverage Ratio” means for the most recently completed four fiscal quarter period, an amount equal to the following for such period: (i) Consolidated EBITDA (Borrowers) less (a) Capital Expenditures that are not financed by any debt and (b) distributions to equityholders of the Borrowers (excluding previous year non-distributable funds that would otherwise have been distributed by Borrowers but for the restrictions contained in this Agreement) divided by (ii) all required cash Consolidated Interest Expense of the Borrowers plus required periodic scheduled amortization payments of principal on the Loans.
     “Dollar” or “$” means the lawful currency of the United States.
     “EBITDAR” means, for any period, the combined unaudited financial results as reported periodically by the Operating Tenants of the Healthcare Facilities calculated as net income for such period plus, to the extent deducted in determining such net income, interest expense, rent expense paid to any Borrower, income tax expense, depreciation and amortization for such period, excluding any other non-recurring or extraordinary gains or losses as reported by the Operating Tenants.
     “Eligibility Requirements” means with respect to any Person, that such Person: (a) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000, (b) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (c) is approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed).
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Aviv or any of Aviv’s Affiliates or Subsidiaries.
     “Eligible Lease” means, at any time, a lease (a) under which a Borrower is the lessee or holds equivalent rights and is the fee owner of the improvements or has a valid lease in existing improvements located thereon, (b) that on the date of acquisition has a remaining term of not less than thirty (30) years, (c) under which any required rental payment, principal or interest payment or other payment due under such lease from such Borrower to the ground lessor is not more than sixty (60) days past due and any required rental payment, principal or interest payment or other payment due to such Borrower under any sublease of the applicable real property lessor is not more than sixty (60) days past due, (d) where no party to such lease is subject to a then continuing Bankruptcy Event, (e) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of any lender to the lessee and (f) where the Borrower’s interest in the underlying Real Property Asset or the lease is not subject to (i) any Lien other than Permitted Liens and other encumbrances acceptable to the Administrative Agent and the Required Lenders, in their discretion, or (ii) any Negative Pledge. The Eligible Leases on the Closing Date are set forth on Schedule 5.12.
     “Eligible Tenant” means an Operating Tenant (a) which is set forth on Schedule 5.12 hereto on the Closing Date; (b) for whom the Administrative Agent shall have received (A) a written request from the Borrower Representative requesting the approval of all Tenant Background Information with respect to such Operating Tenant or prospective Operating Tenant as an “Eligible Tenant,” (B) a certification from the Borrower Representative that on a pro forma basis, such proposed Operating Tenant represents less than or equal to 10% of Rental Revenue and (C) all Tenant Background Information which the Administrative Agent shall have fifteen (15) Business Days from such date to complete its review but shall endeavor to complete within ten (10) Business Days or (c) which has been consented to by the Administrative Agent, such consent not to be unreasonably withheld. If the Administrative Agent has not responded to the Borrower’s request within fifteen (15) Business Days after the Borrower has submitted the required Tenant Background Information, then the Tenant Background Information review shall be deemed to be satisfactory for such Operating Tenant.
     “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Substances into the environment, including those related to wastes, air emissions and discharges to waste or public systems.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Equity Investment” means the equity investment made on the Closing Date as required pursuant to Section 4.01(m).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Aviv within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Aviv or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Aviv or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability by a Governmental Authority under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Aviv or any ERISA Affiliate.
     “Eurodollar Base Rate” means:
     (a) For any Interest Period, the rate determined by the Administrative Agent to be the offered rate for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London, England time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 page at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.
     (b) Notwithstanding the foregoing, for purposes of this Agreement, the Eurodollar Base Rate shall in no event be less than 1.25% per annum at any time.
     “Eurodollar Rate” means for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 — Eurodollar Reserve Percentage
     “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Event of Acceleration” means any of the events or conditions set forth in Sections 8.01(f), (g) or (j) with respect to Aviv, the Parent Borrower or any other two or more Borrowers.

     “Event of Default” has the meaning provided in Section 8.01.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Document) , (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in Law after the date such Foreign Lender becomes party to this Agreement) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii), and (e) taxes imposed by sections 1471 through 1474 of the Internal Revenue Code, and any current or future regulations or official interpretations thereof.
     “Extension of Credit” means with respect to any Lender, collectively, all Advances and Loans made by such Lender.
     “Facility Operating Leases” means each lease or master lease with respect to any Real Property Asset from the applicable Borrower as lessor, to an Eligible Tenant, which, in the reasonable judgment of the Administrative Agent, is substantially a triple net lease such that such Eligible Tenant is required to pay all taxes, utilities, insurance, maintenance, casualty insurance payments and other expenses with respect to the subject Real Property Asset (whether in the form of reimbursements or additional rent) in addition to the base rental payments required thereunder such that net operating income for such Real Property Asset (before non-cash items) equals the base rent paid thereunder, as the foregoing may be amended and extended from time to time after the Closing Date in accordance with and subject to the terms of this Agreement and, if required, the Facility Operating Lease SNDA applicable thereto.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day, and (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100th of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Flood Hazard Property” has the meaning provided in the definition of “Real Property Asset Deliverables” contained in this Section 1.01.
     “Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “Funded Debt” means, as to any Person (or consolidated group of Persons) at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms);
     (c) all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;
     (d) the Attributable Principal Amount of Capital Leases and Synthetic Leases;
     (e) the Attributable Principal Amount of Securitization Transactions;
     (f) all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;
     (g) Support Obligations in respect of Funded Debt of another Person (other than Persons in such group, if applicable); and

     (h) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person (or, if applicable, any Person in such consolidated group) for payment thereof.
     For purposes hereof, the amount of Funded Debt shall be determined based on (i) the outstanding principal amount in the case of borrowed money indebtedness under clause (a), (ii) the outstanding purchase money indebtedness and the deferred purchase obligations under clause (b), (iii) the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and (iv) the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (g). For purposes of clarification, “Funded Debt” of Persons constituting a consolidated group shall not include inter-company indebtedness of such Persons, general accounts payable of such Persons which arise in the ordinary course of business, accrued expenses of such Persons incurred in the ordinary course of business or minority interests in joint ventures or limited partnerships (except to the extent set forth in clause (h) above).
     “GAAP” means generally accepted accounting principles in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board from time to time applied on a consistent basis, subject to the provisions of Section 1.03.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantor” means Aviv as party to the Agreement of Principal and Hazardous Materials Indemnity Agreement.
     “Hazardous Materials Indemnity Agreement” means that certain Hazardous Materials Indemnity Agreement by Borrowers and Aviv for the benefit of the Lenders dated as of the date hereof in the form and substance satisfactory to the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.
     “Hazardous Substance” means any toxic or hazardous substance, including petroleum and its derivatives regulated under the Environmental Laws.
     “Healthcare Facilities” means any skilled nursing facilities, mentally and developmentally disabled facilities, rehab hospitals, long term acute care facilities, intermediate care facilities for the mentally disabled, medical office buildings, domestic assisted living facilities, independent living facilities or Alzheimer’s care facilities and any ancillary businesses that are incidental to the foregoing.
     “Healthcare Laws” has the meaning provided in Section 5.19(a).

     “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the related regulations set forth at 45 CFR Parts 160 and 164.
     “HUD” means the U.S. Department of Housing and Urban Development and any successor thereto.
     “HUD Subsidiary” means an entity identified on Schedule 5.12 as owning a Real Property Asset encumbered by a loan from HUD.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all Funded Debt;
     (b) all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;
     (c) net obligations under any Swap Contract;
     (d) Support Obligations in respect of Indebtedness of another Person; and
     (e) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.
For purposes hereof, the amount of Indebtedness shall be determined based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c) and based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).
     “Indemnified Liabilities” has the meaning provided in Section 10.04(b).
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning provided in Section 10.06.
     “Information” has the meaning specified in Section 10.07.
     “Interest Period” means each period commencing on the first day of a calendar month and ending on the date three months thereafter, provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date.
     “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws if such event could reasonably be expected to have a Material Adverse Effect.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrowers.
     “IPO” means an initial public offering of shares of common stock registered under the Securities Laws.
     “IRS” means the United States Internal Revenue Service.
     “Joint Commission” has the meaning given to such term in Section 5.19(b).
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lender” means (a) each of the Persons identified as a “Lender” on the signature pages hereto and each Person who joins as a Lender pursuant to the terms hereof, together with their respective successors and assigns and (b) solely for the purpose of obtaining the benefit of the Liens granted to the Administrative Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Swap Contract are owed. For avoidance of doubt, any Person to whom any Obligations in respect of a Secured Swap

Contract are owed and which does not hold any Loans or Commitments shall not be entitled to any other rights as a “Lender” under this Agreement.
     “Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
     “LG” means LG Aviv L.P., a Delaware limited partnership, or any other investment fund that is an Affiliate of Lindsay Goldberg LLC.
     “Licenses” has the meaning provided in Section 5.19(b)(i).
     “Lien” means any mortgage, deed of trust, deed to secured debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan Borrowing Notice” means a notice of a Borrowing, which, if in writing, shall be substantially in the form of Exhibit A.
     “Loans” shall mean, collectively, the Revolving Loans and Term Loans.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), performance, condition (financial or otherwise) or prospects of the Credit Parties, taken as a whole, (b) a material impairment of the material rights and remedies of the Administrative Agent or any Lender under any Credit Document, or of the ability of the Credit Parties, taken as a whole, to perform its material obligations under any Credit Document to which it is a party, or (c) a material adverse effect upon a substantial portion of the Collateral or a material adverse affect upon the legality, validity, binding effect or enforceability against any Credit Party of this Credit Agreement, the Notes, the Agreement of Principal or the Hazardous Materials Indemnity Agreement.
     “Material Contract” means, any agreement the breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect; provided that Facility Operating Leases shall not be considered Material Contracts under this Agreement.
     “Maturity Date” shall mean September 17, 2015, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise), or any later date to which the same may be extended in accordance with the terms of Section 2.15 of this Agreement.
     “Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. §§ 1396 et seq. and related regulations.
     “Medical Services” means medical and health care services provided to a Person, including, but not limited to, medical and health care services provided to a Person which are covered by a policy of insurance, and includes, without limitation, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided to a Person for a necessary or specifically requested valid and proper medical or health purpose.
     “Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. §§ 1395 et seq. and related regulations.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Mortgage Instrument” means, for any Real Property Asset, a first lien priority fee or leasehold mortgage, deed of trust or deed to secure debt in favor of the Administrative Agent (for the benefit of the Lenders) with respect to such Real Property Asset. Each Mortgage Instrument shall be in form and substance satisfactory to the Administrative Agent and suitable for recording in the applicable jurisdiction.
     “Mortgage Policies” shall have the meaning assigned to such term in the definition of “Real Property Asset Deliverables” contained in this Section 1.01.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Aviv or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Negative Pledge” means any agreement (other than this Credit Agreement or any other Credit Document) that in whole or in part prohibits the creation of any Lien on any assets of a Person.
     “Notes” shall mean, collectively, the Revolving Loan Notes and the Term Loan Notes.
     “Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all obligations under any Secured Swap Contract of any Credit Party to which a Secured Swap Counterparty is a party.
     “Operating Tenant” means any Person who is a lessee with respect to the Facility Operating Leases or any other lease of an entire Real Property Asset held by any Borrower as lessor or as an assignee of the lessor thereunder.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Credit Document.
     “Outstanding Amount” means the aggregate outstanding principal amount of the Loans after giving effect to any Borrowings and prepayments or repayments of the Loans, as the case may be, occurring on such date.
     “Overpaying Borrower” has the meaning provided in Section 2.12(j).
     “Overpayment Amount” has the meaning provided in Section 2.12(j).
     “Parent Borrower” has the meaning specified in the introductory paragraph hereto.
     “Participant” has the meaning provided in Section 10.06(d).
     “Patriot Act” — Means the USA Patriot Act, Pub. L. No. 107-56 et seq.
     “Payment Date” has the meaning provided in Section 2.03(a)(i)(B), and is the date that a regularly scheduled payment of interest is due.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Aviv or any ERISA Affiliate or to which Aviv or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

     “Permitted Holders” means LG Aviv L.P. (or any other investment fund that is an Affiliate of Lindsay Goldberg LLC) and the other holders or potential holders party to the documents evidencing the Equity Investment on the Closing Date and any other direct or indirect limited partner of Aviv existing as of the Closing Date and other holders resulting from participation in an employee compensation plan.
     “Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA), in each case, (i) which are not yet due and payable or (ii) which are not required to be paid in accordance with Section 6.06(a); (b) Liens evidencing the claims of materialmen, mechanics, carders, warehousemen or landlords for labor, materials, supplies or rentals, in each case, incurred in the ordinary course of business and which are not at the time required to be paid or discharged; provided, that with respect to any Real Property Asset, no exception is taken therefor in the related Mortgage Policy or such Mortgage Policy otherwise affirmatively insures over such Liens in form and substance satisfactory to the Administrative Agent or otherwise contests in accordance with Section 7.01; (c) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar applicable Laws; (d) zoning restrictions, easements, rights-of-way, covenants, reservations and other rights, restrictions or encumbrances of record on the use of Real Property Assets, which do not materially detract from the value of such property or materially impair the use thereof for the business of such Person; (e) Liens in existence as of the Closing Date as set forth on Schedule 7.01 and, with respect to the Real Property Assets, as set forth on the Mortgage Policies (or updates thereto) delivered in connection herewith; (f) Liens, if any, securing the Obligations in favor of the Administrative Agent for the benefit of the Lenders; (g) Liens arising pursuant to leases or subleases of immaterial portions of any Real Property Asset owned by any of the Borrowers granted to others not interfering in any material respect with such Real Property Asset or the business of the applicable Borrower; (h) liens created by or resulting from any litigation or legal proceeding that does not constitute an Event of Default which is being contested in good faith in accordance with Section 7.01; (i) additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $3,000,000 in the aggregate for all Borrowers at any one time outstanding; (j) Liens of the HUD Loans in accordance herewith and (k) Liens and encumbrances accepted or permitted in writing by the Administrative Agent.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Aviv or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Prepayment Premium” means (a) one percent (1%) of the outstanding amount of the Loans for the period from the Closing Date through and including the third anniversary of the Closing Date and (b) zero, at all times thereafter.

     “Prohibited Person” means any Person (i) listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions, of the Executive Order; (iii) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order; (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or who is an Affiliate of a Person listed in clauses (i) — (v) above.
     “Qualified Healthcare Executive” means a reputable individual or management company with executive experience managing a healthcare property management company.
     “Qualified Transferee” means one or more of the following:
          (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;
          (b) investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;
          (c) an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) that satisfies the Eligibility Requirements;
          (d) any entity directly or indirectly which controls, is controlled by, or is under common control with, any of the entities described in clauses (a), (b) or (c) above, provided that any such Person referred to in this clause (d) satisfies the Eligibility Requirements; or
          (e) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (a), (b), (c) or (d) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that otherwise are described in (a), (b), (c) or (d) of this definition, provided that any such Person referred to in this clause (e) satisfies the Eligibility Requirements.
     “Real Property Asset” means, a parcel of real or leasehold property, together with all improvements (if any) thereon (including all tangible personal property owned by the person owning such real or leasehold property) owned in fee simple or leased pursuant to an Eligible Lease by any Borrower; “Real Property Assets” means a collective reference to each Real Property Asset. Each parcel of real property identified on Schedule 5.12 is a Real Property Asset, other than the Unimproved Properties, which shall be deemed not to be Real Property Assets.
     “Real Property Asset Deliverables” means, with respect to any Real Property Asset, a collective reference to each of the following (with each such item to be in form and substance reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent with reasonably sufficient notice to allow review of same) unless otherwise waived by the Administrative Agent in its reasonable discretion:
     (a) a fully executed and notarized Mortgage Instrument with respect to such Real Property Asset and a related legal opinion from special local counsel to the Borrowers opining as to the propriety of the form of such documents for recording in the applicable jurisdiction and such other matters as may be reasonably required by the Administrative Agent;
     (b) a fully executed copy of any Facility Operating Lease applicable to such Real Property Asset, together with an estoppel certificate from the applicable Eligible Tenant and, to the extent required under the terms of the Facility Operating Lease, a subordination, non-disturbance and attornment agreement with respect to such Facility Operating Lease (the “Facility Operating Lease SNDA”), the form of such Facility Operating Lease SNDA shall be as required under the Facility Operating Lease or, if no form is prescribed under the terms of the Facility Operating Lease, then such other form as is reasonably acceptable to the applicable Borrower, the applicable Eligible Tenant and the Administrative Agent;
     (c) in the case of a Real Property Asset which constitutes a ground leasehold interest, evidence that (i) the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been properly recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens and required landlord consents) on such ground leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders and (ii) such lease qualifies as an Eligible Lease hereunder, together with such estoppels, waivers, consents and/or agreements from the lessor under such Eligible Lease as are required by the terms thereof or otherwise reasonably requested by the Administrative Agent; provided, that, no more than 7 such ground leaseholds shall exist at any time;
     (d) maps or plats of an as-built survey of the site constituting the Real Property Asset sufficient in all cases to delete the standard survey exception from the applicable Mortgage Policy;
     (e) a FIRREA-compliant MAI appraisal, commissioned, reviewed and approved by the Administrative Agent (or otherwise acceptable to the Administrative Agent, in its discretion) with respect to such Real Property Asset;

     (f) reasonable evidence as to the compliance of such Real Property Asset and the improvements related thereto with applicable zoning and use requirements; zoning letters or an appropriate zoning endorsement to the Applicable Mortgage Policy shall be deemed reasonably satisfactory evidence of compliance;
     (g) an ALTA mortgagee title insurance policy (or its equivalent in non-ALTA jurisdictions) with respect to the applicable Real Property Asset (each, a “Mortgage Policy” and collectively, the “Mortgage Policies”), assuring the Administrative Agent that the Mortgage Instrument creates a valid and enforceable first priority mortgage lien on the applicable Real Property Asset in an amount equal to its Allocated Loan Value, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall (i) be in an amount acceptable to the Administrative Agent, (ii) be from an insurance company reasonably acceptable to the Administrative Agent (it being agreed that Chicago Title Insurance Company is acceptable to the Administrative Agent), (iii) include such available endorsements and reinsurance as the Administrative Agent may reasonably require and (iv) otherwise satisfy the reasonable title insurance requirements of the Administrative Agent;
     (h) evidence as to whether the applicable Real Property Asset is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and if such Real Property Asset is a Flood Hazard Property, (i) the applicable Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent (A) as to the fact that such Real Property Asset is a Flood Hazard Property and (B) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (ii) copies of insurance policies or certificates of insurance evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders under a standard mortgagee endorsement;
     (i) copies of any material subleases which would be required to be disclosed on Part V of Schedule 5.12 hereof with respect to such Real Property Asset;
     (j) reasonable evidence that the Operating Tenant under the applicable Facility Operating Lease is an Eligible Tenant;
     (k) a Phase I environmental assessment and, if reasonably required by the Administrative Agent, a Phase II environmental assessment, from an environmental consultant acceptable to the Administrative Agent, dated as of a date reasonably acceptable to the Administrative Agent and indicating that, as of such date, no Hazardous Substances or other conditions on, under or with respect to the applicable Real Property Asset constitute a violation of any Environmental Laws and that, in any case, no commercially unreasonable amount of any Hazardous Substances are located on or under such Real Property Asset;
     (l) a current engineering report or architect’s certificate with respect to such Real Property Asset, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards (the “Property Condition Report”

whether one or more), which shall, if reasonably requested by Administrative Agent, also include an assessment of such Real Property Asset’s tolerance for earthquake and seismic activity;
     (m) if required by the Administrative Agent and to the extent available, certificates of occupancy for each such Real Property Asset or evidence of the issuance thereof; and
     (n) reasonable evidence of insurance coverage with respect to such Real Property Asset meeting the requirements set forth herein and establishing the Administrative Agent as loss payee, as required pursuant to the terms hereof.
     “Register” has the meaning provided in Section 10.06(c).
     “REIT” means a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code.
     “REIT Party” means, Aviv REIT, Inc., a Maryland corporation.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Release Price” has the meaning provided in Section 9.12.
     “Release Project” has the meaning provided in Section 9.12.
     “Renovation Project” means the renovation of a Real Property Asset subsequent to the Closing Date, whether to a currently owned Real Property Asset or as part of an Acquisition of a Real Property Asset, including any acquisition which includes material amounts for replacement or refurbishment of any furniture, fixtures or equipment in the Real Property Asset.
     “Rental Revenue” means all cash amounts collected by the Consolidated Borrower Parties relating to the Real Property Assets (which shall include (i) rental income characterized for accounting purposes as interest on or repayments of loans for tenant improvements but excluding any notes payable for past due rent and any rent for any Real Property Asset for any time it is operated by any Credit Party or Affiliate as a Short Term Operator and (ii) accrued rental reasonably acceptable to the Administrative Agent for assets transitioned in the most recently completed twelve (12) month period provided that with respect to any ground leased Real Property Asset, all such cash amounts collected shall be net of any rental payments required to be paid by Aviv or the Borrowers under any such ground lease) for the period in question (and if none specified, then for the most recently completed four fiscal quarter period, as determined under GAAP (excluding any straight lining of rent), but excluding (a) nonrecurring income and non-property related income and any notes payable (as determined by Administrative Agent in its reasonable discretion) and income from tenants and/or residents that is classified as “bad debt” under generally accepted accounting principles, (b) other revenue for such period not to exceed ten percent (10%) of the amounts included in clause (a) above for laundry, vending, parking and other occupancy payments (but excluding late fees and interest income) based upon collections for such period; and (c) amounts during any such restoration under Section 6.21.

     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
     “Request for Extension” means a request for extension of the Maturity Date in substantially the form of Exhibit I attached hereto.
     “Required Lenders” means, as of any date of determination, two or more unaffiliated Lenders the total of whose Loans and unused Commitments exceeds 50% of the outstanding Loans and unused Commitments of all Lenders entitled to vote hereunder; provided that the Loans and unused Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Responsible Officer” means the chief executive officer, president, chief operating officer, secretary and chief financial officer of the Parent Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
     “Revolving Commitment Period” means the period from and including the Closing Date to the earlier of (a) the Revolving Commitment Termination Date or (b) the date on which the Revolving Loan Commitment shall have been terminated as provided herein.
     “Revolving Commitment Termination Date” means September 17, 2013.
     “Revolving Loan Commitment” shall mean the several obligations of the Lenders to fund their respective portions of the Revolving Loans to the Borrower in accordance with their respective Revolving Loan Commitment Ratios in the aggregate sum of up to $100,000,000.00, pursuant to the terms hereof, as such obligations may be reduced from time to time, pursuant to the terms hereof.
     “Revolving Loan Commitment Ratio” shall mean with respect to any Lender with an obligation to fund under the Revolving Loan Commitment, the percentage equivalent of the ratio which such Lender’s portion of the Revolving Loan Commitment bears to the aggregate amount of the Revolving Loan Commitment (as each may be adjusted from time to time as provided herein); and “Revolving Loan Commitment Ratios” means, with respect to the Revolving Loan Commitment, Revolving Loan Commitment Ratios of all the Lenders with respect to the Revolving Loan Commitment. As of the Closing Date, the Revolving Loan Commitment Ratios of the Lenders party to this Agreement (together with the dollar amount of their respective portion of the Revolving Loan Commitment) are as set forth on Schedule 5 attached hereto.
     “Revolving Loans” shall mean those amounts advanced by the Lenders to the Borrower under the Revolving Loan Commitment not to exceed the amount of the Revolving Loan Commitment at any time and evidenced by the Revolving Loan Notes.
     “Revolving Loan Note” shall mean each of those certain Revolving Loan Notes, dated as of the Closing Date, in the aggregate original principal amount not to exceed $100,000,000.00, and issued in the amount of its Revolving Loan Commitment to each of the Lenders who requests such a Revolving Loan Note by the Borrower and any other promissory note issued by the Borrower to evidence the Revolving Loans pursuant to this Agreement, each substantially in the form of Exhibit B attached hereto, and any extensions, renewals, or amendments to, or replacements of, the forgoing.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Sale and Leaseback Transaction” means, with respect to any Credit Party, any arrangement, directly or indirectly, with any person whereby such Credit Party shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Pari Swap Contract” means a Secured Swap Contract with a Secured Swap Counterparty the obligations under which are secured pari passu with the Obligations hereunder
     “Secured Subordinated Swap Contract” means a Secured Swap Contract with a Secured Swap Counterparty the payment obligations under which and Liens securing are fully subordinated to the Obligations (excluding Secured Subordinated Swap Contracts) hereunder pursuant to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.
     “Secured Swap Contract” means any Swap Contract that (a) has been entered into with a Secured Swap Counterparty, (b) in the case of a Swap Contract not entered into with or provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, is expressly identified as being a “Secured Swap Contract” hereunder in a joint notice from such Credit Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Swap Contract and (c) meets the requirements of Section 7.02(d).
     “Secured Swap Counterparty” means (a) a Person who has entered into a Swap Contract with a Credit Party if such Swap Contract was provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Swap Contract with a Credit Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Swap Contract).
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

     “Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by any member of the Consolidated Borrower Parties pursuant to which such member of the Consolidated Borrower Parties may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose subsidiary or affiliate (a “Securitization Subsidiary”) or any other Person.
     “Security Agreement” means the security agreement dated as of the date hereof in the form of Exhibit H, as amended, supplemented, restated or otherwise modified from time to time.
     “Short Term Operator” means any Credit Party which due to exigent circumstances becomes the operator of any Real Property Asset provided that such operation shall not continue for more than nine months from its inception and shall impact no more than 3 Real Property Assets at any time or as otherwise reasonably acceptable to the Administrative Agent.
     “Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “State Regulator” means the applicable state department of health or other applicable state regulatory agency with jurisdiction over the Borrower, the Eligible Tenants or the Real Property Assets with respect to the Healthcare Laws affecting the maintenance, use or operation of the Real Property Assets or the provision of services to the occupants of the Real Property Assets.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Parent Borrower and shall include all of the Borrowers.

     “Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Tenant Background Information” means standard background checks and due diligence related to compliance with the Bank Secrecy Act, the Patriot Act and any other federally regulated customer due diligence requirements that may be or become applicable to any tenant or potential tenant.
     “Term Loan Commitment” shall mean the several obligations of the Lenders to fund their respective portions of the Term Loans to the Borrower on the Closing Date as set forth in Section 2.01(b) hereof, in accordance with their respective Term Loan Commitment Ratios in the aggregate sum of $405,000,000.00, pursuant to the terms hereof.
     “Term Loan Commitment Ratios” shall mean the percentages in which the Lenders are severally bound to fund their respective portions of Advances to the Borrower under the Term Loan Commitment, which are set forth (together with dollar amounts) as of the Agreement Date on Schedule 5 attached hereto.
     “Term Loans” shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Term Loan Commitment, not to exceed the amount of the Term Loan Commitment and evidenced by the Term Loan Notes, as applicable.
     “Term Loan Note” shall mean each of those certain Term Loan Notes, dated as of the Closing Date, in the aggregate original principal amount not to exceed $405,000,000.00, and issued in the amount of its Term Loan Commitment to each of the Lenders who requests such a Term Loan Note by the Borrower and any other promissory note issued by the Borrower to evidence the Term Loans pursuant to this Agreement, each substantially in the form of Exhibit F attached hereto, and any extensions, renewals, or amendments to, or replacements of, the forgoing.
     “Threshold Amount” means $3,000,000.
     “Triggering Event” means the occurrence of either of the following events: (a) following a Bernfield Disabling Event, the Day-to-day Management Control of the Borrowers not being vested in the Bernfield Designee or (b) LG being vested with the right to replace Craig M. Bernfield and the Bernfield Designee.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

     “Unimproved Property(ies)” shall mean the four (4) unimproved parcels of real estate identified as such on Schedule 5.12.
     “United States” or “U.S.” means the United States of America.
     “Unused Fee” shall have the meaning provided in Section 2.06(a).
1.02.	Interpretive Provisions.
     With reference to this Credit Agreement and each other Credit Document, unless otherwise provided herein or in such other Credit Document:
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
     (b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
     (ii) Unless otherwise provided or required by context, Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.
     (iii) The term “including” is by way of example and not limitation.
     (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
     (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
     (d) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.
1.03. Accounting Terms.
     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.
     (b) The Parent Borrower will provide a written summary of material changes in GAAP or in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 6.02(a). If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
1.04. Rounding.
     Any financial ratios required to be maintained by the Credit Parties pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05. References to Agreements and Laws.
     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.06. Times of Day.
     Unless otherwise provided, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
ARTICLE II
COMMITMENTS AND ADVANCES
2.01. Commitments.
     (a) Revolving Loans. The Lenders who issued the Revolving Loan Commitment agree, severally, in accordance with their respective Revolving Loan Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement to lend and relend to the Borrowers, from the Closing Date until the Revolving Commitment Termination Date amounts which do not exceed, in the aggregate, at the time of any Advance under the Revolving Loan Commitment the amount of the Available Revolving Loan Commitment as then in effect. Subject to the terms and conditions hereof, Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis.
     (b) Term Loan. The Lenders who issued the Term Loan Commitment agree, severally, in accordance with their respective Term Loan Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers on the

Closing Date an amount which does not exceed in the aggregate the Term Loan Commitment. Once repaid, Advances under the Term Loan Commitment may not be reborrowed.
2.02. Advances of the Revolving Loans.
     (a) Each Advance of the Revolving Loans shall be made upon the Borrower Representative’s irrevocable Loan Borrowing Notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., three (3) Business Days prior to the requested date of any Advance. Each telephonic notice pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Borrowing Notice, appropriately completed and signed by a Responsible Officer. Each Borrowing shall be in a principal amount of not less than $1,000,000 and there shall be no more than one (1) Borrowing per month. Each Loan Borrowing Notice (whether telephonic or written) shall specify (i) the requested date of such Borrowing (which shall be a Business Day) and (ii) the principal amount of Advances to be borrowed.
     (b) Following receipt of a Loan Borrowing Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Commitment Percentage of the applicable Advance. Each Lender shall make the amount of its Advance available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Borrowing Notice; provided that Lender shall have received the Loan Borrowing Notice no less than two (2) Business Days prior to the Business Day specified in the applicable Loan Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Sections 4.02 and 4.03 (and, if such Borrowing is the initial Advance, Section 4.01), the Administrative Agent shall make all funds so received available to the party referenced in the applicable Loan Borrowing Notice in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable party on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative.
2.03. Repayment of the Loans.
     The Loans shall be payable as follows:
     (a) Interest and Principal Payments.
     (i) Term Loan.
     (A) The Borrowers shall pay a payment of interest only on the Closing Date for the period from the date hereof through the last day of the current month computed at the Contract Rate.
     (B) Commencing on November 1, 2010, and continuing on the first (1st) day of each calendar month thereafter (each such date a “Payment Date”), the Borrowers shall pay interest only in arrears computed at the Contract Rate on the outstanding principal balance of the Loan.

     (C) Commencing on November 1, 2010, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date, the Borrowers shall pay installments of principal and interest on the Term Loan in the amounts set forth in the amortization schedule attached hereto as Part 1 of Schedule 2.03, which payment schedule is based on a twenty-five (25) year amortization schedule. Each of such payments shall be applied (A) to the payment of interest computed at the Contract Rate and (B) the balance applied toward reduction of the principal sum.
     (ii) Revolving Loans.
     (A) The Borrowers shall pay a payment of interest only on the Closing Date for the period from the date hereof through the last day of the current month computed at the Contract Rate.
     (B) On each Payment Date, the Borrowers shall pay interest only in arrears computed at the Contract Rate on the outstanding principal balance of the Loan.
     (C) Commencing on the Revolving Commitment Termination Date, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date, the Borrowers shall pay installments of principal and interest on the Revolving Loans in the amounts set forth in the amortization schedule to be provided by the Administrative Agent on the Revolving Commitment Termination Date and included thereafter as Part 2 of Schedule 2.03, which payment schedule will be based on a twenty-five (25) year amortization schedule. Each of such payments shall be applied (A) to the payment of interest computed at the Contract Rate and (B) the balance applied toward reduction of the principal sum.
     (b) Replacement Amortization Schedules. After giving effect to any voluntary prepayments hereunder (other than as a result of the Bond Financing), the Borrower Representative shall have the right to receive an updated amortization schedule twice during the term hereof upon request to the Administrative Agent which payment schedule will be based on a twenty-five (25) year amortization schedule and included thereafter as Parts 1 and/or 2, of Schedule 2.03, as applicable.
     (c) Maturity. On the Maturity Date, the Borrower shall pay to the Lender all outstanding principal, accrued and unpaid interest, default interest, late charges and any and all other Obligations due under the Credit Documents.
2.04. Prepayments.
     (a) Revolving Loans.
     (i) Voluntary Prepayments. Once fully funded, the Revolving Loans may be repaid in whole, but not in part, without any Prepayment Premium or penalty, provided that (i) notice thereof must be received by 11:00 a.m. by the Administrative Agent at least three (3) Business Days prior to the date of prepayment, and (ii) any such prepayment shall be accompanied by all accrued and unpaid interest on the Revolving Loans and breakage amounts, if any, under Section 3.05. Each such notice of voluntary repayment hereunder shall be irrevocable and shall specify the Revolving Loans are to be prepaid. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Revolving Loans and the Lender’s interest therein.
     (ii) Mandatory Prepayment. If at any date, the aggregate principal amount of the Obligations outstanding under the Revolving Loans shall exceed the Available Revolving Loan Commitment for such date, Borrowers shall within thirty (30) days after such determination, make a prepayment on the Loan in an amount equal to such excess.
     (iii) Application. Prepayments on the Revolving Loans will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein.
     (b) Term Loan.
     (i) Voluntary Prepayments. The Term Loan may be repaid in whole, or in part, provided that (i) notice thereof must be received by 11:00 a.m. by the Administrative Agent at least three (3) Business Days prior to the date of prepayment, and (ii) any such prepayment shall be accompanied by all accrued and unpaid interest on the Term Loan, the applicable Prepayment Premium, if any, and breakage amounts, if any, under Section 3.05. Each such notice of voluntary prepayment hereunder shall be irrevocable and shall specify the Term Loan is to be prepaid. Prepayments on the Term Loan under this Section 2.04(b)(i) shall be applied to prepay the Term Loan as determined by the Administrative Agent is its reasonable discretion. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Term Loan and the Lender’s interest therein. No amounts of principal paid on the Term Loan may be reborrowed, and any prepayment of the Term Loan shall be deemed to permanently reduce the Term Loan Commitment for each Lender and in the aggregate.
     (ii) Prepayment Due to Casualty, Condemnation or Dispositions. In the event of a prepayment resulting from Lender’s application of insurance or condemnation proceeds pursuant to Section 6.21, Section 6.22 or Section 7.05 hereof, respectively, no Prepayment Premium shall be imposed.
     (c) Character of Prepayment Premium. The Prepayment Premium does not constitute a penalty, but rather represents the reasonable estimate, agreed to between the Borrower and the Lenders, of fair compensation for the loss that may be sustained by the Lenders due to the payment of the Obligations under the Term Loan prior to the Maturity Date.
     (d) Prepayment from Bond Financing. Prior to [___________], 2013, the Loans may be repaid, without Prepayment Premium or penalty, by up to $250,000,000 from the proceeds of the Bond Financing, provided that (i) notice thereof must be received by 11:00 a.m. by the Administrative Agent at least three (3) Business Days prior to the date of prepayment, and (ii) any such prepayment shall be accompanied by all accrued and unpaid interest on the Loans being prepaid and breakage amounts, if any, under Section 3.05. Each such notice of voluntary repayment hereunder shall be irrevocable and shall specify the Loans to be prepaid. Prepayments on the Loans from the Bond Financing shall be applied (i) first, to repay the Revolving Credit Facility (until the revolving loan balance is zero) and (ii) second, to the Term Loan to the remaining installments thereof on a pro rata basis until paid in full. After application of the proceeds of the Bond Financing, the Borrower Representative shall have the right to receive an updated amortization schedule (in addition to those under Section 2.03(b) above) upon request to the Administrative Agent which payment schedule will be based on a twenty-five (25) year amortization schedule and included thereafter as Part 1 of Schedule 2.03. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein.
2.05. Interest.
     (a) Subject to the provisions of subsection (b) below, the Loans and all Advances thereunder shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Contract Rate.
     (b) If any amount payable by the Borrowers under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, upon the written request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) In addition to the application of the Default Rate of interest to past due amounts hereunder, if Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrowers shall pay to Administrative Agent a late charge on such past due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable Law. The foregoing late charge is intended to compensate Administrative Agent and Lenders for the expenses incident to handling any such delinquent payment and for the losses incurred by Administrative Agent and Lenders as a result of such delinquent payment. Borrowers agree that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses Administrative Agent and Lenders will incur by reason of late payment. Borrowers, Administrative Agent and Lenders further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the Default or Event of Default arising from the past due installment, and shall not prevent Administrative Agent from exercising any other rights or remedies available to Administrative Agent with respect to such Default or Event of Default.
     (d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.06. Fees and Expenses.
     (a) Unused Fee. From and after the Closing Date, the Borrowers agree to pay the Administrative Agent for the ratable benefit of the Lenders an unused fee (the “Unused Fee”) for each calendar month (or portion thereof) in an amount equal to the sum of the Daily Unused Fees incurred during such period. The Unused Fee shall accrue at all times during the Revolving Commitment Period, including periods during which the conditions to Advances in Section 4.02 may not be met, and shall be payable monthly in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, and ending on the Revolving Commitment Termination Date; provided, that (i) no Unused Fee shall accrue on the Revolving Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) any Unused Fee accrued with respect to the Revolving Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The Administrative Agent shall distribute the Unused Fee to the Lenders pro rata in accordance with the respective Commitment Ratios of the Lenders. The Unused Fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (b) Administrative Agent’s Fees. The Borrowers agree to pay the Administrative Agent such fees as provided in the Administrative Agent’s Fee Letter or as may be otherwise agreed by the Administrative Agent and the Borrowers from time to time.
     (c) Other Fees. On the Closing Date, the Borrowers shall pay to Administrative Agent (for the ratable benefit of the Lenders) a commitment fee equal to one percent (1%) of the Aggregate Commitments. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.07. Termination or Reduction of Commitments.
     The Commitments hereunder may be permanently reduced in whole or in part by notice from the Borrower Representative to the Administrative Agent; provided that (i) any such notice thereof must be received by 11:00 a.m. at least five (5) Business Days prior to the date of reduction or termination and any such prepayment, if any, shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and (ii) the Commitments may not be reduced to an amount less than the Revolving Obligations then outstanding. The Administrative Agent will give prompt notice to the Lenders of any such reduction in Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Revolving Commitment Percentage thereof. All commitment or other fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. In connection with any such decrease in the Commitments, Schedule 2.07 shall be revised to reflect the modified Commitments and Commitment Percentages of the Lenders.

2.08. Computation of Interest.
     All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).
2.09. Payments Generally.
     (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.
     (b) If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     (c) Unless any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Lender will not make such payment, the Administrative Agent may assume that such Lender has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Advance included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Advance set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof or for any other reason, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender within one (1) Business Day, without interest.
     (e) The obligations of the Lenders hereunder to make Loans and to fund Advances are several and not joint. The failure of any Lender to make any Advance or to fund any such participation or to make a payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, nor relieve Borrowers from any obligations hereunder to the Lenders which fulfill such obligations and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     (g) If at any time insufficient funds are received by or are available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
2.10. Sharing of Payments.
     If any Lender shall obtain on account of the Advances made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any payments made to a Lender in error by the Administrative Agent (which such payments shall be returned by the Lender to the Administrative Agent immediately upon such Lender’s obtaining knowledge that such payment was made in error)) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Advances or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Credit Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
2.11. Evidence of Debt.
     The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. The Borrowers shall execute and deliver to the Administrative Agent a Note for each Lender requesting a Note, which Note shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
2.12. Joint and Several Liability of the Borrowers.
     (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.
     (b) Each Borrower hereby agrees such Borrower is, and each such Borrower’s successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the Obligations arising under this Credit Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 2.12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 2.12 shall be absolute and unconditional.
     (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.
     (d) The guaranty obligations of each Borrower under the provisions of this Section 2.12 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever, including without limitation, the following:
     (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Credit Agreement, any other Credit Document or any other agreement, document or instrument to which any other Borrower is or may become a party;
     (ii) the absence of any action to enforce this Credit Agreement (including this Section 2.12) or any other Credit Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;
     (iii) the existence, value or condition of, or failure to perfect any Lien or any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);
     (iv) the insolvency of any other Borrower;
     (v) the institution of any proceeding under the Federal Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;
     (vi) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;
     (vii) the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of Administrative Agent’s claim(s) for repayment of any of the Obligations; or
     (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
     (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement), or of any demand for any payment under this Credit Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Credit Agreement), notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, except as expressly provided herein, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement, except as expressly provided herein. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.12, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.12, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.12 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.
     (f) Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, and except as set forth in Section 2.12(j) with respect to any obligations to another Borrower, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 2.12, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.12.

     (g) If Administrative Agent or any Lender may, under applicable Law, proceed to realize its benefits under any of the Credit Documents giving Administrative Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2.12. If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable Laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Credit Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Obligations.
     (h) The provisions of this Section 2.12 are made for the benefit of the Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.12 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.12 will forthwith be reinstated and in effect as though such payment had not been made.
     (i) Each Borrower’s liability under this Section 2.12 shall be limited to an amount not to exceed as of any date of determination the greater of the following:
     (i) the amount of the Loan allocated to each Borrower as set forth on Schedule 2.12 hereto (the “Allocable Amount”); and
     (ii) the amount that could be claimed by Administrative Agent and any Lender from such Borrower under this Section 2.12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such

Borrower’s right of contribution and indemnification from each other Borrower under Section 2.12(j) below.
     (j) Contribution with Respect to Guaranty Obligations.
     (i) To the extent that any Borrower (the “Overpaying Borrower”) incurs (i) any payment in excess of its Allocable Amount, or (ii) a loss of its Collateral due to the foreclosure (or other realization by lenders) of, or the delivery of deeds in lieu of foreclosure relating to it Collateral, and the value of such Collateral exceeded its Allocable Share (the “Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to Lenders under the Credit Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocable Amount. Any such contribution payments shall be made within ten (10) Business Days after demand therefor.
     (ii) This Section 2.12(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.12(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.12(a) above. Nothing contained in this Section 2.12(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
     (iii) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.
     (iv) The rights of the indemnifying Borrowers against other Borrowers under this Section 2.12(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.
     (k) The liability of Borrowers under this Section 2.12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lender under this Agreement and the other Credit Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
2.13. Appointment of Parent Borrower as Legal Representative for Credit Parties.
     Each of the Credit Parties hereby appoints the Parent Borrower to act as its exclusive legal representative for all purposes under this Credit Agreement and the other Credit Documents (including, without limitation, with respect to all matters related to Borrowings and the repayment of Loans as described in Article II and Article III hereof) (in such capacity, the “Borrower Representative”). Each of the Credit Parties acknowledges and agrees that (a) the Borrower Representative may execute such documents on behalf of all the Credit Parties as the

Borrower Representative deems appropriate in its reasonable discretion and each Credit Party shall be bound by and obligated by all of the terms of any such document executed by the Borrower Representative on its behalf, (b) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to the Borrower Representative shall be deemed to have been delivered to each of the Credit Parties and (c) the Administrative Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower Representative on behalf of the Credit Parties (or any of them). The Borrowers must act through the Borrower Representative for all purposes under this Credit Agreement and the other Credit Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Credit Agreement requires any Credit Party to interact in any manner with the Administrative Agent or the Lenders, such Credit Party shall do so through the Borrower Representative.
2.14. Defaulting Lenders.
     (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows; provided that this section shall only be deemed to apply to a Defaulting Lender that has achieved such status solely as a result of the failure to fund its obligations hereunder and not for any other reason: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fourth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (b) Defaulting Lender Cure. Upon cure by a Defaulting Lender of the circumstances by which it became a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon that Lender will, to the extent applicable, purchase that portion of outstanding

Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances (in the aggregate) to be held on a pro rata basis by the Lenders in accordance with their applicable Commitment Percentages; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.15. Extension of Maturity Date.
     Subject to, and upon the Borrowers’ satisfaction of, the conditions set forth in this Section 2.15 and the other provisions of this Agreement (such date the “Extension Effective Date”), Administrative Agent shall extend the Maturity Date of this Agreement by an additional year (each a “Maturity Date Extension”), with no more than two (2) such Maturity Date Extensions occurring during the term of this Agreement, subject to the following conditions for each such Maturity Date Extension:
     (a) No Default shall have occurred and be continuing under any of the Credit Documents on the Extension Effective Date;
     (b) The Borrowers shall have on or before the Extension Effective Date delivered to the Administrative Agent for the ratable benefit of the Lenders a fee equal to one-quarter percent (0.25%) of the outstanding balance of the Loan, which fee shall be non-refundable and shall be deemed fully earned upon receipt;
     (c) If not previously authorized by resolutions satisfactory to the Administrative Agent, the Borrowers shall have delivered to the Administrative Agent true, correct and complete copies of duly adopted resolutions of each Borrower authorizing each respective Borrower to extend the Maturity Date;
     (d) The Consolidated Borrower Parties shall have achieved a Debt Service Coverage Ratio (Borrower Parties) of at least 1.50:1.00 for the most recently completed two (2) fiscal quarter period ending prior to the Extension Effective Date;
     (e) The Consolidated Borrower Parties shall have achieved a Debt Yield (Borrower Parties) not less than eighteen percent (18%) for the most recently completed two (2) fiscal quarter period ending prior to the Extension Effective Date;
     (f) The Borrowers shall have paid Administrative Agent’s reasonable costs and expenses in connection with the requested Maturity Date Extension; and
     (g) The Borrowers shall give notice of their desire to extend the Maturity Date in the form of a Request for Extension attached hereto as Exhibit I on or prior to the date that is not less than sixty (60) days or more than six (6) months prior to the then effective Maturity Date. Following receipt of a Request for Extension, the Administrative Agent shall promptly notify each Lender of such request. Upon acceptance by the Administrative Agent of the Request for Extension evidencing that each of the conditions set forth in this Section 2.15 have been satisfied, the Extension Effective Date shall occur and the Maturity Date Extension shall be effective.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01. Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Credit Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and (iii) such Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, except for any interest, penalties, or expenses caused by the failure of the Administrative Agent or a Lender, as the case may be, to pay any such Indemnified Taxes or Other Taxes when due. A reasonably detailed certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, the Administrative Agent and the Lenders shall not be indemnified for any Indemnified Taxes or Other Taxes hereunder unless such Administrative Agent or Lender shall make written demand on the Borrowers for such reimbursement no later than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon the Administrative Agent or Lender for payment of such Indemnified Taxes or Other Taxes, and (ii) the date on which such Administrative Agent or Lender has made payment of such Indemnified Taxes or Other Taxes; provided that if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower

Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. (i) Each Lender shall deliver to the Borrower Representative and to the Administrative Agent, at the time or times prescribed by applicable laws or when reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower Representative or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
     (ii) Without limiting the generality of the foregoing, if such Borrower is resident for tax purposes in the United States,
     (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower Representative and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent, as the case may be, to determine that such Lender is not subject to backup withholding or information reporting requirements; and
     (B) each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Representative or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (II) executed originals of Internal Revenue Service Form W-8ECI,

     (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
     (IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (V) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
     (iii) Each Lender shall promptly (A) notify the Borrower Representative and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
     (f) Refunds of Indemnified Taxes or Other Taxes. If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund or credit of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay over such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, as the case may be, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, as the case may be, in the event it is required to repay such refund or credit to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower.

3.02. Illegality.
     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund its Extension of Credit using the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to continue its Extension of Credit or make Advances at the Eurodollar Rate shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall either (a) agree to substitute the Base Rate for the Eurodollar Base Rate on the outstanding Extension of Credit or (b) upon demand from such Lender (with a copy to the Administrative Agent), prepay such Lender’s Extension of Credit on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its Extension of Credit to such day, or immediately, if such Lender may not lawfully continue to maintain its Extension of Credit. Upon any such prepayment or substitution of the Base Rate, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
3.03. Inability to Determine Rates.
     If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate with respect to a proposed Advance under the Loan, or that the Eurodollar Rate for any requested proposed Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, the obligation of the Lenders to make further Advances or maintain the Extensions of Credit using the Eurodollar Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing at the Eurodollar Rate or may substitute a request for a Borrowing using the Base Rate.
3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves.
     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining the Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes (as to which Section 3.01 shall govern) and (ii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. The Borrowers shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lenders and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances.
     (c) The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of the Advances made by such Lender under the Loan equal to the actual costs of such reserves allocated to such portion of the Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on the Loan, provided the Borrowers shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.
     (d) The Borrowers shall not be required to compensate any Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the introduction of or change in or in the interpretation of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided that, if the introduction of or change in or in the interpretation of Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.05. Funding Losses.
     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any payment or prepayment of all or any portion of the Loan on a day other than the last day of the Interest Period for the Loan or portion thereof (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make an Advance) to prepay or borrow any Advance on the date or in the amount notified by the Borrowers; or

     (c) any assignment of any portion of the Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loan or portion thereof or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Advance made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Advance was in fact so funded.
3.06. Matters Applicable to all Requests for Compensation.
     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
     (b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrowers may replace such Lender in accordance with Section 10.13.
     Each Lender shall promptly notify the Borrower Representative and the Administrative Agent of any event of which it has knowledge which will result in obligations of Borrower to pay any amounts pursuant to Article III, and will use reasonable commercial efforts available to it (and not, in such Lender’s reasonable judgment, otherwise disadvantageous to such Lender) to mitigate or avoid any such obligations by the Borrowers.
3.07. Survival.
     All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO ADVANCES
     The obligation of each Lender to make Advances hereunder is subject to satisfaction of the following conditions precedent:
4.01. Conditions to Initial Advance.
     The obligation of the Lenders to make the initial Advance hereunder is subject to the satisfaction of such of the following conditions in all material respects on or prior to the Closing Date as shall not have been expressly waived in writing by the Administrative Agent.

     (a) Credit Documents, Organization Documents, Etc. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
     (i) executed counterparts of this Credit Agreement and the other Credit Documents;
     (ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;
     (iii) copies of the Organization Documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer to be true and correct as of the Closing Date;
     (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party; and
     (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrowers are duly organized or formed, and are validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of their incorporation or organization and (B) each jurisdiction where their ownership, lease or operation of properties or the conduct of their business requires such qualification.
     (b) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:
     (i) a legal opinion of counsel for the Credit Parties addressed to the Administrative Agent and the Lenders;
     (ii) a legal opinion of special local counsel for the Borrowers for the states in which each Real Property Asset is located and for any other state in which any Credit Party is organized, in each case addressed to the Administrative Agent, its counsel and the Lenders.
     (c) Personal Property Collateral. The Administrative Agent shall have received (in each case in form and substance reasonably satisfactory to the Administrative Agent):

     (i) searches of Uniform Commercial Code filings in the state of organization of each Borrower or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the tangible personal property Collateral for the benefit of the Lenders, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
     (ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Lenders;
     (iii) duly executed notices of grant of security interest as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Lenders;
     (iv) all instruments and chattel paper in the possession of any of the Borrowers, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Lenders;
     (v) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Lenders;
     (vi) in the case of any tangible personal property Collateral located at a premises leased by a Borrower, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent; and
     (vii) a copy of each Material Contract.
     (d) Real Property Collateral (Real Property Assets). The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, each of the Real Property Asset Deliverables with respect to each Real Property Asset set forth on Schedule 5.12 attached hereto.
     (e) Property and Liability Insurance. The Administrative Agent shall have received copies of all insurance policies or certificates thereof held by (or for the benefit of) the Borrowers and Eligible Tenants with respect to the Real Property Assets of the Borrowers, each such policy shall name the Administrative Agent (on behalf of the Lenders) as an additional insured or sole loss payee under a standard mortgagee endorsement, as applicable and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be canceled.
     (f) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer as of the Closing Date, in a form satisfactory to the Administrative Agent, stating that (i) each Borrower is in compliance with all existing financial obligations (whether pursuant to the terms and conditions of this Credit Agreement or otherwise) and the Consolidated Aviv Parties are in compliance with the financial covenants set forth in Sections 6.11(c) and (d) of this Agreement except when the failure in either such instance to so comply would not reasonably be expected to have a Material Adverse Effect, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Borrower Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (iv) immediately prior to and following the transactions contemplated herein, the Credit Parties taken as a whole shall be Solvent, and (v) immediately after the execution of this Credit Agreement and the other Credit Documents, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.
     (g) Financial Statements. Receipt by the Administrative Agent and the Lenders of (i) Audited Financial Statements and (ii) unaudited financial statements of the Consolidated Borrower Parties for the fiscal quarter ended March 31, 2010.
     (h) Opening Compliance Certificate. Receipt by the Administrative Agent of a Compliance Certificate as of the Closing Date signed by a Responsible Officer and including (i) pro forma calculations for the latest fiscal quarter based on the amounts set forth in the unaudited financial statements and taking into account any Advances made or requested hereunder as of such date and (ii) pro forma calculations of all financial covenants contained herein.
     (i) Consents/Approvals. The Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any applicable Law or (ii) any agreement, document or instrument to which any Credit Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which (or, with respect to approvals and consents, the failure to obtain of which) would not be reasonably likely to have a Material Adverse Effect.
     (j) Material Adverse Change. No material adverse change shall have occurred since December 31, 2009 in the condition (financial or otherwise), business, assets, operations, or management of (i) Aviv and its Consolidated Subsidiaries taken as a whole, or (ii) the Borrowers taken as a whole.
     (k) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against any Credit Party that could reasonably be expected to have a Material Adverse Effect or could otherwise materially and adversely effect the transactions set forth herein or contemplated hereby.
     (l) Financial Calculations. Calculations certified by a Responsible Officer evidencing that, after giving pro forma effect to the Loans and transactions contemplated herein, (A) the Debt Service Coverage Ratio (Borrower Parties) is equal to or equal to or greater than 1.50 to

1.00, (B) the Debt Yield (Borrower Parties) is equal to or equal to or greater than 17.25%, (C) the Debt Service Coverage Ratio (Aviv Parties) is equal to or equal to or greater than 1.25 to 1.00, (D) the Debt Yield (Aviv Parties) is equal to or equal to or greater than 17.25%, and (E) the Rental Revenue of the Consolidated Borrower Parties is sufficient to provide a minimum Debt Yield (Borrower Parties) of 18.5%.
     (m) Equity Investment. Evidence of the acquisition by LG of a direct equity interest in Aviv in exchange for a direct or indirect investment in Aviv totaling at least $200,000,000, on terms and conditions reasonably satisfactory to the Administrative Agent, which investment may include the acquisition by LG of outstanding direct or indirect equity interests in Aviv from existing holders;
     (n) Fees and Expenses. Payment by the Credit Parties to the Administrative Agent of all reasonable out-of-pocket fees and expenses relating to the preparation, execution and delivery of this Credit Agreement and the other Credit Documents which are due and payable on the Closing Date, including, without limitation, payment to the Administrative Agent of the reasonable and documented Attorney Costs, consultants’ fees, travel expenses incurred by the Administrative Agent and all reasonable out-of-pocket fees and expenses associated with the due diligence done in connection with and the preparation of documentation with respect to the Real Property Assets or other Collateral incurred by the Administrative Agent.
     (o) Other. Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably requested by the Administrative Agent, including, but not limited to, additional legal opinions, contribution agreements, corporate resolutions, indemnifications, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, Material Contracts, debt agreements, property ownership, property management agreements, corporate organizational structure, and contingent liabilities of the Credit Parties.
     Without limiting the generality of the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
     (p) All of the conditions in Section 4.02 shall have been satisfied.
4.02. Conditions to all Extensions of Credit.
     The obligation of any Lender to make any Advance hereunder is subject to the satisfaction of such of the following conditions on or prior to the proposed date of the making of such Advance:
     (a) The Administrative Agent shall receive the applicable Loan Borrowing Notice;
     (b) No Default shall have occurred and be continuing immediately before the making of such Advance and no Default shall exist immediately thereafter;

     (c) The representations and warranties of the Credit Parties made in or pursuant to the Credit Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Advance as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; and
     (d) Immediately following the making of such Advance the sum of the outstanding principal balance of the Revolving Obligations shall not exceed the Available Revolving Loan Commitment on such date.
The making of such Advance under this Section 4.02 shall be deemed to be a representation and warranty by the Borrowers on the date thereof as to the facts specified in clauses (b), (c), and (d) of this Section.
4.03. Conditions to Extensions of Credit for Acquisition Projects and Renovation Projects.
     The obligation of any Lender to make an Advance for any Acquisition Project or Renovation Project hereunder is subject to the reasonable satisfaction of such of the following conditions, as applicable, on or prior to the proposed date of the making of such Advance:
     (a) The Administrative Agent shall receive (i) not less than ten (10) Business Days prior to the date of such requested Advance, a reasonably satisfactory description of the Acquisition Project or Renovation Project and (ii) the applicable Loan Borrowing Notice and, with respect to the initial Advance, the conditions set forth in Section 4.02 shall have been met as of the date of such Advance;
     (b) Immediately following the making of such Advance, the Rental Revenue of the Consolidated Borrower Parties both before and after giving effect to the Acquisition of such Acquisition Project on a pro forma basis is sufficient to provide a minimum Debt Yield (Borrower Parties) of 18%;
     (c) The amount of the Advance shall not exceed (i) for Acquisition Projects, 70% of the lower of total acquisition costs or appraised value, as applicable, plus reasonable third party commissions and other third party transaction costs and fees for such Acquisition Project and (ii) for Renovation Projects, 70% of the total renovation costs plus reasonable third party commissions and other third party transaction costs and fees for such Renovation Project;
     (d) The Administrative Agent shall receive a copy of the executed Facility Operating Lease with the Eligible Tenant for such Acquisition Project;
     (e) With respect to an Acquisition Project, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, each of the Real Property Asset Deliverables with respect to each Real Property Asset being acquired;

     (f) Immediately following the making of such Advance, the sum of the outstanding principal balance of the Revolving Obligations shall not exceed the Available Revolving Loan Commitment on such date; and
     (g) With respect to any Renovation Project:
(1)	The amount of the Advance for any Renovation Project shall not exceed the Available Renovation Commitment on such date; and
(2)	The Administrative Agent shall have been provided, on or before the date the Loan Borrowing Notice is submitted, copies of invoices, lien waivers, applications for payments, canceled checks, or other evidence of payment of amounts due and payable by Borrowers in connection with such Renovation Project;
(3)	The Administrative Agent shall have received an endorsement to the Mortgage Policy insuring (or confirming, as applicable) the priority of the Mortgage Instrument with respect to such Advance and indicating that no intervening Liens exist (other than Permitted Liens) against a Real Property Asset being renovated which have not been insured over with title insurance; and
(4)	Such Advances shall be utilized to pay the actual costs of the Renovation Project as portions of same are completed and, at Administrative Agent’s option, Advances shall be made directly to the architect, contractor, supplier or other third party.
The making of such Advance under this Section 4.03 shall be deemed to be a representation and warranty by the Borrowers on the date thereof as to the facts specified in clause (c) of Section 4.03 for an Advance for a Renovation Project and clauses (b), (c), and (d) of this Section 4.03 for an Advance for an Acquisition Project.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     The Credit Parties hereby represent and warrant to each of the Administrative Agent and each of the Lenders that:
5.01. Financial Statements; No Material Adverse Effect; No Internal Control Event.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Borrower Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Borrower Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) During the period from December 31, 2009 to and including the Closing Date, and as set forth on Schedule 5.01(b) there has been no sale, transfer or other disposition by any Consolidated Borrower Party of any material part of the business or property of the Consolidated Borrower Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Borrower Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Administrative Agent on or prior to the Closing Date.
     (c) The financial statements delivered pursuant to Section 6.01(a) and (b) have been prepared in accordance with GAAP (as may otherwise be permitted under Section 6.01(a) and (b), it being understood that certain specific information provided pursuant to such sections may not be prepared in accordance with GAAP to the extent GAAP is not applicable to such information) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Borrower Parties as of such date and for such periods.
     (d) Since December 31, 2009, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     (e) Since the date of the Audited Financial Statements, no Internal Control Event has occurred.
5.02. Existence, Qualification and Power.
     Each of the Credit Parties (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals necessary to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.03. Authorization; No Contravention.
     The execution, delivery and performance by each Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental

Authority or any arbitral award to which such Person or its property is subject, except to the extent, in the case of each of clauses (i) and (ii), that failure to so comply could not reasonably be expected to have a Material Adverse Effect; or (c) violate any Law except to the extent that violation thereof could not reasonably be expected to have a Material Adverse Effect.
5.04. Binding Effect.
     This Credit Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto. This Credit Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.
5.05. Litigation.
     There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Credit Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or against any of its properties or revenues that (a) purport to affect or pertain to the legal effectiveness or enforceability of this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.06. Compliance with ERISA.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Aviv and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
     (b) There are no pending or, to the knowledge of the Credit Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) To the knowledge of a Responsible Officer, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Aviv nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Aviv nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Aviv nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
5.07. Environmental Matters.
     Except as could not reasonably be expected to have a Material Adverse Effect:
     (a) To the knowledge of the Responsible Officers of the Credit Parties, each of the Real Property Assets and all operations with respect to each of the Real Property Assets are in compliance with all applicable Environmental Laws in all material respects and there are no conditions relating to the Real Property Assets or the Businesses of the Borrowers that are likely to give rise to liability to any Borrower under any applicable Environmental Laws.
     (b) To the knowledge of the Responsible Officers of the Credit Parties, none of the Real Property Assets owned by the Borrowers contains, or has previously contained, any Hazardous Substances at, on or under such property in amounts or concentrations that constitutes a violation of, or could give rise to liability of any Borrowers under, applicable Environmental Laws.
     (c) No Credit Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Property Assets owned by the Borrowers or the Businesses of the Borrowers, nor does any Responsible Officer have knowledge or reason to believe that any such notice will be received or is being threatened.
     (d) No Credit Party has generated, treated, stored or disposed of Hazardous Substances at, on or under any of the Real Property Assets owned by the Borrowers in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law. To the knowledge of the Responsible Officers of the Credit Parties, Hazardous Substances have not been transported or disposed of from the Real Property Assets owned by the Borrowers, in each case by or on behalf of any Borrower, in violation of, or in a manner that is likely to give rise to liability under, any applicable Environmental Law.
     (e) To the knowledge of the Responsible Officers of the Credit Parties, no judicial proceeding or governmental or administrative action is pending or threatened, under any Environmental Law to which any Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrowers, the Real Property Assets or the Businesses of the Borrowers.

5.08. Margin Regulations; Investment Company Act; Business Loan.
     (a) No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock.
     (b) None of the Credit Parties (i) is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or (ii) is subject to regulation under any other Law which limits its ability to incur the Obligations.
     (c) The proceeds of the Loans have been and shall be used solely for business purposes and in furtherance of the regular business affairs of the Borrowers, each Loan constitutes a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4(c), and each Loan constitutes a “loan secured by real estate” within the purview and operation of 815 ILCS 205/4(l).
5.09. Compliance with Laws.
     (a) Each Credit Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (b) To the knowledge of the Responsible Officers of the Credit Parties, each of the Real Property Assets, and the uses of the Real Property Assets, are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to the Real Property Assets (including, without limitation, building and zoning laws and Healthcare Laws), except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.10. Ownership of Property; Liens.
     Each Borrower has good record and insurable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business (including, in any case, each of the Real Property Assets), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrowers is subject to no Liens, other than Permitted Liens.
5.11. Corporate Structure; Capital Stock, Etc.
     As of the Closing Date and with respect to the Credit Parties only, as of each date on which such schedule is subsequently updated pursuant to the terms hereof through the delivery of a Compliance Certificate, Schedule 5.11 correctly sets forth the corporate structure of Aviv and each of its Subsidiaries (including each of the Credit Parties), as well as the entity and ownership structure of the Credit Parties and the correct legal name, tax identification number and the jurisdiction of formation of the Credit Parties. Also included on Schedule 5.11 is a listing of the number of shares of each class of Capital Stock outstanding with respect to each Borrower, the Persons holding equity interests in such Borrowers, their percentage equity or voting interest in the Borrowers and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. Except as set forth on Schedule 5.11, as of the Closing Date: (i) no Borrower has issued to any third party any securities convertible into any equity interest in such Borrower, or any options, warrants or other rights to acquire any securities convertible into any such equity interest, and (ii) the outstanding Capital Stock of each Borrower is owned by the Persons indicated on Schedule 5.11, is validly issued, fully paid and non-assessable, and is free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. Each Person owning a Real Property Asset is a Borrower hereunder.
5.12. Real Property Assets; Leases.
     (a) Schedule 5.12 (as updated pursuant to the terms hereof through the delivery of a Compliance Certificate) is a true and complete list of (i) the street address of each Real Property Asset, (ii) the Borrower which owns each such Real Property Asset, (iii) the Facility Operating Leases to which each such Real Property Asset is subject, together with the applicable Eligible Tenant and the termination date of such Facility Operating Lease, (iv) the name and address of the applicable Eligible Tenant and (v) if other than a fee interest correctly sets forth leasehold interest held by each Borrower in its respective Real Property Asset and properly identifies the Eligible Leases which are ground Leases in existence as of the date hereof with respect to the Real Property Assets, together with the ground lessor(s) and the remaining term of the Eligible Leases and there is no other ground lease affecting the Real Property Assets. Each parcel of real property identified on Part I of Schedule 5.12 is a Real Property Asset which is subject to a first priority lien (subject to Permitted Liens) in favor of the Administrative Agent (for the benefit of the Lenders) pursuant to a properly-recorded Mortgage Instrument.
     (b) Part II of Schedule 5.12 as of the Closing Date (as updated upon request of the Administrative Agent but so long as no Event of Default exists, not more than once per year) properly sets forth the names and addresses of all Eligible Tenants with respect to the Real Property Assets who are, to the knowledge of any Responsible Officer, (i) delinquent in paying any franchise, business, intangible, personal property taxes or real estate taxes due beyond the later of the applicable grace period with respect thereto, if any, and sixty (60) days and/or (ii) the subject of any Bankruptcy Event.
     (c) To the knowledge of the Responsible Officers, Part III of Schedule 5.12 as of the Closing Date (as updated upon request of the Administrative Agent but so long as no Event of Default exists, not more than once per year) properly sets forth all material subleases (excluding commercial leases) with respect to the Facility Operating Leases relating to any of the Real Property Assets, together with the applicable tenant with respect thereto, the remaining term of the sublease and whether or not such tenant is current on payments due thereunder.

     (d) To the knowledge of the Responsible Officers, each of the facilities located on the Real Property Assets owned by the Borrowers complies with the requirements of Section 6.08 of this Agreement. To the knowledge of the Responsible Officers of the Credit Parties, no condemnation or condemnation proceeding has been instituted and remained undismissed for a period in excess of thirty (30) consecutive days, in each case, with respect to a material portion of any Real Property Asset listed as a Real Property Asset on Part I of Schedule 5.12. To the knowledge of the Responsible Officers of the Credit Parties, no material casualty event has occurred with respect to the improvements located on any Real Property Asset listed on Part I of Schedule 5.12 which has not been (or, if applicable) will not be able to be fully remediated with available insurance proceeds.
     (e) To the knowledge of the Responsible Officers, no required rental payment, principal or interest payment, payments of real property taxes or payments of premiums on insurance policies payable to the Borrowers with respect to any Real Property Asset is past due beyond the later of the applicable grace period with respect thereto, if any, and sixty (60) days to the extent that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
5.13. Material Contracts; Additional Contractual Obligations.
     Schedule 5.13 (as updated pursuant to the terms hereof through the delivery of a Compliance Certificate) is a true, correct and complete listing of all Material Contracts as of the Closing Date (other than those set forth on Part IV of Schedule 5.12). No event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such an event of default, exists with respect to any such Material Contract that could reasonably be expected to have a Material Adverse Effect.
5.14. Investments.
     All Investments of each Borrower are Investments permitted pursuant to Section 7.03.
5.15. Solvency.
     The Credit Parties are Solvent on a consolidated basis.
5.16. Taxes.
     The Credit Parties have filed all Federal, material state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties (including all Real Property Assets), income or assets otherwise due and payable, or caused them to be paid except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) which the failure to pay, discharge or insure over could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Responsible Officers of the Credit Parties, there is no proposed tax assessment against any Credit Party that would, if made, have a Material Adverse Effect. No Credit Party is party to any tax sharing agreement.

5.17. Insurance.
     All insurance coverage of the Borrowers and all insurance coverage of the Eligible Tenants with respect to the Real Property Assets of the Borrowers, in each case, as in existence as of the Closing Date and as of each date on which such schedule is subsequently updated pursuant to the terms hereof through the delivery of a Compliance Certificate, is described on the certificates delivered to the Administrative Agent and summarized on Schedule 5.17 attached hereto.
5.18. No Default.
     (a) No Credit Party is in default after all applicable notice and cure periods under or with respect to any Contractual Obligation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
     (b) No Default under this Agreement has occurred and is continuing as of the date hereof.
5.19. Healthcare; Facility Representations and Warranties.
     (a) Compliance With Healthcare Laws. Without limiting the generality of Section 5.09 hereof or any other representation or warranty made herein, no Credit Party and, to the knowledge of the Responsible Officers, no Eligible Tenant, is in material violation of any applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute,” HIPAA and Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a) (collectively, “Healthcare Laws”) where such violation would result in a Material Adverse Effect. Except as otherwise set forth on Schedule 5.19, the Borrowers and, to the knowledge of the Responsible Officers of the Credit Parties, each of the Eligible Tenants, have maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the knowledge of the Responsible Officers, there are no notices of material violations of the Healthcare Laws with respect to the Credit Parties, any Eligible Tenant, any material operating subtenant or any of the Real Property Assets.
     (b) Licenses, Permits, and Certifications.
     (i) To the knowledge of the Responsible Officers of the Credit Parties, each Eligible Tenant has such permits, licenses, franchises, certificates and other approvals or authorizations (collectively, the “Licenses”) of Governmental Authorities as are necessary under applicable law or regulations to own its properties and to conduct its business and to receive reimbursement under the applicable Medicare and Medicaid programs with which such Eligible Tenant participates (including without limitation such permits as are required under such federal, state and other health care laws, and under similar licensure laws and such insurance laws and regulations, as are applicable thereto), if the failure to obtain such permits, licenses, franchises, certificates and other approvals or authorizations could reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, no Borrower is the owner of any licenses or permits required for the provision of Medical Services at any of the Real Property Assets except as a Short Term Operator.
     (ii) To the knowledge of the Responsible Officers of the Credit Parties, each Eligible Tenant has all Medicare, Medicaid and related agency supplier billing number(s) and related documentation necessary to receive reimbursement from the applicable Medicare and/or Medicaid programs with which such Eligible Tenant participates for any Medical Service furnished by such Person if the failure to obtain billing number(s) or related documentation could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.19, to the knowledge of the Responsible Officers, each Eligible Tenant that participates in the Medicare program meets Medicare’s Conditions for Participation and no Eligible Tenant is currently subject to exclusion, suspension, revocation, renewal or denial of its Medicare and/or Medicaid certification, supplier billing number(s), or Medicare and/or Medicaid participation agreement(s).
     (iii) Except as set forth on Schedule 5.19, to the knowledge of the Responsible Officers, each of the facilities located on the Real Property Assets owned by the Borrowers are currently accredited by the Joint Commission (formerly the Joint Commission on Accreditation of Healthcare Organizations (“Joint Commission”)) or any other required Governmental Authority and is duly licensed to operate in the manner currently operated, as required under applicable Laws. In addition, except as set forth on Schedule 5.19, to the knowledge of the Responsible Officers of the Credit Parties, each such facility is in compliance in all material respects with the applicable provisions of every Law of any Governmental Authority having jurisdiction over the operation thereof, including, without limitation, Healthcare Laws and fire safety codes.
     (c) Medical Services. No Credit Party is in the business of providing Medical Services except as a Short Term Operator.
5.20. Disclosure.
     Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit

Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.21. Governmental Authorizations; Other Consents.
     Except for the filings, recordings and other actions necessary to create and perfect the Liens and security interests contemplated hereunder and under the other Credit Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Credit Agreement or any other Credit Document.
5.22. Anti-Terrorism Laws.
     Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended. Neither any Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Set forth on Schedule 5.22 is the exact legal name of each Credit Party, the state of incorporation or organization, the chief executive office, the principal place of business, the jurisdictions in which the Credit Parties are qualified to do business, the federal tax identification number and organization identification number of each of the Credit Parties as of the Closing Date (and for the four (4) months prior to the Closing Date).
5.23. Collateral Documents.
     The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens which by operation of law or contract would have priority over the Liens securing the Obligations and Liens which are being contested pursuant to the terms of this Agreement, provided that if any statement in this Section 5.23 is untrue, no Event of Default shall be deemed to have occurred so long as, within three (3) Business Days after so requested in writing by the Administrative Agent, the applicable Borrower executes and delivers to the Administrative Agent any reasonable documentation or takes such reasonable actions as requested by the Administrative Agent which are necessary to cure such defect, including bonding or insuring over any such Liens.
ARTICLE VI
AFFIRMATIVE COVENANTS
     The Credit Parties hereby covenant and agree with the Administrative Agent and each Lender that until the Obligations (other than indemnification obligations and other contingent obligations for which no claim has been asserted), together with interest, fees and other obligations hereunder, have been paid in full and the Revolving Commitments hereunder shall have terminated:
6.01. Financial Statements.
     The Borrowers shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of Section 6.02 hereof), in form and detail reasonably satisfactory to the Administrative Agent:
     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Aviv, (i) a consolidated balance sheet of the Consolidated Borrower Parties as at the end of such fiscal year, and the related consolidated statements of earnings, an Aged Delinquencies Monthly Rent report for each Borrower, partners’ equity and cash flows for such fiscal year, and (ii) a consolidated balance sheet of the Consolidated Aviv Parties as at the end of such fiscal year and the related statement of earnings, partners’ equity and cash flows for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent (the Administrative Agent hereby agrees that any of the “Big Four” accounting firms are hereby approved), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
     (b) as soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year of Aviv, (i) a consolidated balance sheet of the Consolidated Borrower Parties as at the end of such fiscal quarter, and the related consolidated statements of earnings, an Aged Delinquencies Monthly Rent report for each Borrower, partners’ equity and cash flows for such fiscal quarter and (ii) a consolidated balance sheet of the Consolidated Aviv Parties as at the end of such fiscal quarter, and the related consolidated statements of earnings, partners’ equity and cash flows for such fiscal quarter and in each case for the portion of Aviv’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Borrower Parties or Consolidated Aviv Parties, as applicable, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that the Administrative Agent hereby agrees that unaudited financial statements of Aviv in form similar to that delivered as part of the unaudited financial statements delivered as part of Section 4.01 shall satisfy the requirements of this Section 6.01(b).
6.02. Certificates; Other Information.
     The Borrowers shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of this Section 6.02), in form and detail reasonably satisfactory to the Administrative Agent:

     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer as to the Consolidated Borrower Parties and an officer of the REIT Party as to the Consolidated Aviv Parties;
     (b) as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of Aviv, with respect to the statements and calculations from the respective Eligible Tenants for each of the Real Property Assets, the information specified on Exhibit 6.02(b) for the prior fiscal quarter and such other material reports and information reasonably requested by the Administrative Agent, but excluding (unless otherwise requested by the Administrative Agent) reports of so-called Medicare, Medicaid or Licensure surveys of the healthcare facilities and correspondence with any Governmental Authority regarding such surveys; and
     (c) within thirty (30) days after the end of each fiscal year of Aviv, beginning with the fiscal year ending December 31, 2009, an annual operating forecast of Aviv containing, among other things, pro forma financial statements for the then current fiscal year;
     (d) promptly after any written request by the Administrative Agent, copies of any final detailed audit reports or management letters submitted to the board of directors by the independent accountants of Aviv (or the audit committee of the board of directors of Aviv) in respect of Aviv (and, to the extent any such reports, letters or recommendations are prepared separately for any one or more of the Borrowers, such Borrower(s)) by independent accountants in connection with the accounts or books of Aviv (or such Borrower(s)) or any audit of Aviv (or such Borrower(s));
     (e) promptly after the same are available and to the extent the Borrowers are part of a public entity subject to SEC reporting requirements, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Aviv, and copies of all annual, regular, periodic and special reports and registration statements which Aviv may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by Aviv in its capacity as such holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the written request of the Administrative Agent, all reports and other written information (other than non-material information) to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;
     (f) promptly upon receipt thereof, a copy of any other final report or “management letter” submitted by independent accountants to the REIT Party, Aviv or any Credit Party in connection with any annual, interim or special audit of the books of Aviv (or any such Credit Party(ies));
     (g) promptly upon any Responsible Officer, becoming aware thereof, notice of (i) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect,

(ii) any other Default or Event of Default and (iii) the occurrence of any Internal Control Event; and
     (h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (c), (d) or (e)(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Credit Parties post such documents, or provides a link thereto on Aviv’s website on the Internet at the website address listed on Schedule 10.02 or delivered to the Administrative Agent from time to time; or (ii) on which such documents are posted on the Credit Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrowers’ obligation to deliver any notices or documentation to any Lender pursuant to this section shall be conditioned upon such Lender providing (on Schedule 10.02 or otherwise) an accurate mailing address to the Borrowers.
     The Credit Parties hereby acknowledge that (x) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (y) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Each of the Credit Parties hereby agrees that (ww) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (xx) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (yy) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (zz) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the Credit Parties shall be under no obligation to mark any Borrower Materials “PUBLIC”, and if any Borrower Materials are not stamped “PUBLIC”, such Borrower Materials shall be deemed to be private. Each Lender shall have open and free access to the Platform, and Administrative Agent shall promptly post all materials and notices received from Borrower and/or any material notices delivered by Administrative Agent to Borrowers (including without limitation any notices of any Event of Default) to the Platform.
6.03. Preservation of Existence and Franchises.
     Each Credit Party will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority. Each Credit Party shall remain qualified and in good standing in each jurisdiction in which it is required to so qualify.
6.04. Books and Records.
     Each Credit Party will maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Credit Party.
6.05. Compliance with Law.
     Each Credit Party will comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees (including, without limitation, building and zoning laws and all Healthcare Laws) applicable to it or to its business or property (including, without limitation, each Real Property Asset owned by any Borrower), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.06. Payment of Obligations.
     Each Credit Party will pay, discharge or insure over (or cause to be paid, discharged or insured over) (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (including, without limitation, each Real Property Asset owned by any Borrower), unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Credit Party or (ii) failure to pay, discharge or insure over could not reasonably be expected to result in a Material Adverse Effect and (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property, subject to rights of contest as set forth in Section 7.01; provided, in each case, subject to Borrower’s right to contest in good faith by appropriate legal proceeding and with reasonable diligence the validity of such payment unless the failure to make any such payment could give rise to an immediate right to foreclosure on a Lien securing such amounts in respect of any Real Property Assets.

6.07. Insurance.
     In addition to the requirements of any of the other Credit Documents, the Credit Parties shall maintain, or with respect to any Real Property Asset leased by a Borrower to an Eligible Tenant, cause the applicable Eligible Tenant, to maintain, with financially sound and reputable insurance companies not Affiliates of any Credit Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts required under the terms of the Facility Operating Leases. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any insurance procured with respect to the Real Property Assets and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be canceled.
6.08. Maintenance of Property.
     In addition to the requirements of any of the other Credit Documents, the Borrowers shall protect and preserve, or cause to be protected and preserved all Real Property Assets so as to maintain, or cause to be maintained, in good working order and condition all Real Property Assets, ordinary wear and tear, casualty and condemnation excepted. No Borrower owns any material intellectual property.
6.09. Visit and Inspections.
     Each Credit Party shall permit the Administrative Agent to inspect such Borrower’s properties and operations at all reasonable times with reasonable notice (which notice shall also be provided to the Lenders) (or at any time without notice if an Event of Default exists); provided, however, prior to an Event of Default, no more than one inspection per property per fiscal year shall be conducted by the Administrative Agent (but after any such Event of Default, there shall be no such limitation on the number of inspections during any fiscal year); provided, further, that during any such inspection, (a) an officer or representative of Aviv or Borrowers and (b) representatives of the Lenders, will be permitted to accompany the Administrative Agent or any representative thereof.
6.10. Use of Proceeds.
     The Borrowers shall use the proceeds of the initial Borrowing solely to repay existing indebtedness, fees and expenses related to this Agreement and the Equity Investment and all Extensions of Credit for Revolving Loans shall be used for purposes not in contravention of any Law or of any Credit Document and limited to the financing of Acquisition Projects and Renovation Projects (it being understood and agreed that no Borrower shall use such proceeds, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose).

6.11. Financial Covenants.
     (a) Consolidated Debt Yield (Borrower Parties). The Consolidated Borrower Parties shall cause the Debt Yield (Borrower Parties), as of any date of calculation, to be equal to or greater than 17.25%.
     (b) Consolidated Debt Service Coverage Ratio (Borrower Parties). The Consolidated Borrower Parties shall cause the Debt Service Coverage Ratio (Borrower Parties), as of any date of calculation, to be equal to or greater than 1.50 to 1.00.
     (c) Consolidated Debt Yield (Aviv Parties). The Consolidated Aviv Parties shall cause the Debt Yield (Aviv Parties), as of any date of calculation, to be equal to or greater than 17.25%.
     (d) Consolidated Debt Service Coverage Ratio (Aviv Parties). The Consolidated Aviv Parties shall cause the Debt Service Coverage Ratio (Aviv Parties), as of any date of calculation, to be equal to or greater than 1.25 to 1.00.
     (e) Minimum Debt Service Coverage Ratio (Facility Operations). Borrower shall cause the Debt Service Coverage Ratio (Facility Operations), as of any date of calculation, to be equal to or greater than 1.50:1.00.
     (f) Minimum Distribution Coverage Ratio. The Borrowers shall not permit the Distribution Coverage Ratio to be less than 1.10:1.00; provided that, notwithstanding anything contained herein or the other Credit Documents to the contrary, in all events the Borrowers shall be permitted (i) to distribute such amounts sufficient for the REIT Party to pay its entity-level taxes and (ii) distribute such other amounts as are necessary to maintain the REIT status of the REIT Party and the Borrowers shall not be deemed to be out of compliance with the Distribution Coverage Ratio as a result of the distributions permitted under clauses (i) and (ii) above.
6.12. Environmental Matters.
     (a) Each of the Credit Parties shall comply or shall cause the Eligible Tenants to comply in all material respects with all Environmental Laws in respect of the Real Property Assets. The Credit Parties shall promptly take (or cause the Eligible Tenant to take) all actions reasonably necessary to prevent the imposition of any Liens on any of the Real Property Assets arising out of or related to any Environmental Laws.
     (b) In respect of any Real Property Asset, each Credit Party shall comply in all material respects with the provisions of the Hazardous Materials Indemnity Agreement.
6.13. [Intentionally Omitted.]
6.14. Covenant to Guarantee Obligations and Give Security.
     (a) Upon the acquisition, incorporation or other creation of any direct or indirect Subsidiary of Parent Borrower which owns or is to own a Real Property Asset, the Credit Parties shall (i) cause such Subsidiary to become a Borrower hereunder through the execution and delivery to the Administrative Agent of a Borrower Joinder Agreement on or before the earlier of (A) the date on which a Real Property Asset is acquired by such Subsidiary and (B) the deadline for the delivery of the next Compliance Certificate pursuant to Section 6.02(a), and (ii) cause such Subsidiary to deliver such other documentation as the Administrative Agent may reasonably request, within fifteen (15) days of such request, in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no such Subsidiary may become a Borrower in accordance with the terms of this clause (a) unless and until the Lenders have received from the Borrowers any such documentation and other information requested by the Administrative Agent or any Lender pursuant to Section 10.19.
     (b) The Borrowers shall at all times subject all Real Property Assets and all of their respective personal property to first priority Liens (subject in any case to Permitted Liens) in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Credit Documents and deliver all Real Property Asset Deliverables (and any updates to any of the information or materials delivered as a portion thereof) and such other documentation as the Administrative Agent shall reasonably request, all in form, content and scope reasonably satisfactory to the Administrative Agent. In furtherance of the Borrowers’ obligations under this Section 6.14, each of the Borrowers hereby agree that they shall, from time to time, at their own expense, promptly execute, deliver, file and/or record all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request (including, without limitation, the procurement of landlord consents with respect to the assignment of the applicable Borrower’s interests in any Real Property Assets), in order to (a) properly evidence the Borrowers’ Obligations hereunder or under any Credit Document or (b) perfect, continue and protect the Liens and security interests granted or purported to be granted by any Collateral Documents and to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder and under any other Credit Document with respect to any Collateral. The applicable Borrower(s) shall promptly deliver to the Administrative Agent a copy of each such instrument and evidence of its proper filing or recording, as necessary.
6.15. Further Assurances.
     Each Credit Party shall, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Credit Documents, (ii) to the fullest extent permitted by applicable law, subject any Credit Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent the rights granted or now or hereafter intended to be granted to the Administrative Agent under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party is or is to be a party.
6.16. Compliance With Material Contracts.
     To the extent the failure to do so could reasonably be expected to result in a Material Adverse Effect, each Credit Party shall perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party is entitled to make under such Material Contract.
6.17. Appraisals.
     The Credit Parties agree that the Administrative Agent shall have the right, at its own expense, prior to the Maturity Date, to request appraisals, and if requested by the Required Lenders, Administrative Agent shall request appraisals, with respect to the Real Property Assets, that the Administrative Agent shall engage all appraisers with respect to such appraisals; provided, however, that after the occurrence and during the continuance of an Event of Default, the Credit Parties shall pay or reimburse to the Administrative Agent all reasonable and documented costs and expenses associated therewith to the extent required by and subject to the provisions of Section 10.04 hereof.
6.18. Facility Leases.
     The Borrowers shall, and shall cause each Eligible Tenant to, perform and observe all the material terms and provisions of each Facility Operating Lease to be performed or observed by it.
6.19. Anti-Terrorism Laws.
     None of the Credit Parties nor any of their respective Affiliates (a) will conduct any business or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (b) will deal in, or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (c) will engage in or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act. The Borrower covenants and agrees to execute and/or deliver to Administrative Agent any certification or other evidence reasonably requested from time to time by Administrative Agent, confirming the Borrower’s compliance with this Section including, without limitation, any documentation which is necessary for ongoing compliance with any anti-money laundering Laws applicable to any Lender.

6.20. Health Care Covenants.
     Without limiting the generality of the provisions of Section 6.05, the Borrower hereby represents, covenants and agrees as follows:
     (a) If and to the extent required under applicable Laws, Borrower shall cause each Eligible Tenant to maintain in full force and effect a valid certificate of need (“CON”) or similar certificate, license, or approval issued by the State Regulator for the requisite number of Licensed Beds in the Real Property Assets, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program with which such Eligible Tenant participates, if applicable. Borrower shall cause each Eligible Tenant to operate the Real Property Assets in a manner such that the Licenses shall remain in full force and effect. True and complete copies of the Licenses have been delivered to Lender.
     (b) The Licenses:
     (i) Are not now and will not be transferred to any location other than the applicable Real Property Asset; and
     (ii) Shall continue in full force and effect throughout the term of the Loan and will remain free from restrictions or known conflicts, and shall not be provisional, probationary or restricted in any manner, which would materially impair the use or operation of the applicable Real Property Asset as a skilled nursing facility.
     (c) Borrower shall not do, and shall not permit any Eligible Tenant to do (or suffer to be done), any of the following with respect to the Real Property Assets:
     (i) Rescind, withdraw, revoke, or amend the number of Licensed Beds permitted under the Licenses or otherwise amend the Licenses in such a manner that results in a Material Adverse Effect or otherwise diminish or impair the nature, tenor or scope of the Licenses which could reasonably be expected to materially impair the use or operation of the applicable Real Property Asset as a skilled nursing facility;
     (ii) Amend or otherwise change the number of Licensed Beds approved by the State Regulator in such a manner that results or could reasonably be expected to result in a Material Adverse Effect or otherwise diminishes or impairs the use or operation of the applicable Real Property Asset as a skilled nursing facility; or
     (iii) Replace or transfer all or any part of any Real Property Asset’s Licensed Beds to another site or location other than another Real Property Asset;
6.21. Use and Application of Insurance Proceeds.
     (a) Notice. If any Real Property Asset shall be damaged or destroyed, in whole or a substantial part, by fire or other casualty (a “Casualty”), the Borrowers shall give prompt notice thereof to the Administrative Agent.

     (b) Application of Insurance Proceeds. Following a Casualty, the Administrative Agent shall pay the insurance proceeds to Borrowers to apply toward the rebuilding and restoration of the improvements on the affected Real Property Asset, provided that (A) at all times during such restoration no Event of Default exists; (B) the applicable Borrower promptly commences and is diligently pursuing the settlement of the insurance claim and the restoration of the Real Property Asset (or requires the applicable Operating Tenant to do so); and (C) the affected Real Property Asset after the restoration will be in compliance with and permitted under all applicable Laws, including zoning, building and land use laws, rules, regulations and ordinances; provided, further that the Administrative Agent shall determine in its sole discretion whether to pay the insurance proceeds to Borrowers to apply toward the rebuilding and restoration of the improvements on the affected Real Property Asset if an Event of Default would exist if the Rental Revenue associated with such Real Property Asset were excluded from the calculation of the financial covenants hereunder during the period of any such restoration or repair. So long as an Event of Default exists, however, the insurance proceeds shall be paid to the Administrative Agent and if the applicable Facility Operating Lease is not terminated as a result of the Casualty, the Administrative Agent shall make such insurance proceeds available to the Eligible Tenant on the same terms and conditions as set forth in the applicable Facility Operating Lease. In the event the applicable Facility Operating Lease is terminated and an Event of Default exists, then, in the Administrative Agent’s reasonable discretion, the Administrative Agent may apply any insurance proceeds it may receive to Obligations owing under the Credit Documents in such order and manner as the Administrative Agent in its sole discretion determines, or allow all or a portion of such proceeds to be used for the restoration of the affected Real Property Asset.
6.22. Condemnation Awards.
     To the extent a Borrower receives written notice thereof, the Borrower shall promptly give the Administrative Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting all or any substantial portion of a Real Property Asset (a “Condemnation”) and shall deliver to the Administrative Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, so long as an Event of Default does not exist, the Borrower shall be entitled to receive any award or compensation (an “Award”) paid in connection with the Condemnation and decide whether or not (and to what extent) to restore, repair, replace or rebuild the affected Real Property Asset. Upon the written request of the Administrative Agent, the applicable Borrower shall keep the Administrative Agent informed of the progress of the Condemnation proceedings, including delivering to the Administrative Agent documents which are reasonably necessary for the Administrative Agent be properly informed. So long as no Event of Default exists, the applicable Borrower may settle such Condemnation in such manner and for such amount as Borrower determines is acceptable in its reasonable judgment. So long as an Event of Default exists, however, without the Administrative Agent’s prior consent, the Borrower (a) shall not agree to any Award, and (b) shall not take any action or fail to take any action which would cause the Award to be determined and all Awards for the taking or purchase in lieu of condemnation of any Real Property Asset or any part thereof in such circumstances shall be assigned and paid to the Administrative Agent. If the applicable Facility Operating Lease is not terminated, then, to the extent the Administrative Agent receives the Award, the Administrative Agent shall make such Award available to the applicable Eligible Tenant under the terms and conditions of its Facility Operating Lease. Anything herein to the contrary notwithstanding, if an Event of Default exists and the applicable Facility Operating Lease is terminated, the Administrative Agent is authorized to adjust such Award without the consent of the Borrower and to collect such Award in the name of the Administrative Agent and the Borrower. In such event and in the Administrative Agent’s reasonable discretion, the Administrative Agent may apply any such Award it may receive to Obligations owing under the Credit Documents in such order and manner as the Administrative Agent in its sole discretion determines, or allow all or a portion of such Award to be used for the restoration of the affected Real Property Asset.
ARTICLE VII
NEGATIVE COVENANTS
     The Credit Parties hereby covenant and agree with the Administrative Agent and each Lender that until the Obligations (other than indemnification obligations and other contingent obligations for which no claim has been asserted), together with interest, fees and other obligations hereunder, have been paid in full and the Revolving Commitments hereunder shall have terminated:
7.01. Liens.
     With the exception of Permitted Liens, no Borrower shall, at any time, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names any Borrower as debtor, or assign any accounts or other right to receive income (provided, however, that Borrowers shall have the right to contest in good faith by appropriate legal proceeding and with reasonable diligence the validity of any such Lien provided that Borrowers (a) deposit with Administrative Agent, in cash, an amount equal to the Lien plus any interest and penalties which in Administrative Agent’s reasonable judgment may accrue thereon during such contest, or (b) delivers to Administrative Agent (i) an endorsement to the applicable title policy insuring over the exception created by the Lien or (ii) evidence that such Lien has been bonded over in form and substance acceptable to Administrative Agent in its reasonable discretion, within twenty (20) days of written notice by Administrative Agent to Borrowers of the existence of the Lien). No Lien shall be created upon the Capital Stock of Parent Borrower or any other Borrower.
7.02. Indebtedness.
     No Borrower shall create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Credit Documents;
     (b) Indebtedness of the Borrowers set forth in Schedule 7.02 (and renewals, refinancings and extensions thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and capitalized interest or reserves relating thereto and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrowers or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
     (c) unsecured intercompany Indebtedness of any Borrower to any Credit Party; provided, that such Indebtedness be expressly subordinated in all respects to the Obligations on terms reasonably acceptable to the Administrative Agent;
     (d) obligations (contingent or otherwise) of any Borrower or any Subsidiary thereof existing or arising under any Swap Contract to the extent the same is solely to mitigate the risks associated with a rise in the Contract Rate hereunder, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” (ii) such Swap Contract is otherwise in form and substance reasonably satisfactory to the Administrative Agent, (iii) the aggregate Indebtedness covered by all Secured Pari Swap Contracts does not exceed $200,000,000, (iv) payment of the obligations under all Secured Subordinated Swap Contracts are subordinated to the payment of the Obligations (excluding Secured Subordinated Swap Contracts) on terms satisfactory to the Administrative Agent, (iii) the aggregate Indebtedness covered by all Secured Pari Swap Contracts does not exceed $200,000,000, (iv) payment of the obligations under all Secured Subordinated Swap Contracts is subordinated to the payment of, and the Liens securing the Obligations (excluding Secured Subordinated Swap Contracts) on terms reasonably satisfactory to the Administrative Agent, and (v) the aggregate Indebtedness covered by all Secured Swap Contracts does not exceed the aggregate Loans and Commitments hereunder;
     (e) obligations (contingent or otherwise) of any Borrower or any Subsidiary thereof existing or arising under any Support Obligations of any Credit Party, provided that such obligations (i) are (or were) entered into by such Person in the ordinary course of business and (ii) are expressly subordinated in all respects to the Obligations on terms reasonably acceptable to the Administrative Agent.
     (f) trade payables or other Indebtedness incurred in the ordinary course of business;
     (g) other unsecured Indebtedness in an aggregate principal amount not to exceed $2,500,000 in the aggregate for all Borrowers at any one time outstanding; and
     (h) Guarantees with respect to Indebtedness permitted under clauses (a) through (g) of this Section 7.02.
7.03. Investments.
     No Borrower shall make any Investments, except:

     (a) Investments held by any Borrower in the form of cash or Cash Equivalents;
     (b) Investment in any other Credit Party;
     (c) Investments constituting bank deposits made in the ordinary course of business;
     (d) Investments made from funds that could otherwise be distributed from Borrowers pursuant to the terms of this Credit Agreement;
     (e) Investment constituting Indebtedness that is otherwise permitted hereunder;
     (f) Investments existing as of the Closing Date and set forth in Schedule 7.03;
     (g) Guarantees permitted by Section 7.02;
     (h) acquisitions of personal property in the ordinary course of business to the extent required to continue to operate the Borrowers’ Businesses in the manner in which they are currently being operated;
     (i) Investments as contemplated in Section 9.12;
     (j) Investments in Real Property Assets funded with Advances hereunder and/or 100% equity proceeds in each case subject to the rights of Section 4.03;
     (k) providing tenant improvement loans to Eligible Tenants;
     (l) providing working capital loans to Eligible Tenants so long as the obligation of the Eligible Tenant to make payments on such loan is subordinated to such Eligible Tenant’s obligation to make rental payments under its Facility Operating Leases on terms and conditions reasonably satisfactory to the Administrative Agent; and
     (m) Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed $2,500,000 in the aggregate for all Borrowers at any time outstanding.
7.04. Fundamental Changes.
     No Credit Party shall merge, dissolve, liquidate, consolidate with or into another Person; except that so long as no Default exists or would result therefrom, (a) any Borrower may merge or consolidate with any other Borrower (or any Person which then becomes a Borrower) and (b) any Consolidated Borrower Party which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that such Credit Party shall be the continuing or surviving corporation.
7.05. Dispositions.
     The Borrowers shall not make any sale, transfer or other Disposition of (i) any Real Property Asset, except to the extent permitted pursuant to Section 9.11, 9.12, 9.13, 9.14 or 9.15 hereof; or (ii) any other material assets of the Borrowers unless (A) such sale, transfer or other disposition is (1) performed in the ordinary course of the Borrowers’ Business or (2) of assets that are obsolete, worn out or no longer useful in the Borrower’s Business or (B) the consideration paid in connection with such other material assets (1) is in cash or Cash Equivalents, (2) is in an amount not less than the fair market value of the Property disposed of and (3) does not exceed, in the aggregate during any calendar year (for the all Borrowers and all such sales, leases, transfers or other dispositions) $500,000. To the extent no Default or Event of Default has occurred and is continuing, the Administrative Agent shall release any Lien upon any property sold, leased, transferred or otherwise disposed of in accordance with the provisions of this Section 7.05. Except in connection with a transaction permitted by Section 9.11, 9.12, 9.13, 9.14 and 9.15, the Parent Borrower shall not, in any case, transfer, sell, lease, pledge or otherwise dispose of the Capital Stock of the Borrowers held by it without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent).
7.06. Business Activities.
     No Borrower shall engage in any business activities other than (a) owning, developing, managing and providing secured financing for real and personal property and similar interests in leasehold properties which are owned by or net leased to healthcare operators for use as Healthcare Facilities as a Short Term Operator, (b) providing tenant improvement and working capital loans to Eligible Tenants or (c) any business activities that are similar, reasonably related, incidental, ancillary or complementary thereto. Notwithstanding anything contained in this Agreement to the contrary, no provision of this Agreement shall prohibit the direct and indirect owners of the Parent Borrower from consummating a public offering of the Capital Securities or from issuing Capital Securities of the direct and indirect owners of the Parent Borrower to any Person or otherwise becoming a publicly traded entity and such actions shall not constitute a Default or Event of Default, provided that the Borrowers are in compliance with the applicable terms of this Agreement, including the financial covenants set forth in Section 6.11, and the Consolidated Aviv Parties are in compliance with the financial covenant set forth in Section 6.11(d).
7.07. Transactions with Affiliates and Insiders.
     No Borrower shall, at any time, enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower as would be obtainable by such Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that this Section 7.07 shall not prohibit (a) loans and other transactions by and among the Credit Parties to the extent permitted under this Article VII; (b) any dividend or distribution not prohibited by Section 6.11(f); (c) the issuance of Equity Interests not prohibited under this Agreement; (d) the making of any expense reimbursement and employment, severance and compensation arrangements entered into by any Credit Party with their respective directors, officers, employees, members of management and consultants in the ordinary course of business; and (e) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Credit Parties or any direct or indirect parent companies of the Credit Parties.

7.08. Organization Documents; Fiscal Year.
     No Credit Party shall (a) without the approval of the Administrative Agent in its reasonable discretion amend, modify or change its organization documents other than minor, technical amendments not adverse to the Lenders or (b) without the approval of the Administrative Agent change its fiscal year.
7.09. Ownership of Subsidiaries.
     Except as otherwise permitted under the provisions of this Credit Agreement, (a) no Borrower shall own any Capital Stock of any other entity; (b) Aviv shall own, directly or indirectly, a majority of the Capital Stock of the Parent Borrower; (c) no Person other than the Parent Borrower shall own any Capital Stock of the Borrowers; and (d) no Borrower shall permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Borrower.
7.10. No Further Negative Pledges.
     No Borrower will enter into, assume or become subject to any Negative Pledges or agreement prohibiting or otherwise restricting the existence of any Lien upon any of its property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property is given as security for the Obligations, except (a) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (b) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05, pending the consummation of such sale.
7.11. Limitation on Restricted Actions.
     The Borrowers will not directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to Aviv on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Borrower and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable Law, (iii) any Lien or any documentation or instrument governing any Lien permitted under Section 7.01 provided that any such restriction contained therein relates only to the asset or assets subject to such Lien, (v) customary restrictions and conditions contained in any agreement relating to the sale of any Real Property Assets permitted under Section 7.05, pending the consummation of such sale or (vi) customary restrictions and conditions contained in any joint ownership agreement such as a partnership agreement or joint venture agreement.

7.12. Accounting Changes.
     No Borrower shall make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01. Events of Default.
     Any of the following shall constitute an Event of Default (“Event of Default”):
     (a) Non Payment. The Borrowers or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five (5) Business Days after the earlier of (A) a Responsible Officer becoming aware that the same has become due or (B) written notice from the Administrative Agent to the Borrowers, any other fee payable herein or any other amount payable herein or under any other Credit Document becomes due; or
     (b) Specific Covenants. The Borrowers (or Credit Parties, as applicable) fail to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.07 (provided that with respect to property level insurance provided by Eligible Tenants such failure relates to two or more Real Property Assets), 6.10, 6.11, 6.14, or ArticleVII; or
     (c) Other Defaults. (i) The Borrowers (or Credit Parties, as applicable) fail to perform or observe any term, covenant or agreement contained in any of Sections 6.01 or 6.02 and such failure continues for five (5) days or (ii) any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c)(i) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer becoming aware of such default or (ii) written notice thereof by the Administrative Agent to the Borrower Representative (or, if such failure cannot be reasonably cured within such period, sixty (60) days, so long as the applicable Credit Party has diligently commenced such cure and is diligently pursuing completion thereof); or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by the Credit Parties and contained in this Credit Agreement, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made provided that an Event of Default will not exist under this Section 8.01(d) if any representations and warranties which are made on Advances subsequent to the Closing Date are incorrect or misleading if, within ten (10) Business Days after the occurrence thereof, the Borrowers cure or correct the facts or circumstances which cause such representations and warranties to be incorrect or misleading; or
     (e) Cross Default. (i) Any Credit Party (A) fails to perform or observe (beyond the applicable grace or cure period with respect thereto, if any) any Contractual Obligation if such failure could reasonably be expected to have a Material Adverse Effect, or (B) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and beyond the applicable grace or cure period with respect thereto, if any) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or otherwise fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded, in each case to the extent such Indebtedness or other obligation is in an amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) if any such failure or default individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (ii) Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) of any Credit Party in an aggregate principal amount of more than $2,500,000 is accelerated or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default which occurs and is continuing under such Swap Contract as to which a Borrower is the Defaulting Party (as defined in such Swap Contract) after expiration of any applicable grace or cure periods or (B) any Termination Event (as so defined) where all Transactions (as so defined) are Affected Transactions (as so defined) under such Swap Contract as to which a Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower as a result thereof could reasonably be expected to have a Material Adverse Effect; or
     (f) Insolvency Proceedings, Etc. Aviv, the Parent Borrower or any other two or more Borrowers institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its properties; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Credit Party Person and the appointment continues undischarged or unstayed for ninety (90) calendar days; or any proceeding under any Debtor Relief Law relating to any Credit Party or Aviv or to all or any material part of its property is instituted without the consent of such Credit Party Person and continues undismissed or unstayed for ninety (90) calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) Aviv, the Parent Borrower or any other two or more Borrowers becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the properties of any of Aviv, the Parent Borrower or any other two or more Borrowers and is not released, vacated or fully bonded within ninety (90) days after its issue or levy; or

     (h) Judgments. There is entered against any Credit Party (i) any one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) if any judgment individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (to the extent not covered by independent third party insurance as to which the insurer has been notified of the claim and does not dispute coverage), or (ii) any one or more non monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     (j) Invalidity of Credit Documents; Agreement of Principal. (i) Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or as a result of satisfaction in full of all the Obligations or as a result of the Administrative Agent’s failure to record and/or file where and/or when appropriate any Collateral Documents or any continuation statements, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; (ii) the Agreement of Principal or Hazardous Materials Indemnity Agreement shall cease to be in full force and effect, or any Guarantor hereunder shall deny or disaffirm such Guarantor’s obligations under such Agreement of Principal or such Hazardous Materials Indemnity Agreement, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Agreement of Principal or Hazardous Materials Indemnity Agreement; or (iii) any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral, taken as a whole; provided that if any event occurs under in this Section 8.01(j), no Event of Default shall be deemed to have occurred so long as, within three (3) Business Days after a request from the Administrative Agent, the Borrowers execute and deliver to the Administrative Agent any reasonable documentation requested by the Administrative Agent which is necessary to cure such defect; or
     (k) Change of Control. There occurs any Change of Control.
8.02. Remedies Upon Event of Default.
     If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Advances to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document (other than Secured Swap Contracts) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and
     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents or applicable law;
provided, however, that upon the occurrence of an Event of Acceleration, the obligation of each Lender to make Advances shall automatically terminate, the unpaid principal amount of the Loan and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
8.03. Application of Funds.
     After the exercise of remedies in accordance with the provisions of Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such or incurred by Administrative Agent in the exercise of its rights and remedies under this Agreement;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among the Lenders in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Pari Swap Contract, ratably among the Lenders and, in the case of such Secured Pari Swap Contracts, the applicable Secured Swap Counterparties in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loan, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Pari Swap Contract, and (c) payments of amounts due under any Treasury Management Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, ratably among such parties in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to payment of that portion of the Obligations constituting any interest, due under any Secured Subordinated Swap Contract, ratably among the applicable Secured Swap Counterparties in proportion to the respective amounts described in this clause Fifth payable to them;
     Sixth, to payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Subordinated Swap Contract, ratably among such parties in proportion to the respective amounts described in this clause Sixth held by them;
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
8.04. Administrative Agent’s Right to Perform the Obligations.
     Upon the occurrence of an Event of Default and during continuation thereof, then, without waiving or releasing any other right, remedy or recourse the Administrative Agent or Lenders may have because of such Event of Default, the Administrative Agent may (but shall not be obligated to) make such payment or perform any act required of the Borrowers under this Agreement for the account of and at the expense of the Borrowers, and shall have the right to enter upon the Real Property Assets for such purpose and to take all such action thereon and with respect to the Real Property Assets as it may deem necessary or appropriate. The Borrowers shall indemnify, defend and hold the Administrative Agent and Lenders harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs, or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by the Administrative Agent pursuant to the provisions of this Section 8.04, including those arising from the joint, concurrent, or comparative negligence of the Administrative Agent, except as a result of the Administrative Agent’s and/or Lenders’ gross negligence or willful misconduct. All sums paid by the Administrative Agent pursuant to this Section 8.04, and all other sums expended by the Administrative Agent to which it shall be entitled to be indemnified pursuant to this Section 8.04, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Obligations, shall be secured by the Credit Documents and shall be paid by the Borrowers to the Administrative Agent upon demand.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01. Appointment and Authorization of Administrative Agent.
     Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
9.02. Delegation of Duties.
     The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
9.03. Liability of Administrative Agent.
     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.
9.04. Reliance by Administrative Agent.
     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
9.05. Notice of Default.
     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders promptly of its receipt of any such notice and/or upon learning that there is a Default or Event of Default. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.
9.06. Credit Decision; Disclosure of Confidential Information by Administrative Agent.
     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession (in each case, except to the extent the Administrative Agent has confirmed to any Lender in writing the satisfaction of conditions to funding as of the Closing Date). Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrowers and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.
9.07. Indemnification of Administrative Agent.
     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers or any other Credit Party. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
9.08. Administrative Agent in its Individual Capacity.
     GECC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though GECC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, GECC or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Extension of Credit, GECC shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include GECC in its individual capacity.
9.09. Successor Administrative Agent.
     The Administrative Agent may resign as Administrative Agent “for cause” upon thirty (30) days’ notice to the Lenders and the Borrower Representative. If the Administrative Agent resigns or is replaced as set forth below under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower Representative at all times other than during the existence of an Event of Default (which consent of the Borrower Representative shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower Representative, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” thereafter shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. For purposes of this Section 9.09, “for cause” shall mean (a) to the extent required by any legislative or regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (b) to the extent required by applicable laws or regulations or (c) to the extent required as a corporate policy matter.
     Notwithstanding the foregoing, Administrative Agent may be removed as Administrative Agent upon the request of all the Lenders (other than Affiliates of Administrative Agent) if (a) it has committed actions constituting gross negligence or willful misconduct under this Agreement or (b) fails to hold any portion of the Aggregate Loan Commitments.
9.10. Administrative Agent May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations (other than obligations under Swap Contracts to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.06 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.11. Collateral and Guaranty Matters.
     The Lenders irrevocably authorize the Administrative Agent and the Administrative Agent shall, release any guarantor from its obligations under its guaranty or any Lien granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) on any property (including equity interests) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Credit Document (including in connection with the Bond Financing), any Involuntary Disposition or any release or replacement of any Real Property Asset permitted in accordance with Section 9.12, 9.13, 9.14 and 9.15 or (iii) as approved in accordance with Section 10.01.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.11.

9.12. Substitutions/Releases/Additions of Real Property Assets.
     (a) The Borrowers may substitute for existing Real Property Assets constituting Collateral, real property assets not constituting Collateral (each a “New Real Property Asset”) from the Liens and security interests of the Administrative Agent hereunder and under the Collateral Documents relating thereto and all Obligations hereunder and under the Collateral Documents so long as no such substitution (which substitution may consist of one or more Real Property Assets and one or more New Real Property Assets) under this Section 9.12(a) is made more often than two (2) times in any twelve (12) month period and each of the following conditions is satisfied:
     (i) the applicable Borrower shall deliver to the Administrative Agent, not less than five (5) Business Days prior to the date of such requested substitution a written request for substitution of the applicable Real Property Asset and a reasonably satisfactory description of the New Real Property Asset;
     (ii) a Responsible Officer or the applicable Borrower shall deliver, together with such request for release, a pro forma Compliance Certificate showing that, on a pro forma basis, the Debt Yield (Borrower Parties) after giving effect to the substitution is equal to or greater than the Debt Yield (Borrower Parties) immediately prior to giving effect to such substitution; provided, that Borrowers may deliver any item or items specified in Section 9.12(c) hereof in order to satisfy the requirement set forth in this Section 9.12(a)(ii);
     (iii) a Responsible Officer or any Borrower shall certify in writing to the Administrative Agent that no Default or Event of Default shall exist immediately after giving effect to the applicable substitution;
     (iv) the Administrative Agent shall have received evidence, acceptable to it in its reasonable discretion that the matters set forth in such request, Compliance Certificate and certification are true and correct in all material respects, and, to the extent all such conditions to substitution are satisfied, the Administrative Agent will, at the Borrowers’ expense, within five (5) Business Days of the satisfaction of the conditions set forth in this Section 9.12(a), deliver to the applicable Borrower such documentation as is reasonably necessary to evidence the release of the Administrative Agent’s security interest, if any, in the released Real Property Asset(s) and release from all other Obligations all at the reasonable cost and expense of such applicable Borrower;
     (v) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, each of the Real Property Asset Deliverables with respect to each New Real Property Asset(s) and a copy of the executed lease with the Eligible Tenant for each such New Real Property Asset(s) and if the owner of such New Real Property Asset is not then a Borrower, an executed Borrower Joinder Agreement; and

     (vi) unless otherwise approved by the Required Lenders, no more than $25,000,000 of the Real Property Assets (determined based on the most recent appraisals available) may be substituted in any single substitution transaction.
     If the applicable Borrower satisfies the terms of this Section 9.12(a), then the Lenders shall provide a Release and/or termination of security interest for the Real Property Assets and/or equity interests in such Borrower being released hereunder as part of the substitution.
     (b) The Borrowers may release (each of the following shall be referred to herein as a “Release”) any one or more Real Property Assets and/or equity interest of a Borrower (any such Real Property Asset for which a Release is obtained being referred to herein as a “Release Project” and collectively, the “Release Projects”) from the Liens and security interests of the Administrative Agent hereunder and under the Collateral Documents relating thereto and all Obligations hereunder and under the Collateral Documents (for the avoidance of doubt, Releases may be accomplished by a disposition of a Real Property Asset or disposition of equity interests in a Borrower) so long as (i) no less than four (4) Real Property Assets remain subject to the Loan, (ii) the outstanding balance of the Loan is not less than $25,000,000, and (iii) each of the following conditions is satisfied:
     (A) the applicable Borrower shall deliver to the Administrative Agent, not less than ten (10) Business Days prior to the date of such requested Release a written request for Release of the applicable Real Property Asset;
     (B) the applicable Borrower shall deliver, together with such request for Release, a pro forma Compliance Certificate showing that, on a pro forma basis, (1) the Debt Yield (Borrower Parties) is equal to or greater than 18.5% after giving effect to the Release; provided, that Borrowers may deliver any item or items specified in Section 9.12(c) hereof in order to satisfy the requirement set forth in this Section 9.12(b)(iii)(B)(1) and (2) the Debt Service Coverage Ratio (Borrower Parties) after giving effect to such Release shall be equal to or greater than 1.50 to 1.00;
     (C) a Responsible Officer or any Borrower shall certify in writing to the Administrative Agent that no Default or Event of Default shall exist immediately after giving effect to the applicable Release; and
     (D) the amount to be paid by the Borrowers to the Administrative Agent for such Release Project (any such amount a “Release Price”) shall be an amount equal to at least one hundred and ten percent (110%) of the Allocated Loan Value of such Release Project (but the “Release Price” for a Release obtained pursuant to a Bond Financing as specified in Section 9.13 shall be only one hundred percent (100%) of the Allocated Loan Amount) plus, to the extent applicable, (1) interest accrued and unpaid on the principal balance of the Loan to and including the effective date of such Release and (2) the pro rata portion of any Prepayment Premium, breakage amounts, if any, under Section 3.05 or any other fee due with respect to such Release Project(s); provided, that there shall be no Prepayment Premium due in connection with Releases obtained pursuant to Sections 9.12(a), 9.13 or 9.14;

     (E) the Borrowers shall have paid to the Administrative Agent the amounts set forth in Section 9.12(b)(iii)(D) above as well as reasonable out-of-pocket fees and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with such Release; and
     (F) the Administrative Agent shall have received evidence, acceptable to it in its reasonable discretion that the matters set forth in such request, Compliance Certificate and certification are true and correct in all material respects, and, to the extent all such conditions to release are satisfied, the Administrative Agent will, at the Borrowers’ expense, promptly and in any event within five (5) Business Days of the satisfaction of the conditions set forth in this Section 9.12(b), deliver to the applicable Borrower such documentation as is reasonably necessary to evidence the release of the Administrative Agent’s security interest, if any, in the Released Property and release from all other Obligations all at the reasonable cost and expense of such applicable Borrower.
     (c) In the event that, (i) after giving effect to a substitution, the condition set forth in Section 9.12(a)(ii) will not be satisfied or (ii) after giving effect to a Release, the condition set forth in Section 9.12(b)(iii)(B)(1) or Section 9.12(b)(iii)(B)(2) will not be satisfied, the Borrowers may take any one or more of the below actions in order to satisfy the respective requirement set forth in Section 9.12(a)(ii), (b)(iii)(B)(1) or (b)(iii)(B)(2), as applicable:
     (i) deposit cash collateral with the Administrative Agent in an amount sufficient (for calculation purposes such deposited cash collateral shall be deemed to reduce the outstanding balance of the Loans on such date) to comply with the Debt Yield (Borrower Parties) requirement set forth in Section 9.12(a)(ii) or (b)(iii)(B)(1) or the Debt Service Coverage Ratio (Borrower Parties) requirement set forth in Section 9.12(b)(iii)(B)(2), respectively; provided, that so long as no Default has occurred and is continuing, the Administrative Agent shall release such cash collateral upon the Consolidated Borrower Parties obtaining a Debt Yield (Borrower Parties) that meets the requirements of Section 9.12(a)(ii) or (b)(iii)(B)(1) or obtaining a Debt Service Coverage Ratio (Borrower Parties) that meets the requirements of Section 9.12(b)(iii)(B)(2), respectively; provided, further, that if a Event of Default has occurred and is continuing, the Administrative Agent may (A) hold such cash collateral even if the Consolidated Borrower Parties obtain a Debt Yield (Borrower Parties) that meets the requirements of Section 9.12(a)(ii) or (b)(iii)(B)(1), respectively, and/or (B) apply such cash collateral to prepay the Loans pursuant to Section 2.04 of this Agreement;
     (ii) add one or more Real Property Assets to the Collateral under this Loan Agreement (each, an “Additional Collateral Property”) so long as the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and prior to the proposed substitution or Release set forth in Section 9.12(a) or (b), respectively, each of the Real Property Asset Deliverables with respect to each Additional Collateral Property and a copy of the executed lease with the Eligible Tenant for each Additional Collateral Property; and/or
     (iii) prepay the Loan in part pursuant to the requirements set forth in this Agreement in an amount sufficient to comply with (A) the Debt Yield (Borrower Parties)

requirement set forth in Section 9.12(a)(ii) or (b)(iii)(B)(1) or (B) the Debt Service Coverage Ratio (Borrower Parties) requirement set forth in Section 9.12(b)(iii)(B)(2).
     (d) Whenever the Lenders are required to provide a Release (including a termination of a security interest) under this Agreement, the Lenders shall endeavor to provide such Release promptly and, to the extent the Release is being requested in connection with the permitted sale or transfer of a Real Property Asset or the equity interest in a Borrower, provided the Administrative Agent has received at least ten (10) Business Days prior written notice of the request for the Release, the Lenders shall use reasonable efforts to coordinate the delivery of the Release with the closing of such sale or transfer.
9.13. Releases of Real Property Assets upon Repayment from Bond Financing.
     Upon repayment of the Loans from the Bond Financing in accordance with Section 2.04(d) hereof, the Borrowers shall have the right to obtain Releases from the Liens and security interests of the Administrative Agent hereunder and under the Collateral Documents relating thereto and all Obligations hereunder and under the Collateral Documents so long as (i) no less than four (4) Real Property Assets remain subject to the Loan, (ii) the outstanding balance of the Loan is not less than $25,000,000, and (iii) satisfaction of each of the conditions set forth in Section 9.12(b) above.
9.14. Releases of Unimproved Properties.
     As of the Closing Date, certain of the Borrowers own the Unimproved Properties which will be subject to Mortgage Instruments to secure the Obligations hereunder. Notwithstanding anything to the contrary herein, upon the sale of or other transfer of all or any of the Unimproved Properties, the Borrowers shall have the right to obtain Releases from the Liens and security interests of the Administrative Agent hereunder and under the Collateral Documents relating thereto and all Obligations hereunder and under the Collateral Documents without any requirements or other conditions other than the sale of transfer of an Unimproved Property out of the applicable Borrowers, including without any requirement to pay any Release Price or Prepayment Premium.
9.15. Like-Kind Exchanges.
     In connection with any Borrower’s sale of a Real Property Asset (or an Unimproved Property), Borrower may structure the sale as a like-kind exchange for all or a portion of such Real Property Asset (or an Unimproved Property), in one or more concurrent or delayed tax-deferred exchanges which shall qualify under Section 1031 of the Internal Revenue Code (“1031 Exchange”). If a Real Property Asset (or an Unimproved Property) is sold as part of a 1031 Exchange, Borrower may, in its sole election, remain a Subsidiary of Parent Borrower after the sale and release of the Real Property Asset (or an Unimproved Property) for so long as is reasonably required to complete the 1031 Exchange and Acquire a new Real Property Asset. The Lenders acknowledge that Yuba Aviv, L.L.C. (“Yuba”) is in the process of completing a 1031 Exchange and will be a Borrower as of the Closing Date, notwithstanding that Yuba will not own a Real Property Asset as of the Closing Date.

ARTICLE X
MISCELLANEOUS
10.01. Amendments, Etc.
     No amendment or waiver of any provision of this Credit Agreement or any other Credit Document (other than Secured Swap Contracts), and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (except as otherwise permitted or contemplated hereunder (including under Section 2.15)); provided, that any extension or increase in the Term Loan shall require the written consent of each Lender (except as otherwise permitted or contemplated hereunder (including under Section 2.15));
     (b) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender;
     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder (including, without limitation, any prepayment fees) or under any other Credit Document without the written consent of each Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
     (d) change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (e) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
     (f) except as otherwise permitted or contemplated hereunder (including under Sections 9.11, 9.12, 9.13, 9.14 and 9.15), release Collateral representing more than 10% of the aggregate Rental Revenue in any transaction or series of transactions without the written consent of each Lender; or
     (g) release (i) Aviv from the Agreement of Principal or (ii) all or substantially all of the value of any other guaranty without the written consent of each Lender, except to the extent the release of any guarantor is permitted pursuant to Section 9.11 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (iii) such Lender’s balance may not be forgiven without the consent of such Lender, and (iv) the interest rate on the Loans cannot be reduced. No amendment, modification or waiver of this Agreement or any Credit Document altering the ratable treatment of Obligations arising under a Secured Pari Swap Contract resulting in such Obligations being junior in right of payment to principal of the Loans or resulting in Obligations owing to any Secured Swap Counterparty thereunder being unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Counterparty, shall be effective without the written consent of such Secured Swap Counterparty or, in the case of a Secured Pari Swap Contract provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent. No amendment, modification or waiver of this Agreement or any Credit Document altering the ratable treatment of Obligations arising under a Secured Subordinated Swap Contract resulting in Obligations owing to any Secured Swap Counterparty thereunder being unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Counterparty, shall be effective without the written consent of such Secured Swap Counterparty or, in the case of a Secured Subordinated Swap Contract provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent. If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower Representative may elect to replace any such Non-Consenting Lender as a Lender party to this Agreement pursuant to Section 10.13.
10.02. Notices and Other Communications; Facsimile Copies.
     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to any Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

     (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to any Borrower and the Administrative Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Representative may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Credit Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Credit Parties, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Credit Parties and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower Representative and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Credit Parties or its securities for purposes of United States Federal or state securities laws.
     (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Borrowing Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     (f) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (g) Flood Law Notification. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the

National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Laws. However, the Administrative Agent reminds each Lender and participant that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a Lender or participant) is responsible for assuring its own compliance with the flood insurance requirements.
10.03. No Waiver; Cumulative Remedies.
     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Sections 2.10 and 10.21), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04. Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of external counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any external counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Credit

Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
     (b) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party, or any Environmental Liability related in any way to any Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Credit Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(e).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Credit Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05. Payments Set Aside.
     To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
10.06. Successors and Assigns.
     (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except that all or any portion of the Revolving Loan or the Term Loan may assign or otherwise transfer (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) to a Qualified Transferee, (iii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iv) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the “Indemnitees”) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
     (b) Any Lender may at any time assign to one or more Qualified Transferee or Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes the Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of any unfunded Commitment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee or Qualified Transferee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender and, if the assignor Lender retains a portion of the Loan, a Note to the assignor Lender. Any assignment or transfer by a Lender of rights or obligations under this

Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Representative at any reasonable time and from time to time upon reasonable prior notice.
     (d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that extends the time for, reduces the amount or alters the application of proceeds with respect to such obligations and payments required therein that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower (in compliance with Section 5f.103-1(c) of the U.S. Treasury Regulations), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Commitment and or the Loans under this Credit Agreement.
     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower

Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01 as though it were a Lender.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may (without notice to or the consent of any of the parties hereto) create a security interest in all or any portion of the Loans owing to it and the Note evidencing such Loans, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.06, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
10.07. Treatment of Certain Information; Confidentiality.
     Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by the disclosing person or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Credit Parties.
     For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the

Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof, provided that, in the case of information received from a Credit Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent and the Lenders acknowledge that (a) the Information may include material non-public information concerning the Credit Parties, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08. Set off.
     Subject to the provisions of Section 10.21, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Credit Parties against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of the Credit Parties may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 10.08, if at any time any Lender or any of their respective Affiliates maintains one or more deposit accounts for the Borrowers or any other Credit Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.
10.09. Interest Rate Limitation.
     Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10. Counterparts; Integration; Effectiveness.
     This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
10.11. Survival of Representations and Warranties.
     All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default existing at the time of any Borrowing, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12. Severability.
     If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13. Replacement of Lenders.
     If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender can no longer make Eurodollar Loans under Section 3.02 or if any Lender is a Defaulting Lender or if permitted pursuant to Section 10.01 due to the existence of a Non-Consenting Lender, then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Representative to require such assignment and delegation cease to apply.
10.14. No Advisory or Fiduciary Responsibility.
     In connection with all aspects of each transaction contemplated hereby, the Borrowers each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and no such Person is the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising the Borrowers or any of their respective Affiliates on other matters) and neither the Administrative

Agent nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) neither the Administrative Agent nor any Lender has provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty.
10.15. Source of Funds.
     Each of the Lenders hereby represents and warrants to the Borrowers that, as to the source of funds to be used by such Lender in connection with the financing hereunder, no part of such funds constitutes assets of any “employee benefit plan” as defined in ERISA (or its related trust) or any “plan” as defined in Section 4975 of the Internal Revenue Code.
10.16. GOVERNING LAW.
     (a) UNLESS OTHERWISE NOTED THEREIN TO THE CONTRARY, THIS AGREEMENT AND THE CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS’ PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT FOR THOSE PROVISIONS IN THE CREDIT DOCUMENTS PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE PROPERTY IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN CHICAGO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT

MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
10.17. WAIVER OF RIGHT TO TRIAL BY JURY.
     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.18. No Conflict.
     To the extent there is any conflict or inconsistency between the provisions hereof and the provisions of any other Credit Document, this Credit Agreement shall control.
10.19. USA Patriot Act Notice.
     Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers (and to the extent applicable, the Parent), which information includes the name and address of the respective Borrowers (and to the extent applicable, the Parent) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers (and to the extent applicable, the Parent) in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.20. Entire Agreement.
     THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
10.21. California Real Property Assets.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, AT ANY TIME THAT ANY OF THE OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY ASSETS LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY CREDIT DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS SECTION 10.21 SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
SIGNATURE PAGES AND SCHEDULES AND EXHIBITS TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

PARENT BORROWER: AVIV FINANCING I, L.L.C., a Delaware limited liability company
By:	/s/ Craig M. Bernfield
Name:
Its:Authorized Representative

SUBSIDIARY BORROWERS:

ALAMOGORDO AVIV, L.L.C.,
a New Mexico limited liability company
ARKANSAS AVIV, L.L.C.,
a Delaware limited liability company
AVIV FOOTHILLS, L.L.C.,
a Delaware limited liability company
AVIV LIBERTY, L.L.C.,
a Delaware limited liability company
AVON OHIO, L.L.C.,
a Delaware limited liability company
BELLEVILLE ILLINOIS, L.L.C.,
a Delaware limited liability company
BELLINGHAM II ASSOCIATES, L.L.C.,
a Delaware limited liability company
BENTON HARBOR, L.L.C.,
an Illinois limited liability company
BHG AVIV, L.L.C.,
a Delaware limited liability company
BONHAM TEXAS, L.L.C.,
a Delaware limited liability company
BURTON NH PROPERTY, L.L.C.,
a Delaware limited liability company
CALIFORNIA AVIV, L.L.C.,
a Delaware limited liability company
CALIFORNIA AVIV TWO, L.L.C.,
a Delaware limited liability company
CAMAS ASSOCIATES, L.L.C.,
a Delaware limited liability company
CASA/SIERRA CALIFORNIA ASSOCIATES,
L.L.C., a Delaware limited liability company
CHENAL ARKANSAS, L.L.C. ,
a Delaware limited liability company

[AVIV — CREDIT AGREEMENT]

CHIPPEWA VALLEY, L.L.C.,
an Illinois limited liability company
CLARKSTON CARE, L.L.C.,
a Delaware limited liability company
CLAYTON ASSOCIATES, L.L.C.,
a New Mexico limited liability company
COLONIAL MADISON ASSOCIATES, L.L.C.,
a Delaware limited liability company
COLUMBIA VIEW ASSOCIATES, L.L.C.,
a Delaware limited liability company
COLUMBUS TEXAS AVIV, L.L.C.,
a Delaware limited liability company
COLUMBUS WESTERN AVENUE, L.L.C.,
a Delaware limited liability company
COMMERCE NURSING HOMES, L.L.C.,
an Illinois limited liability company
CR AVIV, L.L.C.,
a Delaware limited liability company
DENISON TEXAS, L.L.C.,
a Delaware limited liability company
EFFINGHAM ASSOCIATES, L.L.C.,
an Illinois limited liability company
ELITE MATTOON, L.L.C.,
a Delaware limited liability company
ELITE YORKVILLE, L.L.C.,
a Delaware limited liability company
FALFURRIAS TEXAS, L.L.C.,
a Delaware limited liability company
FLORENCE HEIGHTS ASSOCIATES, L.L.C.,
a Delaware limited liability company
FOUNTAIN ASSOCIATES, L.L.C.,
a Delaware limited liability company
FOUR FOUNTAINS AVIV, L.L.C.,
a Delaware limited liability company
FREEWATER OREGON, L.L.C.,
a Delaware limited liability company
FULLERTON CALIFORNIA, L.L.C.,
a Delaware limited liability company
GILTEX CARE, L.L.C.,
a Delaware limited liability company
HERITAGE MONTEREY ASSOCIATES,
L.L.C., an Illinois limited liability company
HHM AVIV, L.L.C.,
a Delaware limited liability company
HIGHLAND LEASEHOLD, L.L.C.,
a Delaware limited liability company

[AVIV — CREDIT AGREEMENT]

HOBBS ASSOCIATES, L.L.C.,
an Illinois limited liability company
HOT SPRINGS AVIV, L.L.C.,
a Delaware limited liability company
HOUSTON TEXAS AVIV, L.L.C.,
a Delaware limited liability company
HUTCHINSON KANSAS, L.L.C.,
a Delaware limited liability company
IDAHO ASSOCIATES, L.L.C.,
an Illinois limited liability company
KARAN ASSOCIATES, L.L.C.,
a Delaware limited liability company
KARAN ASSOCIATES TWO, L.L.C.,
a Delaware limited liability company
KB NORTHWEST ASSOCIATES, L.L.C.,
a Delaware limited liability company
KINGSVILLE TEXAS, L.L.C.,
a Delaware limited liability company
LITTLE ROCK AVIV, L.L.C.,
a Delaware limited liability company
MANOR ASSOCIATES, L.L.C.,
a Delaware limited liability company
MANSFIELD AVIV, L.L.C.,
a Delaware limited liability company
MASSACHUSETTS NURSING HOMES,
L.L.C., a Delaware limited liability company
MINNESOTA ASSOCIATES, L.L.C.,
a Delaware limited liability company
MISSOURI ASSOCIATES, L.L.C.,
a Delaware limited liability company
MISSOURI REGENCY ASSOCIATES, L.L.C.,
a Delaware limited liability company
MONTANA ASSOCIATES, L.L.C.,
an Illinois limited liability company
MT. VERNON TEXAS, L.L.C.,
a Delaware limited liability company
N.M. BLOOMFIELD THREE PLUS ONE
LIMITED COMPANY, a New Mexico limited
liability company
N.M. ESPANOLA THREE PLUS ONE LIMITED
COMPANY, a New Mexico limited liability company
N.M. LORDSBURG THREE PLUS ONE LIMITED
COMPANY, a New Mexico limited liability company
N.M. SILVER CITY THREE PLUS ONE LIMITED
COMPANY, a New Mexico limited liability company

[AVIV — CREDIT AGREEMENT]

NORTHRIDGE ARKANSAS, L.L.C.,
a Delaware limited liability company
OAKLAND NURSING HOMES, L.L.C.,
a Delaware limited liability company
OCTOBER ASSOCIATES, L.L.C.,
a Delaware limited liability company
OGDEN ASSOCIATES, L.L.C.,
a Delaware limited liability company
OHIO AVIV, L.L.C.,
a Delaware limited liability company
OMAHA ASSOCIATES, L.L.C.,
a Delaware limited liability company
ORANGE, L.L.C.,
an Illinois limited liability company
OREGON ASSOCIATES, L.L.C.,
a Delaware limited liability company
PEABODY ASSOCIATES, L.L.C.,
a Delaware limited liability company
POMONA VISTA L.L.C.,
an Illinois limited liability company
PRESCOTT ARKANSAS, L.L.C.,
a Delaware limited liability company
RATON PROPERTY LIMITED COMPANY,
a New Mexico limited liability company
RED ROCKS, L.L.C.,
an Illinois limited liability company
RICHLAND WASHINGTON, L.L.C.,
a Delaware limited liability company
RIVERSIDE NURSING HOME ASSOCIATES,
L.L.C., a Delaware limited liability company
ROSE BALDWIN PARK PROPERTY L.L.C.,
an Illinois limited liability company
SALEM ASSOCIATES, L.L.C.,
a Delaware limited liability company
SAN JUAN NH PROPERTY, L.L.C.,
a Delaware limited liability company
SANTA ANA-BARTLETT, L.L.C.,
an Illinois limited liability company
SANTA FE MISSOURI ASSOCIATES, L.L.C.,
an Illinois limited liability company
SAVOY/BONHAM VENTURE, L.L.C.,
a Delaware limited liability company
SEARCY AVIV, L.L.C.,
a Delaware limited liability company
SKYVIEW ASSOCIATES, L.L.C.,
a Delaware limited liability company

[AVIV — CREDIT AGREEMENT]

STAR CITY ARKANSAS, L.L.C.,
a Delaware limited liability company
SUN-MESA PROPERTIES, L.L.C.,
an Illinois limited liability company
TUJUNGA, L.L.C.,
a Delaware limited liability company
VRB AVIV, L.L.C.,
a Delaware limited liability company
WASHINGTON-OREGON ASSOCIATES,
L.L.C., an Illinois limited liability company
WATAUGA ASSOCIATES, L.L.C.,
an Illinois limited liability company
WEST PEARL STREET, L.L.C.,
a Delaware limited liability company
WHEELER HEALTHCARE ASSOCIATES,
L.L.C., a Texas limited liability company
WILLIS TEXAS AVIV, L.L.C.,
a Delaware limited liability company
WOODLAND ARKANSAS, L.L.C.,
a Delaware limited liability company
XION, L.L.C.,
an Illinois limited liability company
YUBA AVIV, L.L.C.,
a Delaware limited liability company

By:	AVIV FINANCING I, L.L.C.,
a Delaware limited liability company
its sole member

By:	/s/ Craig M. Bernfield
Name:
Its: Authorized Representative

[Signatures Continued on Next Page]
[AVIV — CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent
	By:	/s/ Dave Harper
Dave Harper
Its Duly Authorized Signatory

[AVIV — CREDIT AGREEMENT]

LENDERS:	GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
	By:	/s/ Dave Harper
Dave Harper
Its Duly Authorized Signatory

[AVIV — CREDIT AGREEMENT]

BANK LEUMI USA, as a Lender
By:	/s/ Cary Shinsako
Cary Shinsako
First Vice President

[AVIV — CREDIT AGREEMENT]

BANK OF OKLAHOMA, NA, as a Lender
By:	/s/ Jessica Johnson
Jessica Johnson
Assistant Vice President

[AVIV — CREDIT AGREEMENT]

BANCO POPULAR NORTH AMERICA, as a Lender
By:	/s/ David E. Varca
David E. Varca
Vice President

[AVIV — CREDIT AGREEMENT]

CAPITALSOURCE BANK, a California Industrial Bank, as a Lender
By:	/s/ Alicia Cook
Alicia Cook
Bank Officer

[AVIV — CREDIT AGREEMENT]

CIT BANK, as a Lender
By:	/s/ Ben Haslam
Ben Haslam
Authorized Signatory

[AVIV — CREDIT AGREEMENT]

FIRSTMERIT BANK, N.A., as a Lender
By:	/s/ Matthew W. Hannam
Matthew W. Hannam
Vice President

[AVIV — CREDIT AGREEMENT]

ISRAEL DISCOUNT BANK OF NEW YOURK, as a Lender
By:	/s/ Kiyoun Kim
Kiyoun Kim
Senior Vice President

By:	/s/ Daniel Burdekin
Daniel Burdekin
Vice President

[AVIV — CREDIT AGREEMENT]

MB FINANCIAL BANK, N.A., as a Lender
By:	/s/ Jack Sharp
Jack Sharp
Senior Vice President

[AVIV — CREDIT AGREEMENT]

THE PRIVATEBANK AND TRUST COMPANY, as a Lender
By:	/s/ Amy K. Hallberg
Amy K. Hallberg
Managing Director

[AVIV — CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Dan LePage
Dan LePage
Authorized Signatory

[AVIV — CREDIT AGREEMENT]

EXHIBIT 6.02(b)
(a) For each Real Property Asset, a statement evidencing the consolidated and individual EBITDARM and a statement evidencing the consolidated and individual EBITDA for the Real Property Assets for the most recently completed four fiscal quarters reported on a quarterly basis and a trailing twelve months basis.
(b) (i) For each Real Property Asset, an Operating Statement containing the following information for the most recently completed four fiscal quarters reported on a quarterly basis and a trailing twelve months basis, (ii) for Aviv, a consolidated Operating Statement containing the following information for the most recently completed four fiscal quarters reported on a quarterly basis and a trailing twelve months basis and (iii) for each Operating Tenant, a consolidated Operating Statement containing the following information for each Real Property Asset held by such Operating Tenant for the most recently completed four fiscal quarters reported on a quarterly basis and a trailing twelve months basis:
Census & Occupancy
Licensed Beds
Operating Beds
Days in Period
Patient Days — Capacity
Payor Mix — Days &
Percent
Residential Care (RC)
Private
Other
Total Residential Days
Patient Days — Actual
Premium Mix
Occupancy %
Revenue
RC Private
RC Other
Private
Medicare
Medicaid

Ancillary
Other
Contractual Adjustments
Prior Year Adjustments
Total Revenue
Total Operating Expenses
EBITDARM
Less: Management Fee
EBITDAR
Less: Rent
EBITDA
Less: Depreciation &
Amortization
Less: Income Tax
Less: Interest
Net Income
Rent Coverage
Adjustments
Adjusted EBITDAR
(c) For each Real Property Asset, copies evidencing payment of real estate taxes and insurance promptly upon receipt.

SCHEDULE 1.01
SUBSIDIARY BORROWERS
Alamogordo Aviv, L.L.C., a New Mexico limited liability company
Arkansas Aviv, L.L.C., a Delaware limited liability company
Aviv Foothills, L.L.C., a Delaware limited liability company
Aviv Liberty, L.L.C., a Delaware limited liability company
Avon Ohio, L.L.C., a Delaware limited liability company
Belleville Illinois, L.L.C., a Delaware limited liability company
Bellingham II Associates, L.L.C., a Delaware limited liability company
Benton Harbor, L.L.C., an Illinois limited liability company
BHG Aviv, L.L.C., a Delaware limited liability company
Bonham Texas, L.L.C., a Delaware limited liability company
Burton NH Property, L.L.C., a Delaware limited liability company
California Aviv Two, L.L.C., a Delaware limited liability company
California Aviv, L.L.C., a Delaware limited liability company
Camas Associates, L.L.C., a Delaware limited liability company
Casa/Sierra California Associates, L.L.C., a Delaware limited liability company
Chenal Arkansas, L.L.C., a Delaware limited liability company
Chippewa Valley, L.L.C., an Illinois limited liability company
Clarkston Care, L.L.C., a Delaware limited liability company
Clayton Associates, L.L.C., a New Mexico limited liability company
Colonial Madison Associates, L.L.C., a Delaware limited liability company
Columbia View Associates, L.L.C., a Delaware limited liability company
Columbus Texas Aviv, L.L.C., a Delaware limited liability company
Columbus Western Avenue, L.L.C., a Delaware limited liability company
Commerce Nursing Homes, L.L.C., an Illinois limited liability company
CR Aviv, L.L.C., a Delaware limited liability company
Denison Texas, L.L.C., a Delaware limited liability company
Effingham Associates, L.L.C., an Illinois limited liability company
Elite Mattoon, L.L.C., a Delaware limited liability company
Elite Yorkville, L.L.C., a Delaware limited liability company
Falfurrias Texas, L.L.C., a Delaware limited liability company
Florence Heights Associates, L.L.C., a Delaware limited liability company
Fountain Associates, L.L.C., a Delaware limited liability company
Four Fountains Aviv, L.L.C., a Delaware limited liability company
Freewater Oregon, L.L.C., a Delaware limited liability company
Fullerton California, L.L.C., a Delaware limited liability company
Giltex Care, L.L.C., a Delaware limited liability company
Heritage Monterey Associates, L.L.C., an Illinois limited liability company
HHM Aviv, L.L.C., a Delaware limited liability company
Highland Leasehold, L.L.C., a Delaware limited liability company
Hobbs Associates, L.L.C., an Illinois limited liability company
Hot Springs Aviv, L.L.C., a Delaware limited liability company
Houston Texas Aviv, L.L.C., a Delaware limited liability company

Hutchinson Kansas, L.L.C., a Delaware limited liability company
Idaho Associates, L.L.C., an Illinois limited liability company
Karan Associates Two, L.L.C., a Delaware limited liability company
Karan Associates, L.L.C., a Delaware limited liability company
KB Northwest Associates, L.L.C., a Delaware limited liability company
Kingsville Texas, L.L.C., a Delaware limited liability company
Little Rock Aviv, L.L.C., a Delaware limited liability company
Manor Associates, L.L.C., a Delaware limited liability company
Mansfield Aviv, L.L.C., a Delaware limited liability company
Massachusetts Nursing Homes, L.L.C., a Delaware limited liability company
Minnesota Associates, L.L.C., a Delaware limited liability company
Missouri Associates, L.L.C., a Delaware limited liability company
Missouri Regency Associates, L.L.C., a Delaware limited liability company
Montana Associates, L.L.C., an Illinois limited liability company
Mt. Vernon Texas, L.L.C., a Delaware limited liability company
N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company
N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company
N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company
N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company
Northridge Arkansas, L.L.C., a Delaware limited liability company
Oakland Nursing Homes, L.L.C., a Delaware limited liability company
October Associates, L.L.C., a Delaware limited liability company
Ogden Associates, L.L.C., a Delaware limited liability company
Ohio Aviv, L.L.C., a Delaware limited liability company
Omaha Associates, L.L.C., a Delaware limited liability company
Orange, L.L.C., an Illinois limited liability company
Oregon Associates, L.L.C., a Delaware limited liability company
Peabody Associates, L.L.C., a Delaware limited liability company
Pomona Vista L.L.C., an Illinois limited liability company
Prescott Arkansas, L.L.C., a Delaware limited liability company
Raton Property Limited Company, a New Mexico limited liability company
Red Rocks, L.L.C., an Illinois limited liability company
Richland Washington, L.L.C., a Delaware limited liability company
Riverside Nursing Home Associates, L.L.C., a Delaware limited liability company
Rose Baldwin Park Property L.L.C., an Illinois limited liability company
Salem Associates, L.L.C., a Delaware limited liability company
San Juan NH Property, L.L.C., a Delaware limited liability company
Santa Ana-Bartlett, L.L.C., an Illinois limited liability company
Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company
Savoy/Bonham Venture, L.L.C., a Delaware limited liability company
Searcy Aviv, L.L.C., a Delaware limited liability company
Skyview Associates, L.L.C., a Delaware limited liability company
Star City Arkansas, L.L.C., a Delaware limited liability company
Sun-Mesa Properties, L.L.C., an Illinois limited liability company
Tujunga, L.L.C., a Delaware limited liability company
VRB Aviv, L.L.C., a Delaware limited liability company

Washington-Oregon Associates, L.L.C., an Illinois limited liability company
Watauga Associates, L.L.C., an Illinois limited liability company
West Pearl Street, L.L.C., a Delaware limited liability company
Wheeler Healthcare Associates, L.L.C., a Texas limited liability company
Willis Texas Aviv, L.L.C., a Delaware limited liability company
Woodland Arkansas, L.L.C., a Delaware limited liability company
Xion, L.L.C., an Illinois limited liability company
Yuba Aviv, L.L.C., a Delaware limited liability company

SCHEDULE 2.03
AMORTIZATION SCHEDULE — PART I

Period	Date	Days	Ending Balance	Payment	Interest	Principal Payment
0	10/1/2010		$405,000,000.00
1	11/1/2010	31	$404,457,431.57	$2,547,880.93	$2,005,312.50	$542,568.43
2	12/1/2010	30	$403,847,575.83	$2,547,880.93	$1,938,025.19	$609,855.74
3	1/1/2011	31	$403,299,301.30	$2,547,880.93	$1,999,606.40	$548,274.53
4	2/1/2011	31	$402,748,312.05	$2,547,880.93	$1,996,891.68	$550,989.25
5	3/1/2011	28	$402,001,611.07	$2,547,880.93	$1,801,179.95	$746,700.98
6	4/1/2011	31	$401,444,196.45	$2,547,880.93	$1,990,466.31	$557,414.62
7	5/1/2011	30	$400,819,902.30	$2,547,880.93	$1,923,586.77	$624,294.16
8	6/1/2011	31	$400,256,636.58	$2,547,880.93	$1,984,615.21	$563,265.72
9	7/1/2011	30	$399,626,652.03	$2,547,880.93	$1,917,896.38	$629,984.55
10	8/1/2011	31	$399,057,478.07	$2,547,880.93	$1,978,706.96	$569,173.97
11	9/1/2011	31	$398,485,485.90	$2,547,880.93	$1,975,888.76	$571,992.17
12	10/1/2011	30	$397,847,014.59	$2,547,880.93	$1,909,409.62	$638,471.31
13	11/1/2011	31	$397,269,028.95	$2,547,880.93	$1,969,895.29	$577,985.64
14	12/1/2011	30	$396,624,728.78	$2,547,880.93	$1,903,580.76	$644,300.17
15	1/1/2012	31	$396,040,691.13	$2,547,880.93	$1,963,843.28	$584,037.65
16	2/1/2012	31	$395,453,761.67	$2,547,880.93	$1,960,951.48	$586,929.45
17	3/1/2012	29	$394,737,600.60	$2,547,880.93	$1,831,719.85	$716,161.08
18	4/1/2012	31	$394,144,219.04	$2,547,880.93	$1,954,499.37	$593,381.56
19	5/1/2012	30	$393,484,945.82	$2,547,880.93	$1,888,607.72	$659,273.21
20	6/1/2012	31	$392,885,361.88	$2,547,880.93	$1,948,296.99	$599,583.94
21	7/1/2012	30	$392,220,056.65	$2,547,880.93	$1,882,575.69	$665,305.24
22	8/1/2012	31	$391,614,209.75	$2,547,880.93	$1,942,034.03	$605,846.90
23	9/1/2012	31	$391,005,363.06	$2,547,880.93	$1,939,034.25	$608,846.68
24	10/1/2012	30	$390,331,049.50	$2,547,880.93	$1,873,567.36	$674,313.57
25	11/1/2012	31	$389,715,849.39	$2,547,880.93	$1,932,680.82	$615,200.11
26	12/1/2012	30	$389,035,356.90	$2,547,880.93	$1,867,388.44	$680,492.49
27	1/1/2013	31	$388,413,741.32	$2,547,880.93	$1,926,265.34	$621,615.59
28	2/1/2013	31	$387,789,047.87	$2,547,880.93	$1,923,187.48	$624,693.45
29	3/1/2013	28	$386,975,445.74	$2,547,880.93	$1,734,278.80	$813,602.13
30	4/1/2013	31	$386,343,630.73	$2,547,880.93	$1,916,065.92	$631,815.01
31	5/1/2013	30	$385,646,979.70	$2,547,880.93	$1,851,229.90	$696,651.03
32	6/1/2013	31	$385,008,586.94	$2,547,880.93	$1,909,488.17	$638,392.76
33	7/1/2013	30	$384,305,538.82	$2,547,880.93	$1,844,832.81	$703,048.12
34	8/1/2013	31	$383,660,504.06	$2,547,880.93	$1,902,846.17	$645,034.76
35	9/1/2013	31	$383,012,275.49	$2,547,880.93	$1,899,652.36	$648,228.57
36	10/1/2013	30	$382,299,661.72	$2,547,880.93	$1,835,267.15	$712,613.78
37	11/1/2013	31	$381,664,695.08	$2,547,880.93	$1,892,914.30	$654,966.63
38	12/1/2013	30	$380,925,528.32	$2,547,880.93	$1,828,714.16	$719,166.77
39	1/1/2014	31	$380,263,757.81	$2,547,880.93	$1,886,110.43	$661,770.50
40	2/1/2014	31	$379,598,710.63	$2,547,880.93	$1,882,833.75	$665,047.18
41	3/1/2014	28	$378,748,479.49	$2,547,880.93	$1,697,649.79	$850,231.14
42	4/1/2014	31	$378,075,929.57	$2,547,880.93	$1,875,331.01	$672,549.92
43	5/1/2014	30	$377,339,662.47	$2,547,880.93	$1,811,613.83	$736,267.10
44	6/1/2014	31	$376,660,136.95	$2,547,880.93	$1,868,355.41	$679,525.52
45	7/1/2014	30	$375,917,085.85	$2,547,880.93	$1,804,829.82	$743,051.11

Period	Date	Days	Ending Balance	Payment	Interest	Principal Payment
46	8/1/2014	31	$375,230,516.60	$2,547,880.93	$1,861,311.68	$686,569.25
47	9/1/2014	31	$374,540,547.88	$2,547,880.93	$1,857,912.21	$689,968.72
48	10/1/2014	30	$373,787,340.41	$2,547,880.93	$1,794,673.46	$753,207.47
49	11/1/2014	31	$373,090,225.96	$2,547,880.93	$1,850,766.48	$697,114.45
50	12/1/2014	30	$372,330,069.03	$2,547,880.93	$1,787,724.00	$760,156.93
51	1/1/2015	31	$371,625,739.07	$2,547,880.93	$1,843,550.97	$704,329.96
52	2/1/2015	31	$370,917,921.69	$2,547,880.93	$1,840,063.56	$707,817.37
53	3/1/2015	28	$370,028,868.14	$2,547,880.93	$1,658,827.37	$889,053.56
54	4/1/2015	31	$369,313,144.03	$2,547,880.93	$1,832,156.83	$715,724.10
55	5/1/2015	30	$368,534,888.58	$2,547,880.93	$1,769,625.48	$778,255.45
56	6/1/2015	31	$367,811,767.21	$2,547,880.93	$1,824,759.55	$723,121.38
57	7/1/2015	30	$367,026,317.66	$2,547,880.93	$1,762,431.38	$785,449.55
58	8/1/2015	31	$366,295,726.76	$2,547,880.93	$1,817,290.03	$730,590.90
59	9/1/2015	31	$365,561,518.42	$2,547,880.93	$1,813,672.59	$734,208.34
60	10/1/2015	30	$364,765,286.44	$2,547,880.93	$1,751,648.94	$796,231.99
61	11/1/2015	31	$364,023,500.29	$2,547,880.93	$1,806,094.79	$741,786.14
62	12/1/2015	30	$363,219,898.63	$2,547,880.93	$1,744,279.27	$803,601.66
63	1/1/2016	31	$362,470,460.67	$2,547,880.93	$1,798,442.97	$749,437.96
64	2/1/2016	31	$361,717,311.96	$2,547,880.93	$1,794,732.21	$753,148.72
65	3/1/2016	29	$360,844,885.52	$2,547,880.93	$1,675,454.49	$872,426.44
66	4/1/2016	31	$360,083,687.95	$2,547,880.93	$1,786,683.36	$761,197.57
67	5/1/2016	30	$359,261,208.02	$2,547,880.93	$1,725,401.00	$822,479.93
68	6/1/2016	31	$358,492,169.04	$2,547,880.93	$1,778,841.95	$769,038.98
69	7/1/2016	30	$357,662,063.09	$2,547,880.93	$1,717,774.98	$830,105.95
70	8/1/2016	31	$356,885,106.13	$2,547,880.93	$1,770,923.97	$776,956.96
71	9/1/2016	31	$356,104,302.15	$2,547,880.93	$1,767,076.95	$780,803.98
72	10/1/2016	30	$355,262,754.33	$2,547,880.93	$1,706,333.11	$841,547.82
73	11/1/2016	31	$354,473,917.45	$2,547,880.93	$1,759,044.05	$788,836.88
74	12/1/2016	30	$353,624,557.38	$2,547,880.93	$1,698,520.85	$849,360.08
75	1/1/2017	31	$352,827,609.15	$2,547,880.93	$1,750,932.70	$796,948.23
76	2/1/2017	31	$352,026,714.93	$2,547,880.93	$1,746,986.70	$800,894.23
77	3/1/2017	28	$351,053,175.69	$2,547,880.93	$1,574,341.70	$973,539.23
78	4/1/2017	31	$350,243,495.56	$2,547,880,93	$1,738,200.79	$809,680.14
79	5/1/2017	30	$349,373,864.71	$2,547,880.93	$1,678,250.08	$869,630.85
80	6/1/2017	31	$348,555,869.65	$2,547,880.93	$1,729,885.87	$817,995.06
81	7/1/2017	30	$347,678,152.26	$2,547,880.93	$1,670,163.54	$877,717.39
82	8/1/2017	31	$346,851,761.07	$2,547,880.93	$1,721,489.74	$826,391.19
83	9/1/2017	31	$346,021,278.10	$2,547,880.93	$1,717,397.96	$830,482.97
84	10/1/2017	30	$345,131,415.79	$2,547,880.93	$1,658,018.62	$889,862.31
85	11/1/2017	31	$344,292,414.72	$2,547,880.93	$1,708,879.86	$839,001.07
86	12/1/2017	30	$343,394,268.28	$2,547,880.93	$1,649,734.49	$898,146.44
87	1/1/2018	31	$342,546,665.91	$2,547,880.93	$1,700,278.56	$847,602.37
88	2/1/2018	31	$341,694,866.74	$2,547,880.93	$1,696,081.76	$851,799.17
89	3/1/2018	28	$340,675,121.19	$2,547,880.93	$1,528,135.38	$1,019,745.55
90	4/1/2018	31	$339,814,055.27	$2,547,880.93	$1,686,815.01	$861,065.92
91	5/1/2018	30	$338,894,450.02	$2,547,880.93	$1,628,275.68	$919,605.25
92	6/1/2018	31	$338,024,567.30	$2,547,880.93	$1,677,998.21	$869,882.72
93	7/1/2018	30	$337,096,387.42	$2,547,880.93	$1,619,701.05	$928,179.88
94	8/1/2018	31	$336,217,601.80	$2,547,880.93	$1,669,095.31	$878,785.62
95	9/1/2018	31	$335,334,464.97	$2,547,880.93	$1,664,744.10	$883,136.83

Period	Date	Days	Ending Balance	Payment	Interest	Principal Payment
96	10/1/2018	30	$334,393,395.02	$2,547,880.93	$1,606,810.98		$941,069.95
97	11/1/2018	31	$333,501,225.83	$2,547,880.93	$1,655,711.74		$892,169.19
98	12/1/2018	30	$332,551,371.60	$2,547,880.93	$1,598,026.71		$949,854.22
99	1/1/2019	31	$331,650,081.84	$2,547,880.93	$1,646,591.17		$901,289.76
86	12/1/2017	30	$343,394,268.28	$2,547,880.93	$1,649,734.49		$898,146.44
87	1/1/2018	31	$342,546,665.91	$2,547,880.93	$1,700,278.56		$847,602.37
88	2/1/2018	31	$341,694,866.74	$2,547,880.93	$1,696,081.76		$851,799.17
89	3/1/2018	28	$340,675,121.19	$2,547,880.93	$1,528,135.38		$1,019,745.55
90	4/1/2018	31	$339,814,055.27	$2,547,880.93	$1,686,815.01		$861,065.92
91	5/1/2018	30	$338,894,450.02	$2,547,880.93	$1,628,275.68		$919,605.25
92	6/1/2018	31	$338,024,567.30	$2,547,880.93	$1,677,998.21		$869,882.72
93	7/1/2018	30	$337,096,387.42	$2,547,880.93	$1,619,701.05		$928,179.88
94	8/1/2018	31	$336,217,601.80	$2,547,880.93	$1,669,095.31		$878,785.62
95	9/1/2018	31	$335,334,464.97	$2,547,880.93	$1,664,744.10		$883,136.83
96	10/1/2018	30	$334,393,395.02	$2,547,880.93	$1,606,810.98		$941,069.95
97	11/1/2018	31	$333,501,225.83	$2,547,880.93	$1,655,711.74		$892,169.19
98	12/1/2018	30	$332,551,371.60	$2,547,880.93	$1,598,026.71		$949,854.22
99	1/1/2019	31	$331,650,081.84	$2,547,880.93	$1,646,591.17		$901,289.76
100	2/1/2019	31	$330,744,329.44	$2,547,880.93	$1,642,128.53		$905,752.40
101	3/1/2019	28	$329,675,610.65	$2,547,880.93	$1,479,162.14		$1,068,718.79
102	4/1/2019	31	$328,760,081.88	$2,547,880.93	$1,632,352.16		$915,528.77
103	5/1/2019	30	$327,787,509.67	$2,547,880.93	$1,575,308.73		$972,572.20
104	6/1/2019	31	$326,862,632.17	$2,547,880.93	$1,623,003.43		$924,877.50
105	7/1/2019	30	$325,880,968.02	$2,547,880.93	$1,566,216.78		$981,664.15
106	8/1/2019	31	$324,946,650.50	$2,547,880.93	$1,613,563.40		$934,317.53
107	9/1/2019	31	$324,007,706.80	$2,547,880.93	$1,608,937.23		$938,943.70
108	10/1/2019	30	$323,012,362.80	$2,547,880.93	$1,552,536.93		$995,344.00
109	11/1/2019	31	$322,063,841.70	$2,547,880.93	$1,599,359.82		$948,521.11
110	12/1/2019	30	$321,059,183.34	$2,547,880.93	$1,543,222.57		$1,004,658.36
111	1/1/2020	31	$320,100,991.28	$2,547,880.93	$1,589,688.87		$958,192.06
112	2/1/2020	31	$319,138,054.84	$2,547,880.93	$1,584,944.49		$962,936.44
113	3/1/2020	29	$318,068,403.65	$2,547,880.93	$1,478,229.74		$1,069,651.19
114	4/1/2020	31	$317,095,403.08	$2,547,880.93	$1,574,880.36		$973,000.57
115	5/1/2020	30	$316,066,937.63	$2,547,880.93	$1,519,415.47		$1,028,465.46
116	6/1/2020	31	$315,084,027.02	$2,547,880.93	$1,564,970.32		$982,910.61
117	7/1/2020	30	$314,045,923.72	$2,547,880.93	$1,509,777.63		$1,038,103.30
118	8/1/2020	31	$313,053,006.29	$2,547,880.93	$1,554,963.50		$992,917.43
119	9/1/2020	31	$312,055,172.53	$2,547,880.93	$1,550,047.18		$997,833.75
120	10/1/2020	30	$311,002,555.97	$2,547,880.93	$1,495,264.37		$1,052,616.56
121	11/1/2020	31	$309,994,569.64	$2,547,880.93	$1,539,894.60		$1,007,986.33
122	12/1/2020	30	$308,932,079.36	$2,547,880.93	$1,485,390.65		$1,062,490.28
123	1/1/2021	31	$307,913,841.29	$2,547,880.93	$1,529,642.87	$	l,018,238,06
124	2/1/2021	31	$306,890,561.54	$2,547,880.93	$1,524,601.17		$1,023,279.76
125	3/1/2021	28	$305,715,163.40	$2,547,880.93	$1,372,482.79		$1,175,398.14
126	4/1/2021	31	$304,680,997.13	$2,547,880.93	$1.513,714.66		$1,034,166.27
127	5/1/2021	30	$303,593,045.98	$2,547,880.93	$1,459,929.78		$1,087,951.15
128	6/1/2021	31	$302,548,372.28	$2,547,880.93	$1,503,207.23		$1,044,673.70
129	7/1/2021	30	$301,450,202.30	$2,547,880.93	$1,449,710.95		$1,098,169.98
130	8/1/2021	31	$300,394,918.55	$2,547,880.93	$1,492,597.18		$1,055,283.75
131	9/1/2021	31	$299,334,409.69	$2,547,880.93	$1,487,372.06		$1,060,508.87

Period	Date	Days	Ending Balance	Payment	Interest	Principal Payment
132	10/1/2021	30	$298,220,839.47	$2,547,880.93	$1,434,310.71	$1,113,570.22
133	11/1/2021	31	$297,149,565.89	$2,547,880.93	$1,476,607.35	$1,071,273.58
134	12/1/2021	30	$296,025,526.63	$2,547,880.93	$1,423,841.67	$1,124,039.26
135	1/1/2022	31	$294,943,383.20	$2,547,880.93	$1,465,737.50	$1,082,143.43
136	2/1/2022	31	$293,855,881.66	$2,547,880.93	$1,460,379.39	$1,087,501.54
137	3/1/2022	28	$292,622,189.54	$2,547,880.93	$1,314,188.80	$1,233,692.13
138	4/1/2022	31	$291,523,194.87	$2,547,880.93	$1,448,886.26	$1,098,994.67
139	5/1/2022	30	$290,372,195.91	$2,547,880.93	$1,396,881.98	$1,150,998.95
140	6/1/2022	31	$289,262,060.65	$2,547,880.93	$1,437,745.66	$1,110,135.27
141	7/1/2022	30	$288,100,227.09	$2,547,880.93	$1,386,047.37	$1,161,833.56
142	8/1/2022	31	$286,978,842.42	$2,547,880.93	$1,426,496.26	$1,121,384.67
143	9/1/2022	31	$285,851,905.34	$2,547,880.93	$1,420,943.85	$1,126,937.08
144	10/1/2022	30	$284,673,731.46	$2,547,880.93	$1,369,707.05	$1,178,173.88
145	11/1/2022	31	$283,535,380.88	$2,547,880.93	$1,409,530.35	$1,138,350.58
146	12/1/2022	30	$282,346,106.99	$2,547,880.93	$1,358,607.03	$1,189,273.90
147	1/1/2023	31	$281,196,231.43	$2,547,880.93	$1,398,005.38	$1,149,875.55
148	2/1/2023	31	$280,040,662.40	$2,547,880.93	$1,392,311.90	$1,155,569.03
149	3/1/2023	28	$278,745,185.54	$2,547,880.93	$1,252,404.07	$1,295,476.86
150	4/1/2023	31	$277,577,480.43	$2,547,880.93	$1,380,175.81	$1,167,705.12
151	5/1/2023	30	$276,359,658.26	$2,547,880.93	$1,330,058.76	$1,217,822.17
152	6/1/2023	31	$275,180,141.47	$2,547,880.93	$1,368,364.14	$1,179,516.79
153	7/1/2023	30	$273,950,832.05	$2,547,880.93	$1,318,571.51	$1,229,309.42
154	8/1/2023	31	$272,759,388.23	$2,547,880.93	$1,356,437.11	$1,191,443.82
155	9/1/2023	31	$271,562,045.10	$2,547,880.93	$1,350,537.80	$1,197,343.13
156	10/1/2023	30	$270,315,398.97	$2,547,880.93	$1,301,234.80	$1,246,646.13
157	11/1/2023	31	$269,105,954.70	$2,547,880.93	$1,338,436.66	$1,209,444.27
158	12/1/2023	30	$267,847,539.80	$2,547,880.93	$1,289,466.03	$1,258,414.90
159	1/1/2024	31	$266,625,876.21	$2,547,880.93	$1,326,217.33	$1,221,663.60
160	2/1/2024	31	$265,398,163.68	$2,547,880.93	$1,320,168.40	$1,227,712.53
161	3/1/2024	29	$264,079,592.30	$2,547,880.93	$1,229,309.55	$1,318,571.38
162	4/1/2024	31	$262,839,272.13	$2,547,880.93	$1,307,560.76	$1,240,320.17
163	5/1/2024	30	$261,550,829.38	$2,547,880.93	$1,259,438.18	$1,288,442.75
164	6/1/2024	31	$260,297,988.32	$2,547,880.93	$1,295,039.87	$1,252,841.06
165	7/1/2024	30	$258,997,368.58	$2,547,880.93	$1,247,261.19	$1,300,619.74
166	8/1/2024	31	$257,731,884.34	$2,547,880.93	$1,282,396.69	$1,265.484.24
167	9/1/2024	31	$256,460,134.20	$2,547,880.93	$1,276,130.79	$1,271,750.14
168	10/1/2024	30	$255,141,124.75	$2,547,880.93	$1,228,871.48	$1,319,009.45
169	11/1/2024	31	$253,856,546.75	$2,547,880.93	$1,263,302.93	$1,284,578.00
170	12/1/2024	30	$252,525,061.77	$2,547,880.93	$1,216,395.95	$1,331,484,98
171	1/1/2025	31	$251,227,530.63	$2,547,880.93	$1,250,349.79	$1,297,531.14
172	2/1/2025	31	$249,923,574.90	$2,547,880.93	$1,243,925.20	$1,303,955.73
173	3/1/2025	28	$248,493,407.74	$2,547,880.93	$1,117,713.77	$1,430,167.16
174	4/1/2025	31	$247,175,914.30	$2,547,880.93	$1,230,387.50	$1,317,493.43
175	5/1/2025	30	$245,812,417.96	$2,547,880.93	$1,184,384.59	$1,363,496.34
176	6/1/2025	31	$244,481,649.91	$2,547,880.93	$1,217,112.88	$1,330,768.05
177	7/1/2025	30	$243,105,243.55	$2,547,880.93	$1,171,474.57	$1,376,406.36
178	8/1/2025	31	$241,761,071.22	$2,547,880.93	$1,203,708.60	$1,344,172.33
179	9/1/2025	31	$240,410,243.37	$2,547,880.93	$1,197,053.08	$1,350,827.85
180	10/1/2025	30	$239,014,328.19	$2,547,880.93	$1,151,965.75	$1,395,915.18
181	11/1/2025	31	$237,649,900.15	$2.547.880.93	$1,183,452.89	$1,364,428.04

Period	Date	Days	Ending Balance	Payment	Interest	Principal Payment
182	12/1/2025	30	$236,240,758.33	$2,547,880.93	$1,138,739.10	$1,409,141.83
183	1/1/2026	31	$234,862,597.26	$2,547,880.93	$1,169,719.87	$1,378,161.06
184	2/1/2026	31	$233,477,612.39	$2,547,880.93	$1,162,896.05	$1,384,984.88
185	3/1/2026	28	$231,973,895.22	$2,547,880.93	$1,044,163.77	$1,503,717.16
186	4/1/2026	31	$230,574,607.26	$2,547,880.93	$1,148,592.97	$1,399,287.96
187	5/1/2026	30	$229,131,562.99	$2,547,880.93	$1,104,836.66	$1,443,044.27
188	6/1/2026	31	$227,718,201.54	$2,547,880.93	$1,134,519.48	$1,413,361.45
189	7/1/2026	30	$226,261,470.32	$2,547,880.93	$1,091,149.72	$1,456,731.21
190	8/1/2026	31	$224,833,897.92	$2,547,880.93	$1,120,308.53	$1,427,572.40
191	9/1/2026	31	$223,399,257.06	$2,547,880.93	$1,113,240.06	$1,434,640.87
192	10/1/2026	30	$221,921,830.90	$2,547,880.93	$1,070,454.77	$1,477,426.16
193	11/1/2026	31	$220,472,771.26	$2,547,880.93	$1,098,821.29	$1,449,059.64
194	12/1/2026	30	$218,981,322.36	$2,547,880.93	$1,056,432.03	$1,491,448.90
195	1/1/2027	31	$217,517,703.11	$2,547,880.93	$1,084,261.69	$1,463,619.24
196	2/1/2027	31	$216,046,836.92	$2,547,880.93	$1,077,014.74	$1,470,866.19
197	3/1/2027	28	$214,465,165.46	$2,547,880.93	$966,209.47	$1,581,671.46
198	4/1/2027	31	$212,979,184.96	$2,547,880.93	$1,061,900.44	$1,485,980.49
199	5/1/2027	30	$211,451,829.30	$2,547,880.93	$1,020,525.26	$1,527,355.67
200	6/1/2027	31	$209,950,928.60	$2,547,880.93	$1,046,980.24	$1,500,900.69
201	7/1/2027	30	$208,409,062.54	$2,547,880.93	$1,006,014.87	$1,541,866.06
202	8/1/2027	31	$206,893,095.93	$2,547,880.93	$1,031,914.32	$1,515,966.61
203	9/1/2027	31	$205,369,623.17	$2,547,880.93	$1,024,408.18	$1,523,472.75
204	10/1/2027	30	$203,805,805.02	$2,547,880.93	$984,062.78	$1,563,818.15
205	11/1/2027	31	$202,267,045.89	$2,547,880.93	$1,009,121.80	$1,538,759.13
206	12/1/2027	30	$200,688,361.22	$2,547,880.93	$969,196.26	$1,578,684.67
207	1/1/2028	31	$199,134,166.41	$2,547,880.93	$993,686.12	$1,554,194.81
208	2/1/2028	31	$197,572,276.18	$2,547,880.93	$985,990.70	$1,561,890.23
209	3/1/2028	29	$195,939,539.06	$2,547,880.93	$915,143.81	$1,632,737.12
210	4/1/2028	31	$194,361,830.98	$2,547,880.93	$970,172.86	$1,577,708.07
211	5/1/2028	30	$192,745,267.16	$2,547,880.93	$931,317.11	$1,616,563.82
212	6/1/2028	31	$191,151,743.01	$2,547,880.93	$954,356.77	$1,593,524.16
213	7/1/2028	30	$189,519,797.51	$2,547,880.93	$915,935.44	$1,631,945.49
214	8/1/2028	31	$187,910,302.80	$2,547,880.93	$938,386.22	$1,609,494.71
215	9/1/2028	31	$186,292,838.86	$2,547,880.93	$930,416.99	$1,617,463.94
216	10/1/2028	30	$184,637,611.11	$2,547,880.93	$892,653.19	$1,655,227.74
217	11/1/2028	31	$183,003,942.80	$2,547,880.93	$914,212.62	$1,633.668.31
218	12/1/2028	30	$181,332,955.76	$2,547,880.93	$876,893.89	$1,670,987.04
219	1/1/2029	31	$179,682,924.81	$2,547,880.93	$897,849.98	$1,650,030.95
220	2/1/2029	31	$178,024,723.92	$2,547,880.93	$889,680.04	$1,658,200.89
221	3/1/2029	28	$176,273,009.12	$2,547,880.93	$796,166.13	$1,751,714.80
222	4/1/2029	31	$174,597,924.41	$2,547,880.93	$872,796.22	$1,675,084.71
223	5/1/2029	30	$172,886,658.53	$2,547,880.93	$836,615.05	$1,711,265.88
224	6/1/2029	31	$171,194,806.68	$2,547,880.93	$856,029.08	$1,691,851.85
225	7/1/2029	30	$169,467,234.20	$2,547,880.93	$820,308.45	$1,727,572.48
226	8/1/2029	31	$167,758,451.45	$2,547,880.93	$839,098.18	$1,708,782.75
227	9/1/2029	31	$166,041,207.85	$2,547,880.93	$830,637.33	$1,717,243.60
228	10/1/2029	30	$164,288,941.04	$2,547,880.93	$795,614.12	$1,752,266.81
229	11/1/2029	31	$162,554,518.55	$2,547,880.93	$813,458.44	$1,734,422.49
230	12/1/2029	30	$160,785,544.69	$2,547,880.93	$778,907.07	$1,768,973.86
231	1/1/2030	31	$159,033,775.52	$2,547,880.93	$793,111.76	$1,751,769.17

Period	Date	Days	Ending Balance	Payment	Interest	Principal Payment
232	2/1/2030	31	$157,273,332.66	$2,547,880.93	$787,438.07	$1,760,442.86
233	3/1/2030	28	$155,428,813.02	$2,547,880.93	$703,361.29	$1,844,519.64
234	4/1/2030	31	$153,650,520.59	$2,547,880.93	$769,588.50	$1,778,292.43
235	5/1/2030	30	$151,838,881.74	$2,547,880.93	$736,242.08	$1,811,638.85
236	6/1/2030	31	$150,042,814.16	$2,547,880.93	$751,813.35	$1,796,067.58
237	7/1/2030	30	$148,213,888.38	$2,547,880.93	$718,955.15	$1,828,925.78
238	8/1/2030	31	$146,399,872.05	$2,547,880.93	$733,864,60	$1,814,016.33
239	9/1/2030	31	$144,576,873.82	$2,547,880.93	$724,882.70	$1,822,998.23
240	10/1/2030	30	$142,721,757.08	$2,547,880.93	$692,764.19	$1,855,116.74
241	11/1/2030	31	$140,880,547.07	$2,547,880.93	$706,670.92	$1,841,210.01
242	12/1/2030	30	$139,007,718.76	$2,547,880.93	$675,052.62	$1,872,828.31
243	1/1/2031	31	$137,148,119.10	$2,547,880.93	$688,281.27	$1,859,599.66
244	2/1/2031	31	$135,279,311.85	$2,547,880.93	$679,073.67	$1,868,807.26
245	3/1/2031	28	$133,336,430.06	$2,547,880.93	$604,999.14	$1,942,881.79
246	4/1/2031	31	$131,448,749.65	$2,547,880.93	$660,200.52	$1,887,680.41
247	5/1/2031	30	$129,530,727.31	$2,547,880.93	$629,858.59	$1,918,022.34
248	6/1/2031	31	$127,624,203.39	$2,547,880.93	$641,357.00	$1,906,523.93
249	7/1/2031	30	$125,687,855.10	$2,547,880.93	$611,532.64	$1,936,348.29
250	8/1/2031	31	$123,762,303.62	$2,547,880.93	$622,329.45	$1,925,551.48
251	9/1/2031	31	$121,827,217.98	$2,547,880.93	$612,795.29	$1,935,085.64
252	10/1/2031	30	$119,863,092.47	$2,547,880.93	$583,755.42	$1,964,125.51
253	11/1/2031	31	$117,908,700.32	$2,547,880.93	$593,488.78	$1,954,392.15
254	12/1/2031	30	$115,925,798.58	$2,547,880.93	$564,979.19	$1,982,901.74
255	1/1/2032	31	$113,951,911.36	$2,547,880.93	$573,993.71	$1,973,887.22
256	2/1/2032	31	$111,968,250.66	$2,547,880.93	$564,220.23	$1,983,660.70
257	3/1/2032	29	$109,939,000.45	$2,547,880.93	$518,630.72	$2,029,250.21
258	4/1/2032	31	$107,935,470.26	$2,547,880.93	$544,350.75	$2,003,530.18
259	5/1/2032	30	$105,904,780.13	$2,547,880.93	$517,190.80	$2,030,690.13
260	6/1/2032	31	$103,881,274.95	$2,547,880.93	$524,375.75	$2,023,505.18
261	7/1/2032	30	$101,831,158.46	$2,547,880.93	$497,764.44	$2,050,116.49
262	8/1/2032	31	$99,787,483.20	$2,547,880.93	$504,205.67	$2,043,675.26
263	9/1/2032	31	$97,733,688.91	$2,547,880.93	$494,086.64	$2,053,794.29
264	10/1/2032	30	$95,654,115.23	$2,547,880.93	$468,307.26	$2,079,573.67
265	11/1/2032	31	$93,579,855.03	$2,547,880.93	$473,620.72	$2,074,260.21
266	12/1/2032	30	$91,480,377.57	$2,547,880.93	$448,403.47	$2,099,477.46
267	1/1/2033	31	$89,385,451.57	$2,547,880.93	$452,954.93	$2,094,926.00
268	2/1/2033	31	$87,280,152.77	$2,547,880.93	$442,582.13	$2,105,298.80
269	3/1/2033	28	$85,122,608.08	$2,547,880.93	$390,336.24	$2,157,544.69
270	4/1/2033	31	$82,996,202.28	$2,547,880.93	$421,475.14	$2,126,405.79
271	5/1/2033	30	$80,846,011.49	$2,547,880.93	$397,690.14	$2,150,190.79
272	6/1/2033	31	$78,698,430.60	$2,547,880.93	$400,300.04	$2,147,580.89
273	7/1/2033	30	$76,527,646.32	$2,547,880.93	$377,096.65	$2,170,784.28
274	8/1/2033	31	$74,358,683.52	$2,547,880.93	$378,918.14	$2,168,962.79
275	9/1/2033	31	$72,178,981.35	$2,547,880.93	$368,178.76	$2,179,702.17
276	10/1/2033	30	$69,976,958.04	$2,547,880.93	$345,857.62	$2,202,023.31
277	11/1/2033	31	$67,775,560.25	$2,547,880.93	$346,483.13	$2,201,397.80
278	12/1/2033	30	$65,552,437.21	$2,547,880.93	$324,757.89	$2,223,123.04
279	1/1/2034	31	$63,329,131.89	$2,547,880.93	$324,575.61	$2,223,305.32
280	2/1/2034	31	$61,094,818.12	$2,547,880.93	$313,567.16	$2,234,313.77
281	3/1/2034	28	$58,820,166.79	$2,547,880.93	$273,229.60	$2,274,651.33

Period	Date	Days	Ending Balance	Payment	Interest	Principal Payment
282	4/1/2034	31	$56,563,527.38	$2,547,880.93	$291,241.52	$2,256,639.41
283	5/1/2034	30	$54,286,680.02	$2,547,880.93	$271,033.57	$2,276,847.36
284	6/1/2034	31	$52,007,593.55	$2,547,880.93	$268,794.46	$2,279,086.47
285	7/1/2034	30	$49,708,915.68	$2,547,880.93	$249,203.05	$2,298,677.88
286	8/1/2034	31	$47,407,162.92	$2,547,880.93	$246,128.17	$2,301,752.76
287	9/1/2034	31	$45,094,013.29	$2,547,880.93	$234,731.30	$2,313,149.63
288	10/1/2034	30	$42,762,207.84	$2,547,880.93	$216,075.48	$2,331,805.45
289	11/1/2034	31	$40,426,059.23	$2,547,880.93	$211,732.32	$2,336,148.61
290	12/1/2034	30	$38,071,886.50	$2,547,880.93	$193,708.20	$2,354,372.73
291	1/1/2035	31	$35,712,514.29	$2,547,880.93	$188,508.72	$2,359,372.21
292	2/1/2035	31	$33,341,459.90	$2,547,880.93	$176,826.55	$2,371,054.38
293	3/1/2035	28	$30,942,689.39	$2,547,880.93	$149,110.42	$2,398,770.51
294	4/1/2035	31	$28,548,017.75	$2,547,880.93	$153,209.29	$2,394,671.64
295	5/1/2035	30	$26,136,929.40	$2,547,880.93	$136,792.59	$2,411,088.34
296	6/1/2035	31	$23,718,462.58	$2,547,880.93	$129,414.10	$2,418,466.83
297	7/1/2035	30	$21,284,232.61	$2,547,880.93	$113,650.97	$2,434,229.96
298	8/1/2035	31	$18,841,738.20	$2,547,880.93	$105,386.51	$2,442,494.42
299	9/1/2035	31	$16,387,150.04	$2,547,880.93	$93,292.77	$2,454,588.16
300	10/1/2035	30	$13,917,790.87	$2,547,880.93	$78,521.76	$2,469,359.17

SCHEDULE 2.07
LENDER COMMITMENTS AND COMMITMENT PERCENTAGES

		Term		Revolver		Total
	Term	Commitment	Revolver	Commitment	Total	Commitment
LENDER	Commitment	Percentage	Commitment	Percentage	Commitment	Percentage
General Electric Capital Corporation	$240,594,059	59.40594%	$59,405,941	59.40594%	$300,000,000	59.40594%
The Private Bank and Trust Company	$24,059,406	5.94059%	$5,940,594	5.94059%	$30,000,000	5.94059%
CIT Bank	$24,059,406	5.94059%	$5,940,594	5.94059%	$30,000,000	5.94059%
Popular Community Bank	$21,653,465	5.34653%	$5,346,535	5.34653%	$27,000,000	5.34653%
Capital Source Bank	$18,445,545	4.55446%	$4,554,455	4.55446%	$23,000,000	4.55446%
MB Financial Bank, N.A.	$15,237,624	3.76238%	$3,762,376	3.76238%	$19,000,000	3.76238%
FirstMerit Bank	$15,237,624	3.76238%	$3,762,376	3.76238%	$19,000,000	3.76238%
Bank Leumi USA	$15,237,624	3.76238%	$3,762,376	3.76238%	$19,000,000	3.76238%
Israel Discount Bank of New York	$15,237,624	3.76238%	$3,762,376	3.76238%	$19,000,000	3.76238%
Bank of Oklahoma	$8,821,782	2.17822%	$2,178,218	2.17822%	$11,000,000	2.17822%
Royal Bank of Canada	$6,415,841	1.58416%	$1,584,159	1.58416%	$8,000,000	1.58416%

	$405,000,000	100%	$100,000,000	100%	$505,000,000	100%

SCHEDULE 2.12
ALLOCABLE AMOUNTS

Borrower	Total
Alamogordo Aviv, L.L.C., a New Mexico limited liability company	$4,713,267
Arkansas Aviv, L.L.C., a Delaware limited liability company	$7,922,299
Aviv Foothills, L.L.C., a Delaware limited liability company	$4,813,549
Aviv Liberty, L.L.C., a Delaware limited liability company	$5,365,101
Avon Ohio, L.L.C., a Delaware limited liability company	$3,309,315
Belleville Illinois, L.L.C., a Delaware limited liability company	$5,014,114
Bellingham II Associates, L.L.C., a Delaware limited liability company	$902,540
Benton Harbor, L.L.C., an Illinois limited liability company	$2,657,480
BHG Aviv, L.L.C., a Delaware limited liability company	$18,552,222
Bonham Texas, L.L.C., a Delaware limited liability company	$1,303,670
Burton NH Property, L.L.C., a Delaware limited liability company	$902,540
California Aviv Two, L.L.C., a Delaware limited liability company	$9,827,663
California Aviv, L.L.C., a Delaware limited liability company	$31,588,918
Camas Associates, L.L.C., a Delaware limited liability company	$1,504,234
Casa/Sierra California Associates, L.L.C., a Delaware limited liability company	$4,211,856
Chenal Arkansas, L.L.C., a Delaware limited liability company	$4,362,279
Chippewa Valley, L.L.C., an Illinois limited liability company	$5,314,961
Clarkston Care, L.L.C., a Delaware limited liability company	$3,961,150
Clayton Associates, L.L.C., a New Mexico limited liability company	$1,454,093
Colonial Madison Associates, L.L.C., a Delaware limited liability company	$2,005,646
Columbia View Associates, L.L.C., a Delaware limited liability company	$651,835
Columbus Texas Aviv, L.L.C., a Delaware limited liability company	$260,734
Columbus Western Avenue, L.L.C., a Delaware limited liability company	$1,253,528
Commerce Nursing Homes, L.L.C., an Illinois limited liability company	$5,164,537
CR Aviv, L.L.C., a Delaware limited liability company	$16,596,718
Denison Texas, L.L.C., a Delaware limited liability company	$2,908,186
Effingham Associates, L.L.C., an Illinois limited liability company	$4,161,714
Elite Mattoon, L.L.C., a Delaware limited liability company	$1,153,246
Elite Yorkville, L.L.C., a Delaware limited liability company	$1,554,375
Falfurrias Texas, L.L.C., a Delaware limited liability company	$1,052,964
Florence Heights Associates, L.L.C., a Delaware limited liability company	$551,553
Fountain Associates, L.L.C., a Delaware limited liability company	$1,103,105
Four Fountains Aviv, L.L.C., a Delaware limited liability company	$4,261,997
Freewater Oregon, L.L.C., a Delaware limited liability company	$3,660,303
Fullerton California, L.L.C., a Delaware limited liability company	$3,710,444
Giltex Care, L.L.C., a Delaware limited liability company	$1,704,799
Heritage Monterey Associates, L.L.C., an Illinois limited liability company	$8,624,276
HHM Aviv, L.L.C., a Delaware limited liability company	$8,072,723
Highland Leasehold, L.L.C., a Delaware limited liability company	$3,209,033
Hobbs Associates, L.L.C., an Illinois limited liability company	$902,540
Hot Springs Aviv, L.L.C., a Delaware limited liability company	$6,016,937
Houston Texas Aviv, L.L.C., a Delaware limited liability company	$1,002,823
Hutchinson Kansas, L.L.C., a Delaware limited liability company	$4,161,714
Idaho Associates, L.L.C., an Illinois limited liability company	$6,117,220

Borrower	Total
Karan Associates Two, L.L.C., a Delaware limited liability company	$7,270,465
Karan Associates, L.L.C., a Delaware limited liability company	$18,502,078
KB Northwest Associates, L.L.C., a Delaware limited liability company	$1,754,940
Kingsville Texas, L.L.C., a Delaware limited liability company	$3,459,739
Little Rock Aviv, L.L.C., a Delaware limited liability company	$902,540
Manor Associates, L.L.C., a Delaware limited liability company	$4,312,138
Mansfield Aviv, L.L.C., a Delaware limited liability company	$752,117
Massachusetts Nursing Homes, L.L.C., a Delaware limited liability company	$11,316,854
Minnesota Associates, L.L.C., a Delaware limited liability company	$3,359,456
Missouri Associates, L.L.C., a Delaware limited liability company	$2,807,904
Missouri Regency Associates, L.L.C., a Delaware limited liability company	$11,181,473
Montana Associates, L.L.C., an Illinois limited liability company	$2,507,057
Mt. Vernon Texas, L.L.C., a Delaware limited liability company	$110,311
N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company	$3,008,468
N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company	$4,312,138
N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company	$701,976
N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company	$3,560,021
Northridge Arkansas, L.L.C., a Delaware limited liability company	$2,507,057
Oakland Nursing Homes, L.L.C., a Delaware limited liability company	$2,406,775
October Associates, L.L.C., a Delaware limited liability company	$235,663
Ogden Associates, L.L.C., a Delaware limited liability company	$2,055,787
Ohio Aviv, L.L.C., a Delaware limited liability company	$8,173,006
Omaha Associates, L.L.C., a Delaware limited liability company	$7,471,030
Orange, L.L.C., an Illinois limited liability company	$2,156,069
Oregon Associates, L.L.C., a Delaware limited liability company	$2,406,775
Peabody Associates, L.L.C., a Delaware limited liability company	$601,694
Pomona Vista L.L.C., an Illinois limited liability company	$1,052,964
Prescott Arkansas, L.L.C., a Delaware limited liability company	$902,540
Raton Property Limited Company, a New Mexico limited liability company	$2,456,916
Red Rocks, L.L.C., an Illinois limited liability company	$1,955,504
Richland Washington, L.L.C., a Delaware limited liability company	$6,217,501
Riverside Nursing Home Associates, L.L.C., a Delaware limited liability company	$1,303,670
Rose Baldwin Park Property L.L.C., an Illinois limited liability company	$802,258
Salem Associates, L.L.C., a Delaware limited liability company	$5,615,807
San Juan NH Property, L.L.C., a Delaware limited liability company	$2,858,045
Santa Ana-Bartlett, L.L.C., an Illinois limited liability company	$4,813,549
Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company	$2,456,916
Savoy/Bonham Venture, L.L.C., a Delaware limited liability company	$1,153,246
Searcy Aviv, L.L.C., a Delaware limited liability company	$9,276,110
Skyview Associates, L.L.C., a Delaware limited liability company	$4,512,702
Star City Arkansas, L.L.C., a Delaware limited liability company	$1,604,516
Sun-Mesa Properties, L.L.C., an Illinois limited liability company	$10,078,369
Tujunga, L.L.C., a Delaware limited liability company	$1,554,375
VRB Aviv, L.L.C., a Delaware limited liability company	$11,382,038
Washington-Oregon Associates, L.L.C., an Illinois limited liability company	$6,668,772
Watauga Associates, L.L.C., an Illinois limited liability company	$3,259,174
West Pearl Street, L.L.C., a Delaware limited liability company	$3,860,868

Borrower	Total
Wheeler Healthcare Associates, L.L.C., a Texas limited liability company	$1,754,940
Willis Texas Aviv, L.L.C., a Delaware limited liability company	$2,256,351
Woodland Arkansas, L.L.C., a Delaware limited liability company	$1,554,375
Xion, L.L.C., an Illinois limited liability company	$270,762
Yuba Aviv, L.L.C., a Delaware limited liability company	$—
Grand Total	$405,000,000

SCHEDULE 5.01(b)
DISPOSITIONS SINCE DECEMBER 31, 2009

Site No.	Selling Entity	Address of Sold Site
Site 38	Yuba Aviv, L.L.C., a Delaware limited liability company	1220 Plumas Street, Yuba City, California
Site 39	Yuba Aviv, L.L.C., a Delaware limited liability company	1617 Ramirez Street, Marysville, California

SCHEDULE 5.11
CORPORATE STRUCTURE; CAPITAL STOCK

					Outstanding
					Options, Warrants,
					Rights of
			% of Capital Stock	Persons Holding Equity or	Conversion of
Borrower’s Legal Name	State of Formation	Tax ID	Outstanding	Voting Interests (%)	Purchase or Similar
Aviv Financing I, L.L.C.	DE	11-3747125	100%	Aviv Healthcare Properties Operating Partnership I LP (100%)	None.

Alamogordo Aviv, L.L.C.	NM	27-0123540	100%	Aviv Financing I, L.L.C. (100%)	None.

Arkansas Aviv, L.L.C.	DE	30-0509615	100%	Aviv Financing I, L.L.C. (100%)	None.

Aviv Foothills, L.L.C.	DE	36-4572035	100%	Aviv Financing I, L.L.C. (100%)	None.

Aviv Liberty, L.L.C.	DE	36-4572034	100%	Aviv Financing I, L.L.C. (100%)	None.

Avon Ohio, L.L.C.	DE	36-4601433	100%	Aviv Financing I, L.L.C. (100%)	None.

Belleville Illinois, L.L.C.	DE	32-0188341	100%	Aviv Financing I, L.L.C. (100%)	None.

Bellingham II Associates, L.L.C.	DE	11-3747130	100%	Aviv Financing I, L.L.C. (100%)	None.

Benton Harbor, L.L.C.	IL	36-4204807	100%	Aviv Financing I, L.L.C. (100%)	None.

BHG Aviv, L.L.C.	DE	36-4601432	100%	Aviv Financing I, L.L.C. (100%)	None.

Bonham Texas, L.L.C.	DE	30-0358809	100%	Aviv Financing I, L.L.C. (100%)	None.

Burton NH Property, L.L.C.	DE	11-3714506	100%	Aviv Financing I, L.L.C. (100%)	None.

California Aviv Two, L.L.C.	DE	26-4117080	100%	Aviv Financing I, L.L.C. (100%)	None.

California Aviv, L.L.C.	DE	38-3786697	100%	Aviv Financing I, L.L.C. (100%)	None.

Camas Associates, L.L.C.	DE	36-4340182	100%	Aviv Financing I, L.L.C. (100%)	None.

Casa/Sierra California Associates, L.L.C.	DE	36-4572017	100%	Aviv Financing I, L.L.C. (100%)	None.

Chenal Arkansas, L.L.C.	DE	04-3835270	100%	Aviv Financing I, L.L.C. (100%)	None.

Chippewa Valley, L.L.C.	IL	36-4065826	100%	Aviv Financing I, L.L.C. (100%)	None.

Clarkston Care, L.L.C.	DE	76-0802028	100%	Aviv Financing I, L.L.C. (100%)	None.

Clayton Associates, L.L.C.	NM	36-4572014	100%	Aviv Financing I, L.L.C. (100%)	None.

Colonial Madison Associates, L.L.C.	DE	38-3741678	100%	Aviv Financing I, L.L.C. (100%)	None.

Columbia View Associates, L.L.C.	DE	36-4204809	100%	Aviv Financing I, L.L.C. (100%)	None.

Columbus Texas Aviv, L.L.C.	DE	38-3735473	100%	Aviv Financing I, L.L.C. (100%)	None.

Columbus Western Avenue, L.L.C.	DE	71-0960205	100%	Aviv Financing I, L.L.C. (100%)	None.

Commerce Nursing Homes, L.L.C.	IL	36-4122632	100%	Aviv Financing I, L.L.C. (100%)	None.

CR Aviv, L.L.C.	DE	20-5354773	100%	Aviv Financing I, L.L.C. (100%)	None.

Denison Texas, L.L.C.	DE	32-0173170	100%	Aviv Financing I, L.L.C. (100%)	None.

Effingham Associates, L.L.C.	IL	36-4150491	100%	Aviv Financing I, L.L.C. (100%)	None.

					Outstanding
					Options, Warrants,
					Rights of
			% of Capital Stock	Persons Holding Equity or	Conversion of
Borrower’s Legal Name	State of Formation	Tax ID	Outstanding	Voting Interests (%)	Purchase or Similar
Elite Mattoon, L.L.C.	DE	36-4454111	100%	Aviv Financing I, L.L.C. (100%)	None.

Elite Yorkville, L.L.C.	DE	36-4454114	100%	Aviv Financing I, L.L.C. (100%)	None.

Falfurrias Texas, L.L.C.	DE	61-1501714	100%	Aviv Financing I, L.L.C. (100%)	None.

Florence Heights Associates, L.L.C.	DE	11-3747131	100%	Aviv Financing I, L.L.C. (100%)	None.

Fountain Associates, L.L.C.	DE	36-4572016	100%	Aviv Financing I, L.L.C. (100%)	None.

Four Fountains Aviv, L.L.C.	DE	36-4601434	100%	Aviv Financing I, L.L.C. (100%)	None.

Freewater Oregon, L.L.C.	DE	36-2280966	100%	Aviv Financing I, L.L.C. (100%)	None.

Fullerton California, L.L.C.	DE	36-4480527	100%	Aviv Financing I, L.L.C. (100%)	None.

Giltex Care, L.L.C.	DE	36-4572036	100%	Aviv Financing I, L.L.C. (100%)	None.

Heritage Monterey Associates, L.L.C.	IL	36-4056688	100%	Aviv Financing I, L.L.C. (100%)	None.

HHM Aviv, L.L.C.	DE	32-0205746	100%	Aviv Financing I, L.L.C. (100%)	None.

Highland Leasehold, L.L.C.	DE	20-2873499	100%	Aviv Financing I, L.L.C. (100%)	None.

Hobbs Associates, L.L.C.	IL	36-4177337	100%	Aviv Financing I, L.L.C. (100%)	None.

Hot Springs Aviv, L.L.C.	DE	30-0470700	100%	Aviv Financing I, L.L.C. (100%)	None.

Houston Texas Aviv, L.L.C.	DE	36-4587739	100%	Aviv Financing I, L.L.C. (100%)	None.

Hutchinson Kansas, L.L.C.	DE	51-0559326	100%	Aviv Financing I, L.L.C. (100%)	None.

Idaho Associates, L.L.C.	IL	36-4114446	100%	Aviv Financing I, L.L.C. (100%)	None.

Karan Associates Two, L.L.C.	DE	61-1514965	100%	Aviv Financing I, L.L.C. (100%)	None.

Karan Associates, L.L.C.	DE	11-3747208	100%	Aviv Financing I, L.L.C. (100%)	None.

KB Northwest Associates, L.L.C.	DE	36-4572025	100%	Aviv Financing I, L.L.C. (100%)	None.

Kingsville Texas, L.L.C.	DE	37-1522939	100%	Aviv Financing I, L.L.C. (100%)	None.

Little Rock Aviv, L.L.C.	DE	32-0267203	100%	Aviv Financing I, L.L.C. (100%)	None.

Manor Associates, L.L.C.	DE	36-4572020	100%	Aviv Financing I, L.L.C. (100%)	None.

Mansfield Aviv, L.L.C.	DE	32-0183852	100%	Aviv Financing I, L.L.C. (100%)	None.

Massachusetts Nursing Homes, L.L.C.	DE	20-2873416	100%	Aviv Financing I, L.L.C. (100%)	None.

Minnesota Associates, L.L.C.	DE	36-4469552	100%	Aviv Financing I, L.L.C. (100%)	None.

Missouri Associates, L.L.C.	DE	36-4572033	100%	Aviv Financing I, L.L.C. (100%)	None.

Missouri Regency Associates, L.L.C.	DE	36-4572031	100%	Aviv Financing I, L.L.C. (100%)	None.

Montana Associates, L.L.C.	IL	36-4149849	100%	Aviv Financing I, L.L.C. (100%)	None.

Mt. Vernon Texas, L.L.C.	DE	35-2270167	100%	Aviv Financing I, L.L.C. (100%)	None.

N.M. Bloomfield Three Plus One Limited Company	NM	74-2748292	100%	Aviv Financing I, L.L.C. (100%)	None.

N.M. Espanola Three Plus One Limited Company	NM	74-2748289	100%	Aviv Financing I, L.L.C. (100%)	None.

					Outstanding
					Options, Warrants,
					Rights of
			% of Capital Stock	Persons Holding Equity or	Conversion of
Borrower’s Legal Name	State of Formation	Tax ID	Outstanding	Voting Interests (%)	Purchase or Similar
N.M. Lordsburg Three Plus One Limited Company	NM	74-2748286	100%	Aviv Financing I, L.L.C. (100%)	None.

N.M. Silver City Three Plus One Limited Company	NM	74-2748283	100%	Aviv Financing I, L.L.C. (100%)	None.

Northridge Arkansas, L.L.C.	DE	04-3835262	100%	Aviv Financing I, L.L.C. (100%)	None.

Oakland Nursing Homes, L.L.C.	DE	36-4572018	100%	Aviv Financing I, L.L.C. (100%)	None.

October Associates, L.L.C.	DE	36-4572030	100%	Aviv Financing I, L.L.C. (100%)	None.

Ogden Associates, L.L.C.	DE	36-4412291	100%	Aviv Financing I, L.L.C. (100%)	None.

Ohio Aviv, L.L.C.	DE	36-4597043	100%	Aviv Financing I, L.L.C. (100%)	None.

Omaha Associates, L.L.C.	DE	36-4572019	100%	Aviv Financing I, L.L.C. (100%)	None.

Orange, L.L.C.	IL	36-4095365	100%	Aviv Financing I, L.L.C. (100%)	None.

Oregon Associates, L.L.C.	DE	36-4572024	100%	Aviv Financing I, L.L.C. (100%)	None.

Peabody Associates, L.L.C.	DE	36-4572029	100%	Aviv Financing I, L.L.C. (100%)	None.

Pomona Vista L.L.C.	IL	36-4111095	100%	Aviv Financing I, L.L.C. (100%)	None.

Prescott Arkansas, L.L.C.	DE	04-3835264	100%	Aviv Financing I, L.L.C. (100%)	None.

Raton Property Limited Company	NM	36-4111094	100%	Aviv Financing I, L.L.C. (100%)	None.

Red Rocks, L.L.C.	IL	36-4192351	100%	Aviv Financing I, L.L.C. (100%)	None.

Richland Washington, L.L.C.	DE	26-0081509	100%	Aviv Financing I, L.L.C. (100%)	None.

Riverside Nursing Home Associates, L.L.C.	DE	36-4340184	100%	Aviv Financing I, L.L.C. (100%)	None.

Rose Baldwin Park Property L.L.C.	IL	36-4111092	100%	Aviv Financing I, L.L.C. (100%)	None.

Salem Associates, L.L.C.	DE	36-4572028	100%	Aviv Financing I, L.L.C. (100%)	None.

San Juan NH Property, L.L.C.	DE	11-3714511	100%	Aviv Financing I, L.L.C. (100%)	None.

Santa Ana-Bartlett, L.L.C.	IL	36-4212739	100%	Aviv Financing I, L.L.C. (100%)	None.

Santa Fe Missouri Associates, L.L.C.	IL	36-4165126	100%	Aviv Financing I, L.L.C. (100%)	None.

Savoy/Bonham Venture, L.L.C.	DE	36-4572026	100%	Aviv Financing I, L.L.C. (100%)	None.

Searcy Aviv, L.L.C.	DE	38-3779442	100%	Aviv Financing I, L.L.C. (100%)	None.

Skyview Associates, L.L.C.	DE	36-4572023	100%	Aviv Financing I, L.L.C. (100%)	None.

Star City Arkansas, L.L.C.	DE	43-2089308	100%	Aviv Financing I, L.L.C. (100%)	None.

Sun-Mesa Properties, L.L.C.	IL	36-4047650	100%	Aviv Financing I, L.L.C. (100%)	None.

Tujunga, L.L.C.	DE	36-4389732	100%	Aviv Financing I, L.L.C. (100%)	None.

VRB Aviv, L.L.C.	DE	76-0802032	100%	Aviv Financing I, L.L.C. (100%)	None.

Washington-Oregon Associates, L.L.C.	IL	36-4192347	100%	Aviv Financing I, L.L.C. (100%)	None.

Watauga Associates, L.L.C.	IL	36-4163268	100%	Aviv Financing I, L.L.C. (100%)	None.

West Pearl Street, L.L.C.	DE	81-0637081	100%	Aviv Financing I, L.L.C. (100%)	None.

					Outstanding
					Options, Warrants,
					Rights of
			% of Capital Stock	Persons Holding Equity or	Conversion of
Borrower’s Legal Name	State of Formation	Tax ID	Outstanding	Voting Interests (%)	Purchase or Similar
Wheeler Healthcare Associates, L.L.C.	TX	74-2752353	100%	Aviv Financing I, L.L.C. (100%)	None.

Willis Texas Aviv, L.L.C.	DE	37-1522942	100%	Aviv Financing I, L.L.C. (100%)	None.

Woodland Arkansas, L.L.C.	DE	04-3835266	100%	Aviv Financing I, L.L.C. (100%)	None.

Xion, L.L.C.	IL	36-4062845	100%	Aviv Financing I, L.L.C. (100%)	None.

Yuba Aviv, L.L.C.	DE	11-3750228	100%	Aviv Financing I, L.L.C. (100%)	None.
[Organizational Chart Follows]

Organizational Chart

AVIV REIT, INC.
general partner
class G limited partner
Aviv Healthcare Properties Limited Partnership
Class A – F Limited Partners
Aviv OP Limited Partner, L.L.C.
99.9%
100%
0.1%
Aviv Healthcare Properties Operating I, L.P.
Aviv Asset Management, L.L.C.
100%
Aviv Financing I, L.L.C.
Aviv Financing II, L.L.C.
Aviv Financing III, L.L.C.
Aviv Financing IV, L.L.C.
Aviv Financing V, L.L.C.
Aviv Development JV, L.L.C.
See Sheet 2
Other Entities
Other Entities
LEGEND
= not party to transaction

SHEET 1 – B (Post-Merger)

Aviv
Financing I, L.L.C.
each listed
entity owned 100%
Alamogordo Aviv, L.L.C.
Arkansas Aviv, L.L.C.
Aviv Foothills, L.L.C.
Aviv Liberty, L.L.C.
Avon Ohio, L.L.C.
Belleville Illinois, L.L.C.
Bellingham II Associates, L.L.C.
Benton Harbor, L.L.C.
BHG Aviv, L.L.C.
Bonham Texas, L.L.C.
Burton NH Property, L.L.C.
California Aviv Two, L.L.C.
California Aviv, L.L.C.
Camas Associates, L.L.C.
Casa/Sierra California Associates, L.L.C.
Chenal Arkansas, L.L.C.
Chippewa Valley, L.L.C.
Clarkston Care, L.L.C.
Clayton Associates, L.L.C.
Colonial Madison Associates, L.L.C.
Columbia View Associates, L.L.C.
Columbus Texas Aviv, L.L.C
Columbus Western Avenue, L.L.C.
Commerce Nursing Homes, L.L.C.
CR Aviv, L.L.C.
Denison Texas, L.L.C.
Effingham Associates, L.L.C.
Elite Mattoon, L.L.C.
Elite Yorkville, L.L.C.
Falfurrias Texas, L.L.C.
Florence Heights Associates, L.L.C.
Fountain Associates, L.L.C.
Four Fountains Aviv, L.L.C.
Freewater Oregon, L.L.C.
Fullerton California, L.L.C.
Giltex Care, L.L.C.
Heritage Monterey Associates, L.L.C.
HHM Aviv, L.L.C.
Highland Leasehold, L.L.C.
Hobbs Associates, L.L.C.
Hot Springs Aviv, L.L.C.
Houston Texas Aviv, L.L.C.
Hutchinson Kansas, L.L.C.
Idaho Associates, L.L.C.
Karan Associates Two, L.L.C.
Karan Associates, L.L.C.
KB Northwest Associates, L.L.C
Kingsville Texas, L.L.C.
Little Rock Aviv, L.L.C.
Manor Associates, L.L.C.
Mansfield Aviv, L.L.C.
Massachusetts Nursing Homes, L.L.C.
Minnesota Associates, L.L.C.
Missouri Associates, L.L.C.
Missouri Regency Associates, L.L.C
Montana Associates, L.L.C.
Mt. Vernon Texas, L.L.C.
N.M. Bloomfield Three Plus One Limited Company
N.M. Espanola Three Plus One Limited Company
N.M. Lordsburg Three Plus One Limited Company
N.M. Silver City Three Plus One Limited Company
Northridge Arkansas, L.L.C.
Oakland Nursing Homes, L.L.C.
October Associates, L.L.C.
Ogden Associates, L.L.C.
Ohio Aviv, L.L.C.
Omaha Associates, L.L.C.
Orange, L.L.C.
Oregon Associates, L.L.C.
Peabody Associates, L.L.C.
Pomona Vista L.L.C.
Prescott Arkansas, L.L.C.
Raton Property Limited Company
Red Rocks, L.L.C.
Richland Washington, L.L.C
Riverside Nursing Home Associates, L.L.C.
Rose Baldwin Park Property L.L.C.
Salem Associates, L.L.C.
San Juan NH Property, L.L.C.
Santa Ana-Bartlett, L.L.C.
Santa Fe Missouri Associates, L.L.C
Savoy/Bonham Venture, L.L.C.
Searcy Aviv, L.L.C.
Skyview Associates, L.L.C.
Star City Arkansas, L.L.C.
Sun-Mesa Properties, L.L.C.
Tujunga, L.L.C.
VRB Aviv, L.L.C.
Washington-Oregon Associates, L.L.C.
Watauga Associates, L.L.C.
West Pearl Street L.L.C.
Wheeler Healthcare Associates, L.L.C.
Willis Texas Aviv, L.L.C.
Woodland Arkansas, L.L.C.
Xion, L.L.C.
Yuba Aviv, L.L.C.
SHEET 2

SCHEDULE 5.12
REAL PROPERTY ASSET MATTERS

Part I	Real Property Assets
Part II	Delinquent Tenants
Part III	Material Sub-Leases

SCHEDULE 5.12
PART I — REAL PROPERTY ASSETS

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
1	2911 Browns Lane, Jonesboro, AR	Arkansas Aviv, L.L.C.	1. Master Lease dated 10/17/08	Skilcare Health Services, LLC	10/31/2018	N/A
2. First Amendment to Lease dated 1/5/09
3. Second Amendment to Lease dated 8/13/2009
4. Third Amendment to Lease dated 11/18/09
5. Unconditional Guaranty of Lease dated 10/31/08

2	1208 Highway 7 North, Hot Springs, AR	Hot Springs Aviv, L.L.C.	1. Lease dated 3/26/08	Fountain Properties, LLC	2/28/2038	N/A
2. First Amendment to Lease dated 11/5/08
3. Second Amendment to Lease dated 1/5/09
4. Third Amendment to Lease dated 11/18/09
5. Unconditional Guaranty of Lease dated 3/26/08

3	505 East Victory, Star City, AR	Star City Arkansas, L.L.C.	1. Lease dated 9/30/05	Star City Nursing Center, PLLC	10/31/2015	N/A
2. First Amendment to Lease dated 1/22/2010
3. Unconditional Guaranty of Lease dated 9/30/05

4	700 Manor Dr, Prescott, AR	Prescott Arkansas, L.L.C.	1. Lease dated 12/19/05	KSJ, Inc.	12/31/2015	N/A
2. First Amendment to Lease dated 1/22/2010
3. Unconditional Guaranty of Lease dated 12/19/05

5	333 Melody Drive, Trumann, AR	Arkansas Aviv, L.L.C.	1. Master Lease dated 10/17/08	Trumann Health Services, LLC	10/31/2018	N/A
2. First Amendment to Lease dated 1/5/09
3. Second Amendment to Lease dated 8/13/2009
4. Third Amendment to Lease dated 11/18/09
5. Unconditional Guaranty of Lease dated 10/31/08

6	800 Brookside Drive, Little Rock, AR	Arkansas Aviv, L.L.C.	1. Master Lease dated 10/17/08	Brookside Health Services, LLC	10/31/2018	N/A
2. First Amendment to Lease dated 1/5/09
3. Second Amendment to Lease dated 8/13/2009
4. Third Amendment to Lease dated 11/18/09
5. Unconditional Guaranty of Lease dated 10/31/08

[1]	HUD Subsidiaries are noted with an asterisk.

[2]	Unless otherwise noted, the address of Eligible Tenant is the Real Property Asset Address.

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
7	8701 Riley Dr, Little Rock, AR	Woodland Arkansas, L.L.C.	1. Existing Lease dated 12/29/05	Woodland Health, LLC	2/28/2018	N/A
2. New Lease dated 12/29/05
3. First Amendment to Existing Lease dated 4/14/08
4. First Amendment to New Lease dated 4/14/08
5. Second Amendment to Existing Lease dated 11/5/08
6. Second Amendment to New Lease dated 11/5/08
7. Third Amendment to Existing Lease dated 1/5/09
8. Third Amendment to New Lease dated 1/5/09
9. Fourth Amendment to Existing Lease dated 11/18/09
10. Fourth Amendment to New Lease dated 11/18/09
11. Unconditional Guaranty of Lease dated 12/29/05

8	#3 Chenal Heights Drive, Little Rock, AR	Chenal Arkansas, L.L.C.	1. Lease dated 12/29/05	Chenal Health, LLC dba Chenal Heights Nursing and	2/28/2018	N/A
			2. First Amendment to Lease dated 6/29/06	Rehab
3. Second Amendment to Lease dated 2/7/08
4. Third Amendment to Lease dated 4/14/08
5. Fourth Amendment to Lease dated 11/5/08
6. Fifth Amendment to Lease dated 1/5/09
7. Sixth Amendment to Lease dated 11/18/09
8. Unconditional Guaranty of Lease dated 12/29/05

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
9	2501 John Ashley Dr, North Little Rock, AR	Northridge Arkansas, L.L.C.	1. Existing Lease dated 12/29/05	Northcare, LLC	2/28/2018	N/A
2. New Lease dated 12/29/05
3. First Amendment to Existing Lease dated 9/20/06
4. Second Amendment to Existing Lease dated 12/26/07
5. Third Amendment to Existing Lease dated 4/14/08
6. First Amendment to New Lease dated 4/14/08
7. Fourth Amendment to Existing Lease dated 11/5/08
8. Second Amendment to New Lease dated 11/5/08
9. Fifth Amendment to Existing Lease dated 1/5/09
10. Third Amendment to New Lease dated 1/5/09
11. Sixth Amendment to Existing Lease dated 11/18/09
12. Fourth Amendment to New Lease dated 11/18/09
13. Unconditional Guaranty of Lease dated 12/29/05

10	3300 Military Road, Benton, AR	Arkansas Aviv, L.L.C.	1. Master Lease dated 10/17/08	Stoneybrook Health Services, LLC	10/31/2018	N/A
2. First Amendment to Lease dated 1/5/09
3. Second Amendment to Lease dated 8/13/2009
4. Third Amendment to Lease dated 11/18/09
5. Unconditional Guaranty of Lease dated 10/31/08

11	2500 East Moore, Searcy, AR	Searcy Aviv, L.L.C.	1. Lease dated 3/26/08	Convacare, Inc.	9/30/2019	N/A
2. First Amendment to Lease dated 11/5/08
3. Second Amendment to Lease dated 1/5/09
4. Third Amendment to Lease dated 11/18/09
5. Fourth Amendment to Lease dated 3/8/2010
6. Fifth Amendment to Lease dated 4/15/2010
7. Sixth Amendment to Lease dated 8/16/2010
8. Unconditional Guaranty of Lease dated 3/26/08

12	105 South College, Searcy, AR	Searcy Aviv, L.L.C.	See Site 11	See Site 11	See Site 11	N/A

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
13	215 W Brown Dr, Mesa, AZ	Sun-Mesa Properties, L.L.C.	1. Lease dated 2/2/04	Evergreen at Mesa (ALF), L.L.C.	12/31/2013	N/A
2. Consent to Sublease Agreement dated 5/1/08
3. Sublease dated 5/1/08
4. Unconditional Guaranty of Lease dated 2/2/04

14	12030 113th St, Youngtown, AZ	Fountain Associates, L.L.C.	1. Amended and Restated Lease dated 4/1/2010	Fountain Retirement Center, Inc.	12/31/2017	N/A
2. Unconditional Guaranty of Amended and Restated Lease dated 4/1/10

15	255 W Brown Dr, Mesa, AZ	Sun-Mesa Properties, L.L.C.	1. Lease dated 4/5/02	Evergreen Mesa Christian, L.L.C.	12/31/2013	N/A
2. Assignment and Assumption of Lease dated 9/26/02
3. Consent to Assignment and Assumption of Lease dated 9/30/02
4. Letter of Extension dated 10/7/03
5. First Amendment to Lease dated 12/17/03
6. Consent to Sublease Agreement dated 5/1/08
7. Sublease dated 5/1/08
8. Unconditional Guaranty of Lease dated 4/5/02
9. Unconditional Guaranty of Lease dated 9/30/02

16	15810 S. 42nd St., Phoenix, AZ	Aviv Foothills, L.L.C.	1. Lease dated 11/18/03	Evergreen at Foothills, LLC	11/30/2013	N/A
2. Consent to Sublease Agreement with Pinnacle Health Facilities XXV,
L.P. dated 3/29/08
3. Sublease dated 3/29/08
4. Unconditional Guaranty of Lease dated 11/18/03

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
17	9940 W Union Hills Dr, Sun City, AZ	Sun-Mesa Properties, L.L.C.	1. Lease dated 4/5/02	Evergreen at Sun City, L.L.C.	12/31/2013	N/A
2. Assignment and Assumption of Lease dated 9/26/02
3. Consent to Assignment and Assumption of Lease dated 9/30/02
4. Letter of Extension dated 10/7/03
5. First Amendment to Lease dated 12/17/03
6. Consent to Sublease Agreement dated 5/1/08
7. Sublease dated 5/1/08
8. Unconditional Guaranty of Lease dated 4/5/02
9. Unconditional Guaranty of Lease dated 9/30/02

18	309 MacArthur Blvd, Oakland, CA	Oakland Nursing Homes, L.L.C.	1. Lease dated 8/1/94	Trinity Oakland, Inc., Trinity Health Systems, Inc.	7/31/2014	N/A
			2. First Amendment to Lease dated 9/4/96	and Randal Kleis
3. Second Amendment to Lease dated 7/7/04
4. Consent to Sublease, Sublease Agreement and Sublease Guaranty dated
8/1/08

19	3145 High Street, Oakland, CA	Oakland Nursing Homes, L.L.C.	1. Lease dated 8/1/94	Trinity Oakland, Inc., Trinity Health Systems, Inc.	7/31/2014	N/A
			2. First Amendment to Lease dated 9/4/96	and Randal Kleis
3. Second Amendment to Lease dated 7/7/04
4. Consent to Sublease, Sublease Agreement and Sublease Guaranty dated
8/1/08

20	1000 Executive Parkway, Oroville, CA	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

21	1200 Springfield Avenue, Chico, CA	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
22	6212 Tudor Way, Bakersfield, CA	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

23	323 Campus Drive, Arvin, CA	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

24	1291 Craig Avenue, Lakeport, CA	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

25	610 N Garfield Ave, Monterey Park, CA	Heritage Monterey Associates, L.L.C.*	1. Lease dated 10/30/95	Heritage Manor Healthcare, LLC	1/31/2026	N/A
2. First Amendment to Lease dated 12/20/95
3. Second Amendment to Lease dated 1/11/96
4. Third Amendment to Lease dated 9/4/96
5. Fourth Amendment to Lease dated 12/11/01
6. Fifth Amendment to Lease dated 2/1/02
7. Sixth Amendment to Lease dated 12/31/03
8. Seventh Amendment to Lease Agreement dated 3/3/08
9. Eighth Amendment to Lease dated 12/9/08
10. Continuing Guarantee dated 11/95

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
26	14318 Ohio St, Baldwin Park, CA	Casa/Sierra California Associates, L.L.C.	1. Lease dated 7/21/08	Sierra View Care Holdings, LLC	7/31/2018	N/A
2. Consent Agreement dated 7/21/08
3. First Amendment to Lease dated 12/9/08
4. Second Amendment to Lease dated 08/24/2009
5. Unconditional Guaranty of Lease dated 7/21/08

27	651 N Main St, Pomona, CA	Pomona Vista L.L.C.	1. Lease dated 7/21/08	MJB Partners, LLC	7/31/2018	N/A
2. Consent Agreement dated 7/21/08
3. First Amendment to Lease dated 12/9/08
4. Second Amendment to Lease dated 08/24/2009
5. Unconditional Guaranty of Lease dated 7/21/08

28	3541 Puente Ave, Baldwin Park, CA	Rose Baldwin Park Property L.L.C.	1. Lease dated 7/21/08	Puente Partners, LLC	7/31/2018	N/A
2. Consent Agreement dated 7/21/08
3. First Amendment to Lease dated 12/9/08
4. Second Amendment to Lease dated 08/24/2009
5. Third Amendment to Lease dated 8/10/2010
5. Unconditional Guaranty of Lease dated 7/21/08

29	215 W Pearl St, Pomona, CA	West Pearl Street, L.L.C.	1. Lease dated 7/21/2008	Country Oaks Partners, LLC	7/31/2018	N/A
2. Consent Agreement dated 7/21/08
3. First Amendment to Lease dated 12/9/08
4. Second Amendment to Lease dated 08/24/2009
5. Unconditional Guaranty of Lease dated 7/21/08

30	7660 Wyngate St, Tujunga, CA	Tujunga, L.L.C.*	1. Lease dated 8/31/00	Wyngate Nursing Center	9/30/2040	N/A
2. First Amendment to Lease dated 2/1/02
3. Second Amendment to Lease dated 11/1/02
4. Third Amendment to Lease dated 12/31/03
5. Fourth Amendment to Lease Agreement dated 3/3/08
6. Fifth Amendment to Lease dated 12/9/08
7. Unconditional Guaranty of Lease dated 8/31/00

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
31	600 E Washington Ave, Santa Ana, CA	Santa Ana-Bartlett, L.L.C.*	1. Lease dated 2/26/98	Bartlett Care Center, LLC	4/30/2028	N/A
2. First Amendment to Lease dated 2/1/02
3. Second Amendment to Lease dated 2/1/03
4. Third Amendment to Lease dated 12/31/03
5. Fourth Amendment to Lease Agreement dated 3/3/08
6. Fifth Amendment to Lease dated 12/9/08
7. Sixth Amendment to Lease dated 1/28/2009
8. Unconditional Guaranty of Lease dated 2/26/98

32	1819 E. Chapman Ave, Fullerton, CA	Fullerton California L.L.C.	1. Lease dated 11/28/01	Gordon Lane Healthcare, LLC	11/30/2031	N/A
2. First Amendment dated 2/1/02
3. Second Amendment dated 12/31/03
4. Third Amendment to Lease Agreement dated 3/3/08
5. Fourth Amendment to Lease dated 12/9/08
6. Unconditional Guaranty of Lease dated 11/28/01

33	8171 Magnolia Ave, Riverside, CA	Riverside Nursing Home Associates, L.L.C.*	1. Lease dated 6/18/98	F & B Healthcare	5/31/2028	N/A
2. First Amendment to Lease dated 9/6/01
3. Second Amendment to Lease dated 2/1/02
4. Third Amendment to Lease dated 12/31/03
5. Fourth Amendment to Lease Agreement dated 3/3/08
6. Fifth Amendment to Lease dated 12/9/08
7. Unconditional Guaranty of Lease dated 6/16/98

34	8487 Magnolia Ave, Riverside, CA	Casa/Sierra California Associates, L.L.C.	1. Sublease dated 7/21/08	Riverside Equities, LLC	7/31/2018	N/A
2. Consent Agreement dated 7/21/08
3. Replacement Facility Agreement dated 7/21/08
4. First Amendment to Sublease dated 12/9/08
5. Assignment and Assumption of Sublease dated 12/12/08
6. Second Amendment to Lease dated 08/24/2009
7. Unconditional Guaranty of SubLease dated 7/21/08

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
35	15720 Bernardo Center Drive, San Diego, CA	VRB Aviv, L.L.C.*	1. Lease dated 8/21/96	Villa Rancho Bernardo Health Care, LLC	9/30/2026	N/A
2. First Amendment to Lease dated 9/30/96
3. Letter of Amendment dated 1/28/97
4. Second Amendment to Lease dated 12/1/98
5. Third Amendment to Lease dated 11/1999
6. Fourth Amendment to Lease dated 4/2002
7. Side Agreement to Lease dated 12/31/03
8. First Amendment to Side Agreement dated 5/11/04
9. Fifth Amendment to Lease dated 12/31/03
10. Second Side Agreement to Lease dated 11/1/07
11. Sixth Amendment to Lease dated 3/3/08
12. Seventh Amendment to Lease dated 12/9/08
13. Unconditional Guaranty of Lease dated 8/21/96

36	2586 Buthmann Avenue, Tracy, CA	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

37	300 Douglas Street, Petaluma, CA	California Aviv Two, L.L.C.	1. Master Lease dated 4/21/2009	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. Side Letter to Master Lease dated 6/11/09
3. Letter Agreement to Master Lease dated 4/29/2010
4. First Amendment to Master Lease dated 4/29/2010
5. Amended and Restated Unconditional Guaranty of Lease dated 4/21/09

38	N/A	SOLD — See Schedule 5.01(b)	N/A	N/A	N/A	N/A

39	N/A	SOLD — See Schedule 5.01(b)	N/A	N/A	N/A	N/A

40	210 North Idaho St, Wendell, ID	Idaho Associates, L.L.C.	1. Lease dated 03/01/09	Carefix Management and Consulting, Inc. d/b/a Safe	2/28/2014	N/A
			2. First Amendment to Lease dated 6/16/2009	Haven Health Care
3. Unconditional Guaranty of Lease dated 3/1/09

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
41	1014 Burrell Ave, Lewiston, ID	Idaho Associates, L.L.C.	1. Lease dated 10/12/99	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment to Lease dated 8/10/00
3. Second Amendment to Lease dated 10/31/05
4. Third Amendment to Lease dated 1/1/06
5. Fourth Amendment to Lease dated 10/31/08
6. Fifth Amendment to Lease dated 9/25/2009
7. Unconditional Guaranty of Lease dated 10/21/99

42	1019 Third Ave S, Payette, ID	Idaho Associates, L.L.C.	1. Lease dated 2/24/97	SunBridge Healthcare Corporation	12/31/2016	N/A
2. Memorandum of Lease dated 3/7/97
3. First Amendment to Lease dated 6/20/00
4. Second Amendment to Lease dated 10/18/06
5. Unconditional Guaranty of Lease dated 2/24/97

43	640 Filer Ave. W, Twin Falls, ID	Skyview Associates, L.L.C.	1. Lease dated 8/1/87	SunBridge Healthcare Corporation	12/31/2016	N/A
	(604 and 650 Filer Avenue West, per		2. Agreement to Amend Lease dated 9/1987
	Assessor)		3. Lease Assignment and Assumption dated 1/1/96
4. First Amendment to Lease dated 1/1/96
5. Second Amendment to Lease dated 6/20/00
6. Third Amendment to Lease dated 10/18/06
7. Unconditional Guaranty of Lease dated 1/1/96

44	418 Floyde St., McCall, ID	Idaho Associates, L.L.C.	1. Lease dated 10/17/06	TanaBell Health Services, Inc.	12/31/2016	N/A
2. Consent to Sublease to InnoVenture Healthcare Management Inc.
3. Sublease dated 11/22/06
4. Consent to Assignment and Assumption of Lease dated 5/1/08
5. Consent to Assignment and Assumption of Lease dated 8/1/08
6. Unconditional Guaranty of Lease dated 10/17/06

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
45	3516 Powell Ln., Mattoon, IL	Elite Mattoon, L.L.C.	1. Sublease dated 2/28/03	Douglas Rehabilitation and Care Center, LLC	2/28/2018	N/A
2. Amendment dated 2/28/03
3. Letter of Agreement dated 2/28/03
4. First Amendment to Sublease dated 2/15/05
5. Second Amendment to Sublease dated 4/1/05
6. Third Amendment to Sublease dated 3/1/06
7. Fourth Amendment to Sublease dated 9/1/07
8. Fifth Amendment to Sublease dated 3/7/08
9. Sixth Amendment to Sublease dated 12/1/08
10. Seventh Amendment to Sublease dated 12/10/2009
11. Unconditional Guaranty of SubLease dated 3/1/06

46	1115 N Wenthe Ave, Effingham, IL	Effingham Associates, L.L.C.	1. Lease dated 8/1/03	Evergreen Nursing & Rehabilitation Center, LLC	2/28/2018	N/A
2. First Amendment to Lease dated 4/1/05
3. Second Amendment to Lease dated 3/1/06
4. Third Amendment to Lease dated 9/1/07
5. Fourth Amendment to Lease dated 12/1/08
6. Fifth Amendment to Lease dated 7/1/2009
7. Sixth Amendment to Lease dated 12/10/2009
8. Unconditional Guaranty of Lease dated 6/24/03

47	1308 Game Farm Rd, Yorkville, IL	Elite Yorkville, L.L.C.	1. Lease dated 1/12/2009	Helia Healthcare of Yorkville, LLC	1/31/2019	N/A
2. Side Letter dated 1/12/2009
3. Unconditional Guaranty of Lease dated 1/12/09

48	1450 26th St, Highland, IL	Highland Leasehold, L.L.C.	1. Sublease dated 5/1/92	Covenant Care Midwest, Inc.	12/31/2015	N/A
2. First Amendment to Sublease dated 11/30/95
3. Assignment and Assumption of Sublease and Consent to Assignment
dated 4/1/97
4. Second Amendment to Sublease dated 1/1/05
5. Assignment and Assumption of Lease Documents dated 6/30/05
6. Unconditional Guaranty of SubLease dated 4/1/97

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
49	1201 Hawthorne Rd, Salem, IL	Salem Associates, L.L.C.	1. Lease dated 2/28/03	Doctors Nursing and Rehabilitation Center, LLC	2/28/2018	N/A
2. Amendment to Lease dated 3/03
3. First Amendment to Lease dated 2/15/05
4. Second Amendment to Lease dated 4/1/05
5. Third Amendment to Lease dated 3/1/06
6. Fourth Amendment to Lease dated 9/1/07
7. Fifth Amendment to Lease dated 5/13/08
8. Sixth Amendment to Lease dated 12/1/08
9. Seventh Amendment to Lease dated 7/1/2009
10. Eighth Amendment to Lease dated 12/10/2009
11. Unconditional Guaranty of Lease dated 3/1/06

50	410 East Mack, Olney, IL	CR Aviv, L.L.C.	1. Master Lease dated 12/04/2009	Helia Healthcare of Olney, LLC	12/31/2019	N/A
2. Unconditional Guaranty of Master Lease dated 12/4/09

51	40 North 64th Street, Belleville, IL	Belleville Illinois, L.L.C.	1. Lease dated 2/5/07	Helia Healthcare of Belleville, LLC	11/30/2017	N/A
2. First Amendment to Lease dated 4/25/07
3. Second Amendment to Lease dated 7/12/07
4. Third Amendment to Lease dated 10/29/07
5. Fourth Amendment to Lease dated 12/10/07
6. Fourth Amendment to Lease dated 1/12/2009
7. Unconditional Guaranty of Lease dated 2/5/07

52	101 South Belt West, Belleville, IL	Four Fountains Aviv, L.L.C.*	1. Amended and Restated Lease dated 3/18/08	Helia Southbelt Healthcare, LLC	11/30/2017	N/A
2. First Amendment to Amended and Restated Lease dated 9/8/08
3. Second Amendment to Amended and Restated Lease dated 1/12/2009
4. Unconditional Guaranty of Lease dated 11/1/07

53	500 Peabody Ave, Peabody, KS	Peabody Associates, L.L.C.	1. Lease dated 5/1/97	Markleysburg Healthcare Investors, L.P.	6/30/2015	N/A
2. First Amendment to Lease dated 10/23/06
3. Second Amendment to Lease dated 8/28/2009
4. Unconditional Guaranty of Lease dated 5/1/97

54	1601 North Main, McPherson, KS	Hutchinson Kansas, L.L.C.	1. Master Lease dated 11/26/08	McPherson Care Center, LLC	12/31/2018	N/A
2. First Amendment to Master Lease dated 5/4/2010
3. Unconditional Guaranty of Master Lease dated 11/26/08

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
55	2301 N. Severance St, Hutchinson, KS	Hutchinson Kansas, L.L.C.	1. Master Lease dated 11/26/08	Hutchinson Care Center, LLC	12/31/2018	N/A
2. First Amendment to Master Lease dated 5/4/2010
3. Unconditional Guaranty of Master Lease dated 11/26/08

56	300 Winthrop Street, Medford, MA	BHG Aviv, L.L.C.	1. Master Lease dated 2/9/07	Winthrop House Senior Services, LLC d/b/a Brighten	2/28/2022	N/A
			2. First Amendment to Master Lease dated 3/11/08	at Medford
3. Second Amendment to Master Lease dated 4/7/08
4. Third Amendment to Master Lease dated 3/26/2010
5. Unconditional Guaranty of Master Lease dated 2/9/07

57	547 Highland Ave, Fall River, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
58	281 Broadway, Methuen, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

59	555 S Union St, Lawrence, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
60	800 Essex St, Lawrence, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

61	557 Varnum Ave, Lowell, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
62	134 North St, North Reading, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

63	18 Hammond St, Worcester, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
64	81 Chatham St, Worcester, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

65	3 Pine St, Oxford, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

66	1385 E Empire Ave, Benton Harbor, MI	Benton Harbor, L.L.C.	1. Lease Dated 9/5/02	Northpoint Senior Services, LLC	9/30/2013	N/A
2. First Amendment to Lease dated 9/13/02
3. Second Amendment to Lease dated 12/17/02
4. Third Amendment to Lease dated 1/15/03
5. Fourth Amendment to Lease dated 10/1/04
6. Fifth Amendment to Lease dated 5/20/2010
6. Unconditional Guaranty of Lease dated 7/27/04
7. Unconditional Guaranty of Lease dated 9/5/02

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
67	120 Baseline Road, South Haven, MI	Chippewa Valley, L.L.C.	1. Lease Agreement dated 2/6/96	CCG-Countryside, LLC	4/30/2011	N/A
2. Assignment and Assumption of Lease dated 5/30/97
3. Assignment and Assumption of Lease dated 5/1/00
4. First Amendment to Lease dated 10/21/05
5. Unconditional Guaranty of Lease dated 5/1/00

68	500 Russell St, Willmar, MN	Minnesota Associates, L.L.C.	1. Master Lease dated 8/19/2008	Willmar Commons Nursing & Rehabilitation, Inc.	8/31/2013	N/A
2. First Amendment to Master Lease dated 3/27/09
3. Second Amendment to Master Lease dated 4/1/2010
4. Unconditional Guaranty of Master Lease dated 8/19/08

69	1738 Hulet Ave, Faribault, MN	Minnesota Associates, L.L.C.	1. Master Lease dated 8/19/2008	Faribault Commons Nursing & Rehabilitation, Inc.	8/31/2013	N/A
2. First Amendment to Master Lease dated 3/27/09
3. Second Amendment to Master Lease dated 4/1/2010
4. Unconditional Guaranty of Master Lease dated 8/19/08

70	201 18th St. Southwest, Owatonna, MN	Minnesota Associates, L.L.C.	1. Master Lease dated 8/19/2008	Owatonna Commons Nursing & Rehabilitation, Inc.	8/31/2013	N/A
2. First Amendment to Master Lease dated 3/27/09
3. Second Amendment to Master Lease dated 4/1/2010
4. Unconditional Guaranty of Master Lease dated 8/19/08

71	410 W. Benton, Monett, MO	Missouri Regency Associates, L.L.C.	1. Master Lease dated 5/7/2010	Benchmark West Missouri Healthcare, LLC	6/30/2020	N/A
2. First Amendment to Master Lease dated 7/26/2010
3. Consent to Sublease, Attornment and Unconditional Guaranty of
Master Lease dated 8/9/2010
4. Unconditional Guaranty of Master Lease dated 5/7/10

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
72	307 E South St, Harrisonville, MO	Missouri Regency Associates, L.L.C.	1. Master Lease dated 5/7/2010	Benchmark West Missouri Healthcare, LLC	6/30/2020	N/A
2. First Amendment to Master Lease dated 7/26/2010
3. Consent to Sublease, Attornment and Unconditional Guaranty of
Master Lease dated 8/9/2010
4. Unconditional Guaranty of Master Lease dated 5/7/10

73	2203 East Mechanic, Harrisonville, MO	Missouri Regency Associates, L.L.C.	1. Master Lease dated 5/7/2010	Benchmark West Missouri Healthcare, LLC	6/30/2020	N/A
2. First Amendment to Master Lease dated 7/26/2010
3. Consent to Sublease, Attornment and Unconditional Guaranty of
Master Lease dated 8/9/2010
4. Unconditional Guaranty of Master Lease dated 5/7/10

74	6124 Raytown Rd, Raytown, MO	Missouri Regency Associates, L.L.C.	1. Master Lease dated 5/7/2010	Benchmark West Missouri Healthcare, LLC	6/30/2020	N/A
2. First Amendment to Master Lease dated 7/26/2010
3. Consent to Sublease, Attornment and Unconditional Guaranty of
Master Lease dated 8/9/2010
4. Unconditional Guaranty of Master Lease dated 5/7/10

75	1501 Southwest Third St, Lee’s Summit, MO	Missouri Regency Associates, L.L.C.	1. Master Lease dated 5/7/2010	Benchmark West Missouri Healthcare, LLC	6/30/2020	N/A
2. First Amendment to Master Lease dated 7/26/2010
3. Consent to Sublease, Attornment and Unconditional Guaranty of
Master Lease dated 8/9/2010
4. Unconditional Guaranty of Master Lease dated 5/7/10
4. Unconditional Guaranty of Master Lease dated 5/7/10

76	1221 S Highway 13, Lexington, MO	Santa Fe Missouri Associates, L.L.C.	1. Lease dated 12/23/05	Lexington Manor Healthcare Group, Inc.	12/31/2015	N/A
2. First Amendment to Lease dated 1/1/07
3. Second Amendment to Lease dated 4/28/08
4. Third Amendment to Lease dated 7/15/2009
5. Fourth Amendment to Lease dated 9/23/2009
6. Unconditional Guaranty of Lease dated 12/23/05

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
77	1200 McCutchen Dr, Rolla, MO	CR Aviv, L.L.C.	1. Master Lease dated 12/04/2009	Helia Healthcare of Rolla, LLC	12/31/2019	N/A
2. Unconditional Guaranty of Master Lease dated 12/4/09

78	2840 West Clay, St Charles, MO	CR Aviv, L.L.C.	1. Master Lease dated 12/10/2009	Northwestern Nursing & Rehabilitation Center, LLC	12/31/2019	N/A
			2. Unconditional Guaranty of Master Lease dated 12/10/09	dba Grand River Nursing & Rehabilitation Center,
LLC

79	2600 Redman Rd, St Louis, MO	CR Aviv, L.L.C.	1. Master Lease dated 12/10/2009	Northeastern Nursing & Rehabilitation Center, LLC	12/31/2019	N/A
			2. Unconditional Guaranty of Master Lease dated 12/10/09	dba Willowbrooke Nursing & Rehabilitation Center,
LLC

80	1441 Charic Dr, Ballwin, MO	CR Aviv, L.L.C.	1. Master Lease dated 12/10/2009	Western Nursing & Rehabilitation Center, LLC dba	12/31/2019	N/A
			2. Unconditional Guaranty of Master Lease dated 12/10/09	Wildwood Nursing & Rehabilitation Center, LLC

81	9 14th Ave, Polson, MT	Montana Associates, L.L.C.	1. Lease dated 2/26/97	Evergreen at Polson, LLC	2/28/2015	N/A
2. First Amendment to Lease dated 5/7/97
3. Second Amendment to Lease dated 12/17/03
4. Third Amendment to Lease dated 10/25/06
5. Fourth Amendment to Lease dated 11/15/07
6. Fifth Amendment to Lease dated 8/1/08
7. Sixth Amendment to Lease dated 4/30/09
8. Unconditional Guaranty of Lease dated 2/97

82	600 First Ave N, Hot Springs, MT	Montana Associates, L.L.C.	1. Lease dated 2/26/97	Evergreen at Hot Springs, LLC	2/28/2015	N/A
2. First Amendment to Lease dated 5/7/97
3. Second Amendment to Lease dated 12/17/03
4. Third Amendment to Lease dated 10/25/06
5. Fourth Amendment to Lease dated 11/15/07
6. Fifth Amendment to Lease dated 8/1/08
7. Sixth Amendment to Lease dated 4/30/09
8. Unconditional Guaranty of Lease dated 2/97

83	3110 Scott Circle, Omaha, NE	Florence Heights Associates, L.L.C.	1. Lease dated 9/12/2008	LTC Healthcare at Florence, Inc.	9/30/2018	N/A
2. First Amendment to Lease dated 8/16/2010
3. Unconditional Guaranty of Lease dated 9/12/08

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
84	7410 Mercy Rd, Omaha, NE	Omaha Associates, L.L.C.	1. Lease Agreement dated 10/1/89	Covenant Care Midwest, Inc.	12/31/2015	N/A
2. Addendum to Lease Agreement dated 10/1/89
3. Second Addendum to Lease Agreement dated 11/1/89
4. Assignment and Assumption of Lease and Landlord’s Consent dated
6/30/90
5. Memorandum of Lease and Purchase Option dated 11/30/95
6. First Amendment to Lease Agreement dated 11/30/95
7. Second Amendment to Lease Agreement dated 10/30/96
8. Assignment and Assumption of Lease, Consent to Assignment and
Assumption and Amendment to Lease dated 4/1/97
9. Unconditional Guaranty of Lease dated 4/1/97
10. Corrective Memorandum of Lease and Purchase Option dated 4/28/97
11. Third Amendment to Lease Agreement dated 5/20/05
12. Fourth Amendment to Lease Agreement dated 7/13/07
13. Fifth Amendment to Lease Agreement dated 6/2/08
14. Sixth Amendment to Lease dated 4/1/09
15. Seventh Amendment to Lease dated 4/26/2010
16. Eighth Amendment to Lease dated 8/28/2010
17. Unconditional Guaranty of Lease dated 4/1/97

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
85	1660 Hospital Dr, Raton, NM	Raton Property Limited Company	1. Lease dated 11/26/96	Raton Nursing Operations, LLC, dba Raton Nursing &	9/30/2021	N/A
			2. Consent to Assignment and Assumption of Lease dated 9/1/03	Rehab Center
3. Assignment and Assumption of Lease dated 9/1/03
4. Payment Agreement dated 9/28/05
5. Consent to Assignment and Assumption of Lease dated 4/1/07
6. Assignment and Assumption of Lease dated 4/1/07
7. Agreement dated 4/1/07
8. Amendment to Lease dated 4/1/07
9. Second Amendment to Lease dated 10/31/07
10. Third Amendment to Lease dated 12/29/2009
11. Unconditional Guaranty of Lease dated 4/1/07
12. Unconditional Guaranty of Lease dated 4/1/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
86	3514 Fowler Ave, Silver City, NM	N.M. Silver City Three Plus One Limited Company	1. Sub-Lease Agreement dated 2/24/95	Silver City Nursing Operations, LLC, dba Silver	9/30/2021	Lessor
			2. Assignment dated 3/1/95	City Care Center
			3. First Amendment to Sub-Lease dated 12/23/96			County of Grant, New Mexico
			4. Assignment and Assumption of Real Property Lease dated 12/31/97			Termination Date
5. Amendment to Lease dated 12/1/01
			6. Consent to Assignment and Assumption of Lease dated 9/1/03			12/1/2033
			7. Assignment and Assumption of Lease dated 9/1/03			Ground Lease
8. Payment Agreement dated 9/28/05
			9. Consent to Assignment and Assumption of Lease dated 4/1/07			1. Ground Lease dated 12/1/1983
			10. Assignment and Assumption of Lease dated 4/1/07			2. Assignment and Assumption of
			11. Agreement dated 4/1/07			Ground Lease dated “June __, 2005”
12. Amendment to Lease dated 4/1/07
13. Second Amendment to Lease dated 12/29/2009
14. Unconditional Guaranty of Lease dated 9/1/03
15. Unconditional Guaranty of Lease dated 4/1/07
16. Unconditional Guaranty of Lease dated 4/1/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
87	603 Hadeco Drive, Lordsburg, NM	N.M. Lordsburg Three Plus One Limited Company	1. Sub-Lease Agreement dated 2/24/95	Sunshine Haven Nursing Operations LLC, dba Sunshine	9/30/2021	N/A
			2. Assignment dated 3/1/95	Haven at Lordsburg
3. First Amendment to Sub-Lease dated 12/23/96
4. Assignment and Assumption of Real Property Lease dated 12/31/97
5. Amendment to Lease dated 12/1/01
6. Consent to Assignment and Assumption of Lease dated 9/1/03
7. Assignment and Assumption of Lease dated 9/1/03
8. Payment Agreement dated 9/28/05
9. Consent to Assignment and Assumption of Lease dated 4/1/07
10. Assignment and Assumption of Lease dated 4/1/07
11. Agreement dated 4/1/07
12. Amendment to Lease dated 4/1/07
13. Second Amendment to Lease dated 12/29/2009
14. Unconditional Guaranty of Lease dated 4/1/07
15. Unconditional Guaranty of Lease dated 4/1/07

88	2101 Bensing Rd, Hobbs, NM	Hobbs Associates, L.L.C.	1. Lease dated 6/2000	Country Cottage Nursing Operations, LLC, dba	9/30/2021	N/A
			2. Personal Property Lease dated 6/2000	Country Cottage Care & Rehab
3. Assignment and Assumption of Lease dated 8/1/03
4. Amended and Restated Consent to Assignment and Assumption of Lease
dated 8/1/03
5. Payment Agreement dated 9/28/05
6. Consent to Assignment and Assumption of Lease dated 4/1/07
7. Assignment and Assumption of Lease dated 4/1/07
8. Agreement dated 4/1/07
9. Amendment to Lease dated 4/1/07
10. Second Amendment to Lease dated 12/29/2009
11. Unconditional Guaranty of Lease dated 4/1/07
12. Unconditional Guaranty of Lease dated 4/1/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
89	3720 Church Rock Rd, Gallup, NM	Red Rocks, L.L.C.	1. Lease dated 7/31/92	Red Rocks Nursing Operations, LLC, dba Red Rocks	9/30/2021	N/A
			2. Assignment and Assumption of Lease dated 12/17/97	Care Center
3. Assignment and Assumption of Real Property Lease dated 12/31/97
4. Consent to Assignment and Assumption of Lease dated 9/1/03
5. Assignment and Assumption of Lease dated 9/1/03
6. Payment Agreement dated 9/28/05
7. Consent to Assignment and Assumption of Lease dated 4/1/07
8. Assignment and Assumption of Lease dated 4/1/07
9. Agreement dated 4/1/07
10. Amendment to Lease dated 4/1/07
11. Second Amendment to Lease dated 10/31/07
12. Third Amendment to Lease dated 12/29/2009
13. Unconditional Guaranty of Lease dated 9/1/03
14. Unconditional Guaranty of Lease dated 4/1/07
15. Unconditional Guaranty of Lease dated 4/1/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
90	720 Hacienda St, Espanola, NM	N.M. Espanola Three Plus One Limited Company	1. Sub-Lease Agreement dated 2/24/95	Espanola Valley Nursing Operations, LLC, dba	9/30/2021	N/A
			2. First Amendment to Sub-Lease dated 12/23/96	Espanola Valley Nursing & Rehab
3. Assignment and Assumption of Real Property Lease dated 12/31/97
4. Amendment to Lease dated 12/1/01
5. Consent to Assignment and Assumption of Lease dated 9/1/03
6. Assignment and Assumption of Lease dated 9/1/03
7. Payment Agreement dated 9/28/05
8. Consent to Assignment and Assumption of Lease dated 4/1/07
9. Assignment and Assumption of Lease dated 4/1/07
10. Agreement dated 4/1/07
11. Amendment to Lease dated 4/1/07
12. Second Amendment to Lease dated 10/25/07
13. Third Amendment to Lease dated 12/29/2009
14. Unconditional Guaranty of Lease dated 9/1/03
15. Unconditional Guaranty of Lease dated 4/1/07
16. Unconditional Guaranty of Lease dated 4/1/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
91	803 Hacienda Ln., Bloomfield, NM	N.M. Bloomfield Three Plus One Limited Company	1. Sub-Lease Agreement dated 2/24/95	Bloomfield Nursing Operations LLC, dba Bloomfield	9/30/2021	N/A
			2. First Amendment to Sub-Lease dated 12/23/96	Nursing & Rehab
3. Assignment and Assumption of Real Property Lease dated 12/31/97
4. Consent to Assignment and Assumption of Lease dated 9/1/03
5. Assignment and Assumption of Lease dated 9/1/03
6. Payment Agreement dated 9/28/05
7. Consent to Assignment and Assumption of Lease dated 4/1/07
8. Assignment and Assumption of Lease dated 4/1/07
9. Agreement dated 4/1/07
10. Amendment to Lease dated 4/1/07
11. Second Amendment to Lease dated 10/31/07
12. Third Amendment to Lease dated 12/29/2009
13. Unconditional Guaranty of Lease dated 4/1/07
14. Unconditional Guaranty of Lease dated 4/1/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
92	1650 Galisteo St, Santa Fe, NM	Alamogordo Aviv, L.L.C.	1. Sublease dated January, 1991	Casa Real Nursing Operations, LLC, dba Casa Real	9/30/2021	N/A
2. Amendment to Sublease dated 1/1/91
3. Lease dated 1/1/91
4. First Amendment to Lease dated 7/1/91
5. Second Amendment to Sublease dated 7/1/91
6. Third Amendment to Sublease dated 7/1/91
7. Assignment dated 12/31/97
8. Consent to Assignment dated 9/1/03
9. Assignment and Assumption of Lease 9/1/03
10. Payment Agreement dated 9/28/05
11. Consent to Assignment and Assumption of Lease dated 4/1/07
12. Assignment and Assumption of Lease dated 4/1/07
13. Agreement dated 4/1/07
14. Amendment to Lease dated 4/1/07
15. Second Amendment to Lease dated 10/25/07
16. Third Amendment to Lease dated 5/8/09
17. Fourth Amendment to Lease dated 7/13/2009
18. Fifth Amendment to Lease dated 12/29/2009
19. Unconditional Guaranty of Lease dated 4/1/07
20. Unconditional Guaranty of Lease dated 4/1/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
93	419 Harding St, Clayton, NM	Clayton Associates, L.L.C.	1. Lease dated 1/10/90	Clayton Nursing Operations, LLC, dba Clayton	9/30/2021	N/A
			2. Lease Assignment and Transfer of Operations dated 12/30/93	Nursing & Rehab
3. Assignment and Assumption of Lease dated 9/1/03
4. Payment Agreement dated 9/28/05
5. Consent to Assignment and Assumption of Lease dated 4/1/07
6. Assignment and Assumption of Lease dated 4/1/07
7. Agreement dated 4/1/07
8. Amendment to Lease dated 4/1/07
9. Second Amendment to Lease dated 10/31/07
10. Third Amendment to Lease dated 12/29/2009
11. Unconditional Guaranty of Lease dated 4/1/07
12. Unconditional Guaranty of Lease dated 4/1/07

94	201 Koontz Lane, Carson City, NV	California Aviv Two, L.L.C.	1. Master Lease dated 4/21/2009	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. Side Letter to Master Lease dated 6/11/09
3. Letter Agreement to Master Lease dated 4/29/2010
4. First Amendment to Master Lease dated 4/29/2010
5. Amended and Restated Unconditional Guaranty of Lease dated 4/21/09

95	9117 Cincinnati- Columbus Rd, West	Ohio Aviv, L.L.C.	1. Master Lease dated 12/1/06	West Chester Healthcare Group, Inc. dba West	11/30/2016	N/A
	Chester, OH		2. First Amendment to Master Lease dated 7/15/2009	Chester Nursing and Rehabilitation Center
3. Second Amendment to Master Lease dated 09/23/2009
4. Unconditional Guaranty dated 12/1/06

96	75 Hale St, Wilmington, OH	Ohio Aviv, L.L.C.	1. Master Lease dated 12/1/06	Wilmington Healthcare Group, Inc. dba Wilmington	11/30/2016	N/A
			2. First Amendment to Master Lease dated 7/15/2009	Nursing and Rehabilitation Center
3. Second Amendment to Master Lease dated 09/23/2009
4. Unconditional Guaranty dated 12/1/06

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
97	4900 Cooper Rd, Cincinnati, OH	Ohio Aviv, L.L.C.	1. Master Lease dated 12/1/06	Blue Ash Healthcare Group, Inc. dba Blue Ash Care	11/30/2016	N/A
			2. First Amendment to Master Lease dated 7/15/2009	Center
3. Second Amendment to Master Lease dated 09/23/2009
4. Unconditional Guaranty dated 12/1/06

98	32900 Detroit Rd, Avon, OH	Avon Ohio, L.L.C.	1. Lease dated 2/23/07	Good Samaritan Health Group, Inc.	3/31/2017	N/A
2. First Amendment to Lease dated 11/7/07
3. Second Amendment to Lease dated 4/1/08
4. Third Amendment to Lease dated 5/12/08
5. Consent to Sublease Agreement dated 3/19/08
6. Commencement Date Memorandum (relates to Sublease) dated 6/17/08
7. Fourth Amendment to Lease dated 8/19/2008
8. Fifth Amendment to Lease dated 4/1/2010
9. Unconditional Guaranty of Lease dated 2/23/07

99	2124 Park Avenue West, Mansfield, OH	Mansfield Aviv, L.L.C.	1. Lease dated 4/1/08	Ontario Commons, Inc. dba The Gables	3/31/2017	N/A
2. First Amendment to Lease dated 8/19/2008
3. Second Amendment to Lease dated 4/1/2010
4. Unconditional Guaranty of Lease dated 4/1/08

100	745 NE 122nd Ave, Portland, OR	Oregon Associates, L.L.C.	1. Lease dated 10/12/99	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment to Lease dated 8/10/00
3. Second Amendment to Lease dated 10/31/05
4. Third Amendment to Lease dated 1/1/06
5. Fourth Amendment to Lease dated 10/31/08
6. Fifth Amendment to Lease dated 9/25/2009
7. Unconditional Guaranty of Lease dated 10/12/99

101	120 Elzora St, Milton-Freewater, OR (104	Freewater Oregon, L.L.C.	1. Lease dated 10/25/06	Evergreen Oregon Healthcare Orchards Rehabilitation, L.L.C.	10/31/2016	N/A
	Elzora Street per Assessor)		2. First Amendment to Lease dated 8/1/08
3. Second Amendment to Lease dated 4/30/09
4. Unconditional Guaranty of Lease dated 10/25/06

102	1010 NE Third, Milton-Freewater, OR	Freewater Oregon, L.L.C.	1. Lease dated 10/25/06	Evergreen Oregon Healthcare Orchards Retirement,	10/31/2016	N/A
			2. First Amendment to Lease dated 8/1/08	L.L.C.
3. Second Amendment to Lease dated 4/30/09
4. Unconditional Guaranty of Lease dated 10/25/06

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
103	91 Aries Lane, LeGrande, OR	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

104	103 Adams Ave, La Grande, OR	Washington-Oregon Associates, L.L.C.	1. Lease dated 2/11/98	Evergreen Oregon Healthcare Valley View, LLC	2/28/2015	N/A
2. First Amendment dated 12/17/03
3. Second Amendment to Lease dated 10/25/06
4. Third Amendment to Lease dated 11/15/07
5. Fourth Amendment to Lease dated 8/1/08
6. Fifth Amendment to Lease dated 4/30/09
7. Sixth Amendment to Lease dated 7/15/09
8. Unconditional Guaranty of Lease dated 2/11/98

105	1023 W 25th St, The Dalles, OR	Washington-Oregon Associates, L.L.C.	1. Lease dated 2/11/98	Evergreen Oregon Healthcare Valley Vista, LLC	2/28/2015	N/A
2. First Amendment dated 12/17/03
3. Second Amendment to Lease dated 10/25/06
4. Third Amendment to Lease dated 11/15/07
5. Fourth Amendment to Lease dated 8/1/08
6. Fifth Amendment to Lease dated 4/30/09
7. Unconditional Guaranty of Lease dated 2/11/98

106	43 Church Lane, Broomall, PA	BHG Aviv, L.L.C.	1. Master Lease dated 4/07/08	Broomall Healthcare Group, Inc.	4/11/2018	N/A
2. First Amendment to Master Lease dated 7/15/2009
3. Second Amendment to Master Lease dated 9/23/2009
5. Unconditional Guaranty dated 4/7/08

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
107	32 South Bethlehem Pike, Ambler, PA	BHG Aviv, L.L.C.	1. Master Lease dated 2/9/07	Ambler Senior Services, LLC d/b/a Brighten at Ambler	2/28/2022	Lessor
2. First Amendment to Master Lease dated 3/11/08
			3. Second Amendment to Master Lease dated 4/7/08			Elizabeth F. Reilly (50%), James
			4. Third Amendment to Master Lease dated 3/26/2010			McConnell and Judy McConnell (husband
			5. Unconditional Guaranty of Master Lease dated 2/9/07			and wife) (25%), and Roberta Rae
Andrew Trust (25%)
Termination Date

2/25/2064
Ground Lease

1. Lease dated 2/15/1965
2. Addendum and Assignment of Lease
dated 10/4/1965
3. Amendment of Lease dated 10/19/1965
4. Assignment of Lease dated 1/1/2006
5. Assignment of Lease dated “___
day of February, 2007”

108	956 Railroad Avenue, Bryn Mawr, PA	BHG Aviv, L.L.C.	1. Master Lease dated 2/9/07	Chateau Senior Services, LLC d/b/a Brighten at Bryn	2/28/2022	N/A
			2. First Amendment to Master Lease dated 3/11/08	Mawr
3. Second Amendment to Master Lease dated 4/7/08
4. Third Amendment to Master Lease dated 3/26/2010
5. Unconditional Guaranty of Master Lease dated 2/9/07

109	1401 Golf Park Drive, Lake Ariel, PA	BHG Aviv, L.L.C.	1. Master Lease dated 2/9/07	Julia Ribaudo Senior Services, LLC d/b/a Brighten	2/28/2022	N/A
			2. First Amendment to Master Lease dated 3/11/08	at Julia Ribaudo
3. Second Amendment to Master Lease dated 4/7/08
4. Third Amendment to Master Lease dated 3/26/2010
5. Unconditional Guaranty of Master Lease dated 2/9/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
110	8020 Blanco Rd, San Antonio, TX	Karan Associates, L.L.C.	1. Lease dated 8/1/03	Blanco Villa Nursing and Rehab., LP	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Third Amendment to Lease dated 4/19/2010
5. Letter dated 4/21/2010 exercising 5-year extension option
6. Unconditional Guaranty of Lease dated 8/1/03

111	1000 FM 3220, Clifton, TX	Missouri Associates, L.L.C.	1. Lease dated 8/1/03	Clifton Nursing and Rehab., LP	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Master Lease dated 8/1/03

112	101 West Avenue E, Valley Mills, TX	October Associates, L.L.C.	1. Lease dated 8/1/03	Valley Mills Nursing and Rehab., LP	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 8/1/03

113	1301 South Terrell Street, Falfurrias, TX	Falfurrias Texas, L.L.C.	1. Lease dated 5/31/06	Falfurrias Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 7/15/09
3. Letter dated 4/21/2010 exercising 5-year extension option
Unconditional Guaranty of Lease dated 4. Unconditional Guaranty of
Lease dated 5/31/06

114	101 Miller Dr, Brownwood, TX	Manor Associates, L.L.C.	1. Lease dated 8/1/03	Brownwood Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

115	224 East Sixth Street, Baird, TX	HHM Aviv, L.L.C.	1. Master Lease dated 6/21/2007	Baird Long Term Care, LLC d/b/a Homestead Nursing	7/31/2017	N/A
			2. First Amendment to Lease dated 7/31/07	and Rehabilitation of Baird
3. Unconditional Guaranty of Master Lease dated 6/21/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
116	300 E Brown St, Wylie, TX	Karan Associates, L.L.C.	1. Lease dated 8/1/03	Hillcrest Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

117	103 Sweetbriar Lane, Columbus, TX	Columbus Texas Aviv, L.L.C.	1. Lease dated 5/31/06	Columbus Nursing and Rehabilitation, LP	5/31/2021	N/A
2. Letter dated 4/21/2010 exercising 5-year extension option
3. Unconditional Guaranty of Lease dated 5/31/06

118	2021 Shoaf Dr, Irving, TX	Karan Associates Two, L.L.C.	1. Lease dated 2/15/94	Ashford Hall, Inc., f/k/a Lion Health Centers	11/30/2025	N/A
			2. Letter of Agreement dated 4/13/04	(Irving), Inc.
3. First Amendment to Lease Agreement dated 11/5/07

119	321 N Shiloh Rd, Garland, TX	Karan Associates, L.L.C.	1. Lease dated 8/1/03	Garland Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

120	619 N Britain Rd, Irving, TX	Manor Associates, L.L.C.	1. Lease dated 8/1/03	Irving Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 8/1/03

121	1241 Westridge Ave, Lancaster, TX	Karan Associates, L.L.C.	1. Lease dated 8/1/03	Westridge Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 8/1/03

122	110 W. Hwy 64, Cooper, TX	Commerce Nursing Homes, L.L.C.	1. Lease dated 8/1/03	Birchwood Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
123	1404 Front Street, Cisco, TX	HHM Aviv, L.L.C.	1. Master Lease dated 6/21/2007	Cisco Long Term Care, LLC d/b/a Homestead Nursing	7/31/2017	N/A
			2. First Amendment to Lease dated 7/31/07	and Rehabilitation of Cisco
3. Unconditional Guaranty of Master Lease dated 6/21/07

124	600 West Roosevelt, Gorman, TX	HHM Aviv, L.L.C.	1. Master Lease dated 6/21/2007	Gorman Long Term Care, LLC d/b/a Homestead Nursing	7/31/2017	N/A
			2. First Amendment to Lease dated 7/31/07	and Rehabilitation of Gorman
3. Unconditional Guaranty of Master Lease dated 6/21/07

125	709 West Fifth Street, Bonham, TX	Bonham Texas, L.L.C.	1. Lease dated 5/31/06	Bonham Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 7/15/09
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 5/31/06

126	901 Seven Oaks Rd, Bonham, TX	Savoy/Bonham Venture, L.L.C.	1. Lease dated 8/1/03	Seven Oaks Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

127	424 US Hwy 67 West, Mount Vernon, TX	Mt. Vernon Texas, L.L.C.	1. Lease dated 5/31/06	Terry Haven Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 7/15/09
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 5/31/06

128	501 North Main Street, Collinsville, TX	HHM Aviv, L.L.C.	1. Master Lease dated 6/21/2007	Collinsville Long Term Care, LLC d/b/a Homestead	7/31/2017	N/A
			2. First Amendment to Lease dated 7/31/07	Nursing and Rehabilitation of Collinsville
3. Unconditional Guaranty of Master Lease dated 6/21/07

129	601 E Hwy 69, Denison, TX	Denison Texas, L.L.C.	1. Lease dated 5/31/06	Denison Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 7/15/09
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 5/31/06

130	1315 East State Hwy 22, Hamilton, TX	Karan Associates, L.L.C.	1. Lease dated 7/17/07	Hamilton Ridge Operations, LLC	9/30/2021	N/A
2. First Amendment to Lease dated 8/24/07
3. Second Amendment to Lease dated 12/29/2009
4. Unconditional Guaranty of Lease dated 7/17/07

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
131	4225 Denmark, Houston, TX	Houston Texas Aviv, L.L.C.	1. Lease dated 5/31/06	Houston Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. Letter dated 4/21/2010 exercising 5-year extension option
3. Unconditional Guaranty of Lease dated 5/31/06

132	1725 Old Brandon Road, Hillsboro, TX	HHM Aviv, L.L.C.	1. Master Lease dated 6/21/2007	Hillsboro Long Term Care, LLC d/b/a Homestead	7/31/2017	N/A
			2. First Amendment to Lease dated 7/31/07	Nursing and Rehabilitation of Hillsboro
3. Unconditional Guaranty of Master Lease dated 6/21/07

133	409 Files Street, Itasca, TX	HHM Aviv, L.L.C.	1. Master Lease dated 6/21/2007	Itasca Long Term Care, LLC d/b/a Homestead Nursing	7/31/2017	N/A
			2. First Amendment to Master Lease dated 7/31/07	and Rehabilitation of Itasca
3. Unconditional Guaranty of Master Lease dated 6/21/07

134	300 W Crockett, Wolfe City, TX	Commerce Nursing Homes, L.L.C.	1. Lease dated 8/1/03	Smith Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

135	316 General Cavazos Boulevard, Kingsville, TX	Kingsville Texas, L.L.C.	1. Lease dated 5/31/06	Kleberg County Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 7/15/09
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 5/31/06

136	310 E Lawrence St, Dayton, TX	Aviv Liberty, L.L.C.	1. Lease dated 8/1/03	Heritage Villa Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

137	1100 W. Broadway, Stanton, TX	October Associates, L.L.C.	1. Lease dated 8/1/03	Stanton Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
138	3000 N Danville Rd, Willis, TX	Willis Texas Aviv, L.L.C.	1. Lease dated 5/31/06	Willis Nursing and Rehabilitation., L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 7/15/09
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 5/31/06

139	510 N. 3rd St, Orange, TX	Orange, L.L.C.	1. Lease dated 8/1/03	Orange Villa Nursing and Rehabilitation., L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 8/1/03

140	3000 Cardinal Drive, Orange, TX	Orange, L.L.C.	1. Lease dated 8/1/03	Pinehurst Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

141	1402 E Broad St, Mansfield, TX	Karan Associates, L.L.C.	1. Lease dated 8/1/03	Mansfield Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Letter dated 4/21/2010 exercising 5-year extension option
4. Unconditional Guaranty of Lease dated 8/1/03

142	7804 Virgil R Anthony Blvd, Watauga, TX	Watauga Associates, L.L.C.	1. Lease dated 8/1/03	North Pointe Nursing and Rehabilitation., L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

143	701 Saint Louis Ave, Fort Worth, TX	Aviv Liberty, L.L.C.	1. Lease dated 8/1/03	Wellington Oaks Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
144	110 E Live Oak St, Austin, TX	Karan Associates, L.L.C.	1. Lease dated 7/17/07	Austin Rehab Operations LLC	9/30/2021	N/A
2. First Amendment to Lease dated 10/30/07
3. Second Amendment to Lease dated 10/31/07
4. Third Amendment to Lease dated 12/29/2009
5. Unconditional Guaranty of Lease dated 7/17/07

145	703 N Titus, Gilmer, TX	Giltex Care, L.L.C.	1. Lease dated 7/16/99	R.A.M.M. Health Care Corporation	10/31/2019	N/A
2. Amendment to Lease dated 12/10/99
3. Lease Extension Option dated 11/5/03
4. Agreement to Assign Lease dated 10/31/08
5. Second Amendment to Lease dated 02/11/09
6. Third Amendment to Lease dated 12/31/2009
7. Fourth Amendment to Lease dated 3/22/2010
8. Unconditional Guaranty of Lease dated 7/16/99
9. Unconditional Guaranty of Lease dated 10/31/08

146	1000 S Kiowa St, Wheeler, TX	Wheeler Healthcare Associates, L.L.C.	1. Lease dated 8/1/03	Wheeler Nursing and Rehabilitation, L.P.	5/31/2021	N/A
2. First Amendment to Lease dated 5/31/06
3. Second Amendment to Lease dated 7/15/09
4. Letter dated 4/21/2010 exercising 5-year extension option
5. Unconditional Guaranty of Lease dated 8/1/03

147	524 East 800 North, Ogden, UT	Ogden Associates, L.L.C.	1. Lease dated 3/1/09	Lomond Peak Care and Rehab, Inc.	2/28/2019	N/A
2. Unconditional Guaranty of Lease dated 3/1/09

148	1242 11th St, Clarkston, WA	Clarkston Care, L.L.C.*	1. Lease dated 12/14/93	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment to Lease dated 7/24/98
3. Letter of Amendment dated 7/24/98
4. Second Amendment to Lease dated 4/16/99
5. Third Amendment to Lease dated 7/13/99
6. Fourth Amendment to Lease dated 8/1/01
7. Lease Renewal Letter dated 10/3/03
8. Fifth Amendment to Lease dated 10/31/05
9. Sixth Amendment to Lease dated 1/1/06
10. Seventh Amendment to Lease dated 10/31/08
11. Eighth Amendment to Lease dated 09/25/09
12. Unconditional Guaranty of Lease dated 7/24/98

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
149	1745 Pike Ave, Richland, WA	Richland Washington, L.L.C.	1. Lease dated 5/1/04	Eagle Healthcare, Inc.	11/30/2024	N/A
2. Letter Exercising Both Options to Extend dated 5/12/04
3. First Amendment dated 11/1/04
4. Second Amendment dated 10/31/05
5. Third Amendment to Lease dated 10/31/08
6. Fourth Amendment to Lease Agreement dated 9/25/09
7. Unconditional Guaranty of Lease dated 5/1/04

150	1745 Pike Ave, Richland, WA	Richland Washington, L.L.C.	See Site 149	See Site 149	See Site 149	N/A

151	640 NE Everett St, Camas, WA	Camas Associates, L.L.C.*	1. Lease dated 12/30/98	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment dated 8/10/00
3. Second Amendment dated 6/1/01
4. Third Amendment dated 10/31/05
5. Fourth Amendment to Lease dated 1/1/06
6. Improvement Agreement dated 12/6/07
7. Fifth Amendment to Lease dated 10/31/08
8. Sixth Amendment to Lease dated 9/25/09
9. Unconditional Guaranty of Lease dated 12/30/09

152	3517 11th Street, Bremerton, WA	California Aviv, L.L.C.	1. Master Lease dated 7/22/08	AB12 Master Tenant, L.L.C.	8/31/2018	N/A
2. First Amendment to Master Lease dated 4/21/09
3. Side Letter to Master Lease dated 6/11/09
4. Letter Agreement to Master Lease dated 4/29/2010
5. Second Amendment to Master Lease dated 4/29/2010
6. Unconditional Guaranty of Lease dated 7/22/08

153	1036 E Victoria Ave, Burlington, WA	Burton NH Property, L.L.C.	1. Lease dated 10/12/99	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment to Lease dated 8/10/00
3. Letter of Amendment dated 8/10/00
4. Assignment of Lease dated 3/18/04
5. Second Amendment to Lease dated 12/31/05
6. Third Amendment to Lease dated 1/1/06
7. Fourth Amendment to Lease dated 9/25/09
8. Unconditional Guaranty of Lease dated 10/12/99

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
154	911 21st St, Anacortes, WA	San Juan NH Property, L.L.C.	1. Lease dated 3/23/04	JK & L, Inc. (f/k/a Hope Care, Inc.)	3/31/2029	N/A
2. First Amendment to Lease dated 12/31/05
3. Second Amendment to Lease dated 3/1/07
4. Third Amendment to Lease dated 4/8/09
5. Unconditional Guaranty of Lease dated 3/23/04

155	155 Alder Street, Cathlamet, WA	Columbia View Associates, L.L.C.	1. Lease dated 8/8/02	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment dated 9/25/02
3. Second Amendment dated 6/30/02
4. Second Amendment dated 10/31/05
5. Third Amendment dated 1/1/06
6. Fourth Amendment to Lease dated 9/25/09
7. Unconditional Guaranty of Lease dated 8/1/02

156	1530 James St, Bellingham, WA	Bellingham II Associates, L.L.C.	1. Lease dated 3/23/04	JK & L, Inc. (f/k/a Hope Care, Inc.)	3/31/2029	N/A
2. First Amendment to Lease dated 12/31/05
3. Second Amendment to Lease dated 3/1/07
4. Third Amendment to Lease dated 4/8/09
5. Unconditional Guaranty of Lease dated 3/23/04

157	1150 W Fairview Rd., Colfax, WA (Fairview a/k/a Almota)	Washington-Oregon Associates, L.L.C.	1. Lease dated 2/11/98	Evergreen Washington Healthcare Whitman, LLC	2/28/2015	N/A
2. Assignment dated 2/11/98
3. First Amendment dated 12/17/03
4. Second Amendment to Lease dated 10/25/06
5. Third Amendment to Lease dated 11/15/07
6. Fourth Amendment to Lease dated 8/1/08
7. Fifth Amendment to Lease dated 4/30/09
8. Sixth Amendment to Lease dated 7/15/09
9. Unconditional Guaranty of Lease dated 2/11/98
10. Unconditional Guaranty of Lease dated 2/11/98

158	912 Hillcrest Ave, Grandview, WA	KB Northwest Associates L.L.C.	1. Lease dated 12/10/92	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment to Lease dated 12/30/98
3. Letter dated 12/30/98
4. Second Amendment to Lease dated 8/10/00
5. Third Amendment to Lease dated 10/31/05
6. Fourth Amendment to Lease dated 1/1/06
7. Fifth Amendment to Lease dated 10/1/06
8. Sixth Amendment to Lease dated 9/25/09
9. Unconditional Guaranty of Lease dated 1992

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
159	721 Otis Ave, Sunnyside, WA	KB Northwest Associates L.L.C.	1. Lease dated 12/10/92	Eagle Healthcare, Inc.	12/31/2020	N/A
2. First Amendment to Lease dated 12/30/98
3. Letter dated 12/30/98
4. Second Amendment to Lease dated 8/10/00
5. Third Amendment to Lease dated 10/31/05
6. Fourth Amendment to Lease dated 1/1/06
7. Fifth Amendment to Lease dated 10/1/06
8. Sixth Amendment to Lease dated 9/25/09
9. Unconditional Guaranty of Lease dated 1992

160	825 Western Ave, Columbus, WI	Columbus Western Avenue, L.L.C.	1. Sublease dated 8/7/03	Heyde Health Systems Columbus, LLC	7/31/2011	N/A
2. Letter Agreement dated 8/7/03
3. Assignment and Assumption of Sublease and Guaranty dated 12/22/04
4. First Amendment to Sublease dated 9/27/06
5. Unconditional Guaranty of SubLease dated 8/7/03

161	110 Belmont Rd, Madison, WI	Colonial Madison Associates, L.L.C.	1. Lease dated 7/1/04	LSS of Madison, LLC	6/30/2014	N/A
2. First Amendment to Lease dated 10/1/04
3. Second Amendment to Lease dated 5/1/04
4. Third Amendment to Lease dated 3/7/06
5. Fourth Amendment to Lease dated 10/1/07
6. Fifth Amendment to Lease dated 1/17/08
7. Sixth Amendment to Lease dated 8/24/2009
8. Unconditional Guaranty of Lease dated 7/1/04
9. Unconditional Guaranty of Lease dated 7/1/04

162	1110 Second St, Pepin, WI	Chippewa Valley, L.L.C.	1. Lease dated 10/30/01	Heyde Health Systems-Pepin, LLC	12/31/2012	N/A
2. First Amendment to Lease dated 1/31/02
3. Second Amendment to Lease dated 2/27/02
4. Third Amendment to Lease dated 3/21/02
5. Fourth Amendment to Lease dated 4/26/02
6. Assignment and Assumption of Lease dated 6/1/02
7. Fifth Amendment to Lease dated 1/1/03
8. Sixth Amendment to Lease dated 4/14/06
9. Unconditional Guaranty of Lease dated 10/30/01

163	1805 27th Street, Zion, IL	Xion, L.L.C.	1. Lease dated 1/12/2009	Helia Healthcare of Zion, LLC	1/31/2019	N/A
2. Side Letter dated 1/12/2009
3. First Amendment to Lease dated 7/23/2009
4. Unconditional Guaranty of Lease dated 1/12/09

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
164	5720 West Markham, Little Rock, AR	Little Rock Aviv, L.L.C.	1. Lease dated 12/5/08	Southpoint Health, LLC	12/31/2018	N/A
2. First Amendment to Lease dated 1/5/09
3. Letter Agreement dated 10/05/09
4. Second Amendment to Lease dated 11/18/09
5. Third Amendment to Lease dated 8/16/2010
6. Unconditional Guaranty of Lease dated 12/5/08

165	220 8th Street, Moody, TX	October Associates, L.L.C.	1. Lease dated 10/1/02	Hometown Care Center, LLC	9/30/2010	N/A

166	170 Oak Grove Ave., Fall River, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

167	205 Elm St, Quincy, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

	Real Property Asset				Facility Operating Lease
Site No.	Address	Borrower/Owner[1]	Facility Operating Leases	Eligible Tenant[2]	Termination Date	Ground Leases
168	55 Lowell St, Lawrence, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

169	835 Main St, Worcester, MA	Massachusetts Nursing Homes, L.L.C.	1. Lease dated 12/6/93	SunBridge Healthcare Corporation	12/31/2016	N/A
2. First Amendment dated 12/6/93
3. Agreement with Respect to and Second Amendment to Lease dated 9/1/95
4. Third Amendment to Lease 9/1/95
5. Fourth Amendment to Lease dated 2/15/96
6. Fifth Amendment to Lease dated 6/20/00
7. Sixth Amendment to Lease dated 6/30/02
8. Seventh Amendment to Lease dated 9/30/03
9. Eighth Amendment to Lease dated 1/1/06
10. Ninth Amendment to Lease dated 10/1/07
11. Tenth Amendment to Lease dated 8/12/2009
12. Eleventh Amendment to Lease dated 10/08/2009
13. Guaranty of Lease dated 12/6/93

SCHEDULE 5.12
PART II — DELINQUENT TENANTS
1.	A Bankruptcy Event has occurred with respect to Trinity Oakland, Inc., one of three tenants pursuant to the Facility Operating Leases for each of Sites 18 and 19.

2.	A Bankruptcy Event has occurred with respect to Ambler Senior Services, LLC, Chateau Senior Services, LLC, Julia Ribaudo Senior Services, LLC and Winthrop House Senior Service, LLC, each a Pennsylvania limited liability company, the tenants pursuant to the Facility Operating Leases for each of Sites 56, 107, 108, 109

3.	The tenant pursuant to the Facility Operating Lease for Site 89 may be delinquent in the payment of certain taxes payable to the New Mexico Department of Taxation and Revenue in the following amounts:
a.	$40,771.24 (as evidenced by tax lien number 344736);

b.	$26,219.61 (as evidenced by tax lien number 345509); and

c.	$49,543.25 (as evidenced by tax lien number 348857).
4.	The tenant pursuant to the Facility Operating Lease for Site 89 may be delinquent in the payment of certain personal property taxes for the year 2008 in the amount of $1,040.77.

5.	Delinquent payments outstanding:
a.	Site 50: Escrow — June, July & August 2010: $9,572.64.

b.	Site 69: Escrow — June & July 2010: $7,348.64

c.	Site 77: Rent — June & July 2010: $262,987;

d.	Site 77: Escrow — June & July 2010: $2,550.96;

e.	Site 98: Escrow — May, June & July 2010: $25,171.56;

f.	Site 99: Rent — May, June & July 2010: $9,078;

g.	Site 99: Escrow — May, June & July 2010: $3,651.09; and

h.	Site 83: Security Deposit: $50,000.00.

SCHEDULE 5.12
PART III — MATERIAL SUB-LEASES

Site	Real Property Asset				Sublease	Subtenant’s Rental
No.	Address	Borrower/Owner	Sublease	Subtenant	Termination Date	Payment Status
13	215 W Brown Dr, Mesa, AZ	Sun-Mesa Properties, L.L.C.	1. Consent to Sublease Agreement dated 5/1/08 2. Sublease dated 5/1/08	Pinnacle Health Facilities XXVI, LP, a Texas limited partnership	12/31/2013, with two (2) five-year renewal options	Unknown

15	255 W Brown Dr, Mesa, AZ	Sun-Mesa Properties, L.L.C.	1. Consent to Sublease Agreement dated 5/1/08 2. Sublease dated 5/1/08	Pinnacle Health Facilities XXVI, LP, a Texas limited partnership	12/31/2013, with two (2) five-year renewal options	Unknown

16	15810 S. 42nd St., Phoenix, AZ	Aviv Foothills, L.L.C.	1. Consent to Sublease Agreement with Pinnacle Health Facilities XXV, L.P. dated 3/29/08 2. Sublease dated 3/29/08	Pinnacle Health Facilities XXV, LP, a Texas limited partnership	11/30/2013, with two (2) five-year renewal options	Unknown

17	9940 W Union Hills Dr, Sun City, AZ	Sun-Mesa Properties, L.L.C.	1. Consent to Sublease Agreement dated 5/1/08 2. Sublease dated 5/1/08	Pinnacle Health Facilities XXVI, LP, a Texas limited partnership	12/31/2013, with two (2) five-year renewal options	Unknown

18	309 MacArthur Blvd, Oakland, CA	Oakland Nursing Homes, L.L.C.	1. Consent to Sublease dated 8/1/08 2. Sublease Agreement dated 8/1/08 3. Sublease Guaranty dated 8/1/08	LTP Generations, LLC, a California limited liability company LTP Heritage, LLC, a California limited liability company	7/31/14	Unknown

19	3145 High Street, Oakland, CA	Oakland Nursing Homes, L.L.C.	1. Consent to Sublease dated 8/1/08 2. Sublease Agreement dated 8/1/08 3. Sublease Guaranty dated 8/1/08	LTP Generations, LLC, a California limited liability company LTP Heritage, LLC, a California limited liability company	7/31/14	Unknown

71	410 W. Benton, Monett, MO	Missouri Regency Associates, L.L.C.	1. Consent to Sublease, Attornment and Unconditional Guaranty of Master Lease dated 8/9/2010 2. Sublease dated 7/1/2010	Benchmark Healthcare of Monett, L.L.C., a Missouri limited liability company	6/30/2020	Unknown

72	307 E South St, Harrisonville, MO	Missouri Regency Associates, L.L.C.	1. Consent to Sublease, Attornment and Unconditional Guaranty of Master Lease dated 8/9/2010 2. Sublease dated 7/1/2010	Harrisonville Healthcare, L.L.C., a Missouri limited liability company	6/30/2020	Unknown

73	2203 East Mechanic, Harrisonville, MO	Missouri Regency Associates, L.L.C.	1. Consent to Sublease, Attornment and Unconditional Guaranty of Master Lease dated 8/9/2010 2. Sublease dated 7/1/2010	Benchmark Healthcare of Harrisonville, L.L.C., a Missouri limited liability company	6/30/2020	Unknown

74	6124 Raytown Rd, Raytown, MO	Missouri Regency Associates, L.L.C.	1. Consent to Sublease, Attornment and Unconditional Guaranty of Master Lease dated 8/9/2010 2. Sublease dated 7/1/2010	Benchmark Healthcare of Raytown, L.L.C., a Missouri limited liability company	6/30/2020	Unknown

Site	Real Property Asset				Sublease	Subtenant’s Rental
No.	Address	Borrower/Owner	Sublease	Subtenant	Termination Date	Payment Status
75	1501 Southwest Third St, Lee’s Summit, MO	Missouri Regency Associates, L.L.C.	1. Consent to Sublease, Attornment and Unconditional Guaranty of Master Lease dated 8/9/2010 2. Sublease dated 7/1/2010	Benchmark Healthcare of Lee’s Summit, L.L.C., a Missouri limited liability company	6/30/2020	Unknown

98	32900 Detroit Rd, Avon, OH	Avon Ohio, L.L.C.	1. Consent to Sublease Agreement dated 3/19/08 2. Sublease dated 3/19/08 3. Commencement Date Memorandum dated 6/17/08	Community Health Partners Regional Medical Center, an Ohio non-profit corporation	April 1, 2013, with one (1) five-year renewal option	Unknown

SCHEDULE 5.13
MATERIAL CONTRACTS; CONTRACTS
None.

SCHEDULE 5.20
HEALTHCARE DISCLOSURES
None.

SCHEDULE 5.23
PATRIOT ACT INFORMATION

Credit Party’s Legal	State of	Chief Executive	Principle Place of	Licensed to do
Name	Formation	Office	Business	Business in	Tax ID	Organizational ID
Aviv Financing I, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL/MA	11-3747125	3926720

Alamogordo Aviv, L.L.C.	NM	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	27-0123540	2581791

Arkansas Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	30-0509615	4611152

Aviv Foothills, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AZ	36-4572035	3943989

Aviv Liberty, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4572034	3943940

Avon Ohio, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	OH	36-4601433	4290056

Belleville Illinois, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL	32-0188341	4256243

Bellingham II Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	11-3747130	3943970

Benton Harbor, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MI	36-4204807	153133

BHG Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MA/PA	36-4601432	4290060

Bonham Texas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	30-0358809	4144006

Burton NH Property, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	11-3714506	3773960

California Aviv Two, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA/NV	26-4117080	4648458

California Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA/WA/OR	38-3786697	4559434

Camas Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	36-4340182	3142846

Casa/Sierra California Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4572017	3943975

Chenal Arkansas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	04-3835270	4072263

Chippewa Valley, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MI/WI	36-4065826	59226

Credit Party’s Legal	State of	Chief Executive	Principle Place of	Licensed to do
Name	Formation	Office	Business	Business in	Tax ID	Organizational ID
Clarkston Care, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	76-0802028	4058025

Clayton Associates, L.L.C.	NM	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	36-4572014	2566586

Colonial Madison Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WI	38-3741678	4263795

Columbia View Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	36-4204809	3943978

Columbus Texas Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	38-3735473	4144014

Columbus Western Avenue, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WI	71-0960205	3759584

Commerce Nursing Homes, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4122632	98299

CR Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL/MO	20-5354773	4202917

Denison Texas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	32-0173170	4144007

Effingham Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	36-4150491	113816

Elite Mattoon, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL	36-4454111	3412412

Elite Yorkville, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL	36-4454114	3412408

Falfurrias Texas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	61-1501714	4144005

Florence Heights Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	NE	11-3747131	3943981

Fountain Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AZ	36-4572016	3943983

Four Fountains Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL	36-4601434	4290076

Freewater Oregon, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	OR	36-2280966	4230116

Fullerton California, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4480527	3456727

Giltex Care, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4572036	3943992

Credit Party’s Legal	State of	Chief Executive	Principle Place of	Licensed to do
Name	Formation	Office	Business	Business in	Tax ID	Organizational ID
Heritage Monterey Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4056688	43958

HHM Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	32-0205746	4364581

Highland Leasehold, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL	20-2873499	3963799

Hobbs Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	NM	36-4177337	131466

Hot Springs Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	30-0470700	4517015

Houston Texas Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4587739	4144011

Hutchinson Kansas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	KS	51-0559326	4060902

Idaho Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	ID	36-4114446	0009140-5

Karan Associates Two, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	61-1514965	4263797

Karan Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	11-3747208	3943986

KB Northwest Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	36-4572025	3943937

Kingsville Texas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	37-1522939	4144004

Little Rock Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	32-0267203	4624647

Manor Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4572020	3945540

Mansfield Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	OH	32-0183852	4231537

Massachusetts Nursing Homes, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MA	20-2873416	3963794

Minnesota Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MN	36-4469552	3432925

Missouri Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4572033	3943942

Missouri Regency Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MO	36-4572031	3943944

Credit Party’s Legal	State of	Chief Executive	Principle Place of	Licensed to do
Name	Formation	Office	Business	Business in	Tax ID	Organizational ID
Montana Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MT	36-4149849	103411

Mt. Vernon Texas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	35-2270167	4144012

N.M. Bloomfield Three Plus One Limited Company	NM	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	74-2748292	1712306

N.M. Espanola Three Plus One Limited Company	NM	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	74-2748289	1712314

N.M. Lordsburg Three Plus One Limited Company	NM	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	74-2748286	1712322

N.M. Silver City Three Plus One Limited Company	NM	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	74-2748283	1712330

Northridge Arkansas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	04-3835262	4072213

Oakland Nursing Homes, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4572018	3943945

October Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4572030	3943947

Ogden Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	UT	36-4412291	3340674

Ohio Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	OH	36-4597043	4245492

Omaha Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	NE	36-4572019	3943951

Orange, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4095365	0007656-2

Oregon Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	OR	36-4572024	3943955

Peabody Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	KS	36-4572029	3943959

Pomona Vista L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4111095	0008832-3

Prescott Arkansas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	04-3835264	4072208

Raton Property Limited Company	NM	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	36-4111094	1825066

Red Rocks, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	NM	36-4192351	0014930-6

Credit Party’s Legal	State of	Chief Executive	Principle Place of	Licensed to do
Name	Formation	Office	Business	Business in	Tax ID	Organizational ID
Richland Washington, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	26-0081509	3737882

Riverside Nursing Home Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4340184	3143588

Rose Baldwin Park Property L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4111092	88358

Salem Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	IL	36-4572028	3943960

San Juan NH Property, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA	11-3714511	3773958

Santa Ana-Bartlett, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4212739	167649

Santa Fe Missouri Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	MO	36-4165126	0012451-6

Savoy/Bonham Venture, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4572026	3943973

Searcy Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	38-3779442	4517011

Skyview Associates, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	ID	36-4572023	3943997

Star City Arkansas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	43-2089308	4033911

Sun-Mesa Properties, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AZ	36-4047650	0004455-5

Tujunga, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	36-4389732	3278294

VRB Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	76-0802032	4058022

Washington-Oregon Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	WA/OR	36-4192347	0013883-5

Watauga Associates, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	36-4163268	119709

West Pearl Street, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	CA	81-0637081	3715852

Wheeler Healthcare Associates, L.L.C.	TX	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	74-2752353	7012511-22

Willis Texas Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	TX	37-1522942	4144009

Credit Party’s Legal	State of	Chief Executive	Principle Place of	Licensed to do
Name	Formation	Office	Business	Business in	Tax ID	Organizational ID
Woodland Arkansas, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	AR	04-3835266	4072214

Xion, L.L.C.	IL	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	36-4062845	57681

Yuba Aviv, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	California	11-3750228	3965009

SCHEDULE 7.01
LIENS
1. Any and all Liens on the Unimproved Properties.
2. Other Liens of record not showing as exceptions on the related Mortgage Policy:

Address, City,
Site	State	Owner	Lien
003	505 East Victory, Star City, AR	Star City Arkansas, L.L.C.	$1,744,370.28 Mortgage: Mortgage Book 103, page 763 — 10/04/1988 from Beverly Enterprises to Worthen Bank and Trust Company, N.A.

$484,418.87 Mortgage: Mortgage Book 93, page 162 — 07/20/1982 from Star City Convalescent Manor, Inc. to Floyd T. Wilson and Jewell Wilson and to William S. Wilson and Willie M. Wilson[3]

010	3300 Military Road, Benton, AR	Arkansas Aviv, L.L.C.	Nationwide Health Properties, Inc. (Borrower: Rose Care, Inc.)
(i) Mortgage: Mortgage Book 404, page 281 — 12/22/1994
(ii) ALR: Misc. Book 168, page 128 — 12/22/1994
(iii) UCC (Debtor KMJ Enterprises Benton I, LLC): No. 08-31226 — 04/07/2008[4]

018	309 MacArthur Blvd, Oakland, CA	Oakland Nursing Homes, L.L.C.	Alameda County Tax Lien:
No. 00-198966-00-000-08-00-00 -$462.06 — #2009036534 — 02/02/2009[5]

019	3145 High Street, Oakland, CA	Oakland Nursing Homes, L.L.C.	Alameda County Tax Lien (same as Site 018):
No. 00-198966-00-000-08-00-00 -$462.06 — #2009036534 — 02/02/2009[6]

046	1115 N Wenthe Ave, Effingham, IL	Effingham Associates, L.L.C.	Bank One financing
(i) Mortgage: Book 1851, page 295 — 01/31/2003 (ii) ALR: Book 1851, page 332 — 01/31/2003 (iii) SNDA: Book 1852, page 1 — 01/31/2003[7]

066	1385 E Empire Ave, Benton Harbor, MI	Benton Harbor, L.L.C.	Bank One financing:
(i) Mortgage: Liber 2441, page 1377 — 10/21/2003 (Amendment: Liber 25553, page 1056 — 10/13/2004)
(ii) Subordination Agreement: Liber 2480, page 409[8]

081	9 14th Ave, Polson, MT	Montana Associates, L.L.C.	Montana Trust Indenture: #381548 — 05/02/1997
Grantor: Montana Associates, L.L.C.
Trustee: Lake County Abstract & Title Company
Beneficiary: Flathead Convalescent, Inc.

Tri-Party Agreement: #381549 — 05/02/1997
Between Bank of Whitman, Flathead Convalescent, Inc. and Montana Associates, L.L.C. [9]

[3]	Each of these Liens have been paid off, but they are still reflected as a Liens against the property because no release has been obtained and recorded.

[4]	This Lien secures financing to a prior owner of the property. This Lien has been paid off, but is still reflected as a Lien against the property because no release was obtained or recorded.

[5]	The taxes have been paid, but will not be released of record until sometime after closing.

[6]	The taxes have been paid, but will not be released of record until sometime after closing.

[7]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

[8]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

[9]	Each of these Liens have been paid off, but they are still reflected as a Liens against the property because no release has been obtained and recorded.

Address, City,
Site	State	Owner	Lien
082	600 First Ave N,	Montana Associates,	American National Bank and Trust Co. of Chicago financing
	Hot Springs, MT	L.L.C.	(i) DoT: #23128/229229 — 04/02/1998 Amendments: #42067/251661 —
07/21/2003; #45148/255191 — 04/06/2004; #45149/255192 — 04/06/2004
(ii) ALR: #23129/229230 — 04/02/1998
(iii) SNDA: #23130/229231 — 04/02/1998[10]

086	3514 Fowler Ave,	FEE: County of Grant, New	NM Tax Liens:
	Silver City, NM	Mexico	$38,196.45 Tax Lien No. 755794: Book 271, page 1578
		LEASEHOLD: N.M. Silver	$41,986.71 Tax Lien No. 1095048: Book 272, page 1096 Tax Lien No. 1815197: Book 272, page 3271 (copy requested 09/07/2010)[11]
City Three Plus One
Limited Company

087	603 Hadeco Drive,	N.M. Lordsburg Three Plus	Tax Lien: #1365079 — 08/12/2010
	Lordsburg, NM	One Limited Company	$64,432.28
New Mexico Department of Taxation and Revenue
Tax Lien #1125105 — 08/25/2010
$13,119.81
New Mexico Department of Taxation and Revenue[12]

088	2101 Bensing Rd,	Hobbs Associates L.L.C.	American National Bank and Trust Company of Chicago financing:
	Hobbs, NM		(i) DoT: Book 845, page 345 — 01/02/1998 (Amendments: 1333/172; 1333/190;
1333/210; 1333/231)
(ii) ALR: Book 845, page 387 — 01/02/1998 (Amendment: 1251/754)[13]

089	3720 Church Rock	Red Rocks, L.L.C.	Tax Lien: #344,736 — 04/20/2009
	Rd, Gallup, NM		$40,771.24
New Mexico Department of Taxation and Revenue
Debtor: Red Rocks Care Center
Tax Lien: #345,509 — 06/22/2009
$26,219.61
New Mexico Department of Taxation and Revenue
Debtor: Red Rocks Care Center
Tax Lien: #348,857 — 03/22/2010 —
$49,543.25
New Mexico Department of Taxation and Revenue
Debtor: Red Rocks Nursing Operations, LLC[14]

2008 Personal Property Taxes are delinquent $1,040.77[15]

093	419 Harding St,	Clayton Associates, L.L.C.	2002 LaSalle Bank financing
	Clayton, NM	(per title: Clayton	(i) Mortgage: Book 33, page 327 — 08/13/2002[16]
		Associates Limited	2004 LaSalle Bank financing
		Partnership)	(i) Mortgage: Book 40, page 652 — 04/19/2004[17]

[10]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

[11]	The taxing authority has confirmed that the taxes that are the subject of each of these Liens have been paid, but as of the date of closing, the Liens have not yet been released of record.

[12]	The taxing authority has confirmed that the taxes that are the subject of each of these Liens have been paid, but as of the date of closing, the Liens have not yet been released of record.

[13]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

[14]	Each of these Liens have been paid off. A release of the Liens has been provided to title company but will be reflected as a Liens against the property until such time as said releases are recorded.

[15]	Not yet a Lien against the property. All personal property on the site is owned by the operator.

[16]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

[17]	This is a First Modification of financing purportedly in existence at the time, but the document does not reference any recording info for the mortgage it is modifying.

Address, City,
Site	State	Owner	Lien
097	4900 Cooper Rd,	Ohio Aviv, L.L.C.	American National Bank and Trust Company of Chicago financing
	Cincinnati, OH		(i) Mortgage: OR 7796, page 1771 — 11/02/1998 (Amendment: OR 10225, page 1857 — 04/24/2006 (JPMorgan chase Bank as successor to American National)
(ii) ALR: OR 7796, page 1796 — 11/02/1998
(iii) Forbearance and Modification Agreement: OR 9691, page 2508 —
08/04/2004
between: Blue Ash Property, L.L.C.; Albert Milstein; Blue Ash Nursing and Rehabilitation Center, L.L.C.; and Bank One, NA (successor to American National)[18]

121	1241 Westridge Ave, Lancaster, TX	Karan Associates, L.L.C.	$887.67 State Tax Lien: #200900236467 2008 Franchise Taxes[19]

136	310 E Lawrence St,	Aviv Liberty, L.L.C.	American National Bank financing
	Dayton, TX		(i) DoT: Vol. 1945, page 529
(ii) ALR: vol. 1945, page 574
(iii) UCC: Vol. 1945, page 596
(iv) UCC: Vol. 1945, page 603[20]

143	701 Saint Louis	Aviv Liberty, L.L.C.	American National Bank financing
	Ave, Fort Worth, TX		(i) DoT: Vol. 15440, page 175 — 02/01/2002[21]

161	110 Belmont Rd,	Colonial Madison	Bank Leumi USA financing
	Madison, WI	Associates, L.L.C.	(i) Mortgage: #4228912 — 08/25/2006
(ii) ALR: #4228913 — 08/25/2006[22]

[18]	This Lien secures financing to a prior owner of the property. The recorded release documentation was defective due to the use of an incorrect notary block. The Lien has been paid off and insured over based on a hold harmless letter provided by First American Title.

[19]	A release of this Lien was obtained and filed with the court. However, such release was not recorded in the real property records.

[20]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

[21]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

[22]	This Lien has been paid off, but is still reflected as a Lien against the property because no release has been obtained and recorded.

SCHEDULE 7.02
BORROWERS’ INDEBTEDNESS
None.

SCHEDULE 7.03
INVESTMENTS
1.	Working Capital Loans
a.	Promissory Note dated as of March 1, 2009, in the original principal amount of $750,000 made by Scott W. Robertson and Dorothy F. Robertson in favor of Florence Heights Associates, L.L.C., and Minnesota Associates, L.L.C., each a Delaware limited liability company;

b.	Promissory Note dated as of March 22, 2010, in the original principal amount of $3,354,773 made by Ambler Senior Services, LLC, Chateau Senior Services, LLC, Julia Ribaudo Senior Services, LLC and Winthrop House Senior Service, LLC, Church Lane Senior Services, each a Pennsylvania limited liability company, in favor of BHG Aviv, L.L.C. , a Delaware limited liability company;

c.	Promissory Note dated as of March 22, 2010, in the original principal amount of $900,000 made by Ambler Senior Services, LLC, Chateau Senior Services, LLC, Julia Ribaudo Senior Services, LLC and Winthrop House Senior Service, LLC, Church Lane Senior Services, each a Pennsylvania limited liability company, in favor of BHG Aviv, L.L.C. , a Delaware limited liability company;

c.	Promissory Note dated as of August 1, 2009, in the original principal amount of $77,717.82 made by Heyde Health Systems Columbus, L.L.C., a Wisconsin limited liability company, in favor of Columbus Western Avenue, L.L.C., a Delaware limited liability company; and

d.	Promissory Note dated as of June 21, 2007, in the original principal amount of $500,000 made by Baird Long Term Care, LLC, a Texas limited liability company, Cisco Long Term Care, LLC, a Texas limited liability company, Hillsboro Long Term Care, LLC, a Texas limited liability company, Collinsville Long Term Care, LLC, a Texas limited liability company, Gorman Long Term Care, LLC, a Texas limited liability company, Itasca Long Term Care, LLC, a Texas limited liability company, collectively as borrower, in favor of HHM Aviv, L.L.C., a Delaware limited liability company, as lender; as amended by that certain First Amendment to Promissory Note and Security Agreement dated May 7, 2008 by and between such borrowers and lender whereby the original principal amount was increased to $664,821.19.
2.	Tenant Improvement Loans:
a.	Promissory Note dated as of November 5, 2007, in the original principal amount of $500,000 made by Ashford Hall, Inc., a Texas corporation, in favor of Karan Associates Two, L.L.C., a Delaware limited liability company; and

b.	Promissory Note dated as of October 21, 2005, in the original principal amount of $250,000 made by CCG Countryside, LLC, a Michigan limited liability company, in favor of Chippewa Valley, L.L.C., a Delaware limited liability company.
3.	Capital Stock as more fully set forth on Schedule 5.11 hereto.

SCHEDULE 9.12
ALLOCATED LOAN VALUE

Site	Loan Allocation
1	$2,757,761
2	$6,016,937
3	$1,604,516
4	$902,540
5	$651,835
6	$3,509,880
7	$1,554,375
8	$4,362,279
9	$2,507,057
10	$1,002,823
11	$8,874,981
12	$401,129
13	$5,665,949
14	$1,103,105
15	See Site 13
16	$4,813,549
17	$4,412,420
18	$1,454,093
19	$952,682
20	$3,409,597
21	$7,471,030
22	$5,365,102
23	$2,206,210
24	$2,757,763
25	$8,624,276
26	$1,403,952
27	$1,052,964
28	$802,258
29	$3,860,868
30	$1,554,375
31	$4,813,549
32	$3,710,444
33	$1,303,670
34	$2,807,904
35	$11,382,038
36	$5,866,513
37	$3,409,597
38	omitted
39	omitted
40	$1,052,964
41	$1,654,658
42	$2,757,763
43	$4,512,702
44	$651,835
45	$1,153,246
46	$4,161,714
47	$1,554,375
48	$3,209,033
49	$5,615,807
50	$1,704,799
51	$5,014,114
52	$4,261,997
53	$601,694
54	$3,008,468
55	$1,153,246
56	$3,610,162
57	$551,553
58	$285,804
59	$952,682
60	$902,540
61	$601,694
62	$4,863,690
63	$1,353,811
64	$902,540
65	$902,540
66	$2,657,480
67	$3,911,009
68	$401,129
69	$1,403,952
70	$1,554,375
71	$2,707,621
73	$1,554,375
73	$1,403,952
74	$2,958,327
75	$2,557,198
76	$2,456,916
77	$4,713,267
78	$4,612,985
79	$3,911,009
80	$1,654,658
81	$1,353,811
82	$1,153,246
83	$551,553
84	$7,471,030
85	$2,456,916
86	$3,560,021
87	$701,976
88	$902,540
89	$1,955,504
90	$4,312,138
91	$3,008,468
92	$4,713,267
93	$1,454,093
94	$6,418,066
95	$1,403,952
96	$5,014,114
97	$1,754,940
98	$3,309,315
99	$752,117
100	$2,406,775
101	$2,055,787
102	$1,604,516
103	$3,911,009
104	$2,507,057
105	$551,553
106	$2,105,928
107	$2,456,916
108	$6,819,195
109	$3,560,021
110	$2,507,057
111	$2,807,904
112	$90,254
113	$1,052,964
114	$2,206,210
115	$601,694
116	$852,399
117	$260,734
118	$7,270,465
119	$2,306,492
120	$2,105,928
121	$3,760,585
122	$3,911,009
123	$1,353,811
124	$1,253,528
125	$1,303,670
126	$1,153,246
127	$110,311
128	$1,203,387
129	$2,908,186
130	$3,058,609
131	$1,002,823
132	$2,306,492
133	$1,353,811
134	$1,253,528
135	$3,459,739
136	$1,554,375
137	$90,254
138	$2,256,351
139	$752,117
140	$1,403,952
141	$4,161,714
142	$3,259,174
143	$3,810,726
144	$1,855,222
145	$1,704,799
146	$1,754,940
147	$2,055,787
148	$3,961,150
149	$6,217,501
150	See Site 149
151	$1,504,234
152	$601,694
153	$902,540
154	$2,858,045
155	$651,835
156	$902,540
157	$3,610,162
158	$701,976
159	$1,052,964
160	$1,253,528
161	$2,005,646
162	$1,403,952
163	$270,762
164	$902,540
165	$55,155
TOTAL	$405,000,000

SCHEDULE 10.02
NOTICE ADDRESSES
Credit Parties:
c/o Aviv Asset Management, L.L.C.
303 West Madison Street
Suite 2400
Chicago, Illinois 60606
Attention: General Counsel
Telephone: (312) 855-0930
Facsimile: (312) 855-1684
with a copy to:
Sidley Austin, LLP
One South Dearborn Street
Chicago, IL 60603
Attention: Paul D. Monson
Telephone: (312) 853-7000
Facsimile: (312) 853-7036 (recipients name must appear on the facsimile)
Administrative Agent:
General Electric Capital Corporation
Loan No. 07-0004357
500 West Monroe Street
Chicago, Illinois 60661
Attention: Brian Beckwith
                  Jeff Muchmore
Telephone: Mr. Beckwith: (312) 441-7529; Mr. Muchmore: (312) 441-7308
Facsimile: Mr. Beckwith: (866) 207-0498; Mr. Muchmore: (866) 254-1971
with a copy to:
General Electric Capital Corporation
Loan No. 07-0004357
5804 Trailridge Drive
Austin, Texas 78731
Attention: Diana Pennington, Chief Counsel
Telephone: (512) 458-8526
Facsimile: (866) 221-0433
Lenders:
Contact information on file with the Administrative Agent.